UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
(AMENDMENT NO.  )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12
DANA INCORPORATED
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Dana Incorporated
Proxy Statement and Notice of
2021 Annual Meeting of Shareholders
Our Proxy Statement and Annual Report
are Available at www.dana.com/proxy

Dana Incorporated
3939 Technology Drive
Maumee, Ohio 43537
March 11, 2021
Dear Fellow Shareholder:
It is our pleasure to inform you that our 2021 Annual Meeting of Shareholders of Dana Incorporated will be conducted online on Wednesday, April 21, 2021, starting at 8:30 a.m., Eastern Time. Shareholders will be able to listen, vote and submit questions from any remote location with internet connectivity.
The annual report, which is included in this package, summarizes Dana’s major developments and includes our consolidated financial statements.
Whether or not you plan to participate in the 2021 Annual Meeting of Shareholders, please either sign and return the accompanying proxy card in the postage-paid envelope or instruct us by telephone or via the Internet indicating how you would like your shares voted. Instructions on how to vote your shares by telephone or via the Internet are on the proxy card enclosed with this proxy statement or the “Notice and Access” card we have provided.
Sincerely,

James K. Kamsickas Chairman of the Board of Directors

PROXY STATEMENT

Dana Incorporated
Notice of Virtual Annual Meeting of Shareholders
March 11, 2021
Date:	April 21, 2021
Time:	8:30 a.m., Eastern Time
Place:	Online at www.virtualshareholdermeeting.com/DAN2021
This year’s Virtual Annual Meeting of Shareholders will begin promptly at 8:30 a.m., Eastern Time. Shareholders will be able to listen, vote, and submit questions from their home or from any remote location that has Internet connectivity. There will be no physical location for shareholders to attend. Shareholders may only participate online by logging in at www.virtualshareholdermeeting.com/DAN2021.
We invite you to participate in the Dana Incorporated 2021 Annual Meeting of Shareholders to:
1.	Elect nine Directors for a one-year term expiring in 2022 or upon the election and qualification of their successors;
2.	Act on an advisory vote to approve executive compensation;
3.	Ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2021;
4.	Approve the Dana Incorporated 2021 Omnibus Incentive Plan; and
5.	Transact any other business that is properly submitted before the Annual Meeting or any adjournments or postponements of the Annual Meeting.
The record date for the Annual Meeting is February 22, 2021 (the Record Date). Only shareholders of record at the close of business on the Record Date can vote at the Annual Meeting. Dana mailed this Notice of Annual Meeting or a Notice of Availability of Proxy Materials to those shareholders. Action may be taken at the Annual Meeting on any of the foregoing proposals on the date specified above or any date or dates to which the Annual Meeting may be adjourned or postponed.
Dana will have a list of shareholders who can vote available for inspection by shareholders for 10 days prior to the Annual Meeting, during regular business hours at Dana’s Law Department, 3939 Technology Drive, Maumee, Ohio 43537.
Whether or not you plan to participate in the Annual Meeting and whether you own a few or many shares of stock, the Board of Directors urges you to vote promptly. Registered holders may vote by signing, dating and returning the enclosed proxy card, by using the automated telephone voting system, or by using the Internet voting system. You will find instructions for voting by telephone, by the Internet on the proxy card, in the “Notice and Access” card we have provided and in the “Questions and Answers” section of the proxy statement. Please vote your proxy, then follow the instructions in the “Questions and Answers” section below.
By Order of the Board of Directors,

March 11, 2021	Douglas H. Liedberg Senior Vice President, General Counsel & Secretary Chief Compliance & Sustainability Officer
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on April 21, 2021.
The Proxy Statement and our 2020 Annual Report are available at www.dana.com/proxy.

Dana Incorporated
3939 Technology Drive
Maumee, Ohio 43537
2021 PROXY STATEMENT

QUESTIONS AND ANSWERS
The Board of Directors is soliciting proxies to be used at the Dana Incorporated Annual Meeting of Shareholders to be held virtually on Wednesday, April 21, 2021, beginning at 8:30 a.m., Eastern Time. This proxy statement and the enclosed form of proxy are being made available to shareholders beginning March 11, 2021.
What is a proxy?
A proxy is your authorization for someone else to vote for you in the way that you want to vote. When you complete and submit a proxy card or use the automated telephone voting system or the Internet voting system, you are submitting a proxy. Dana's Board of Directors is soliciting this proxy. All references in this proxy statement to “you” will mean you, the shareholder, and to “yours” will mean the shareholder's or shareholders', as appropriate.
What is a proxy statement?
A proxy statement is a document the United States Securities and Exchange Commission (the SEC) requires to explain the matters, which you are asked to vote on by proxy and to disclose certain related information. This proxy statement and the accompanying proxy card were first mailed to the shareholders on or about March 11, 2021.
What is the purpose of the Annual Meeting?
At our Annual Meeting, shareholders will act upon the matters outlined in the notice of meeting, including i) the election of directors; ii) an advisory vote on executive compensation; iii) ratification of the appointment of Dana’s independent registered public accounting firm; and iv) approval of Dana’s 2021 Omnibus Incentive Plan. Also, management will report on the state of Dana and respond to questions from shareholders.
What is the record date and what does it mean?
The record date for the Annual Meeting is February 22, 2021 (the Record Date). The Record Date was established by the Board of Directors as required by Delaware law. Holders of our common stock at the close of business on the Record Date are entitled to receive notice of the meeting and to vote at the meeting and any adjournments or postponements of the meeting.
Who is entitled to vote at the Annual Meeting?
Holders of our common stock at the close of business on the Record Date may vote at the meeting. On February 22, 2021, 145,065,001 shares of our common stock were outstanding, and accordingly, are eligible to be voted.
What are the voting rights of the holders of common stock?
Each outstanding share of common stock will be entitled to one vote on each matter to be voted upon.

What is “Notice and Access” and why did Dana elect to use it?
We are making the proxy solicitation materials available to shareholders who hold shares electronically via the Internet under the Notice and Access rules and regulations of the SEC. On or about March 11, 2021, we mailed to such shareholders a Notice of Internet Availability of Proxy Materials (“Notice”) in lieu of mailing a full set of proxy materials. Accordingly, our proxy materials are first being made available to our shareholders on or about March 11, 2021. The Notice includes information on how to access and review the proxy materials and how to vote via the Internet. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We believe this method of delivery will decrease costs, expedite distribution of proxy materials to you and reduce our environmental impact. We encourage shareholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our Annual Meeting. Shareholders who received the Notice but would like to receive a printed copy of the proxy materials in the mail should follow the instructions in the Notice for requesting such materials.
What is the difference between a shareholder of record and a “street name” holder?
If your shares are registered directly in your name, you are considered the shareholder of record with respect to those shares.
If your shares are held in a stock brokerage account or by a bank or other nominee, then the brokerage firm, bank or other nominee is considered to be the shareholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank or other nominee how to vote their shares. See “How do I vote my shares?” below.
I share an address with another shareholder. Why did we receive only one set of proxy materials?
Dana may satisfy SEC rules regarding delivery of our proxy materials, including our proxy statement, or delivery of the Notice by delivering a single copy of these documents to an address shared by two or more shareholders. This process is known as “householding.” To the extent we have done so, we have delivered only one set of proxy materials or one Notice, as applicable, to shareholders who share an address with another shareholder, unless contrary instructions were received prior to the mailing date.
We undertake to deliver promptly upon written or oral request a separate copy of our proxy statement, our 2020 Annual Report and/or our Notice, as requested, to a shareholder at a shared address to which a single copy of these documents was delivered. To make such a request,
Internet www.proxyvote.com
Telephone 1-800-579-1639
Email sendmaterial@proxyvote.com
If requesting materials by e-mail, the control number found in the box marked by an arrow on the Notice and Access card will need to be provided in the e-mail request.
If your common stock is held by a brokerage firm or bank and you prefer to receive separate copies of our proxy statement, our 2020 Annual Report or the Notice, either now or in the future, please contact your brokerage or bank. If your brokerage or bank is unable or unwilling to assist you, please make such request using the contact information indicated above.
Shareholders sharing an address who are receiving multiple copies of proxy materials and who want to receive a single copy of our annual reports, proxy statements and/or our notices may do so by submitting a request using the contact information provided in this section.
How do I vote my shares?
If you are a registered shareholder of record as of February 22, 2021, as opposed to a street name holder, you will be able to vote in the following ways: by telephone, by the internet, by mail, or in person at the Annual Meeting.
TO VOTE BY TELEPHONE: Call toll-free 1-800-690-6903, 24 hours a day, seven days a week, until 11:59 p.m. (ET), on April 20, 2021.
Use any touch-tone telephone to vote your proxy.
►	Make sure you have your proxy card, notice document or email that you received and follow the simple instructions provided.

(OR)
TO VOTE BY THE INTERNET: www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. (ET), on April 20, 2021.
►	Make sure you have your proxy card, notice document or email that you received and follow the simple instructions provided.
(OR)
TO VOTE BY MAIL:
►
If you received printed copies of the proxy materials by mail, you may mark, date and sign the enclosed proxy card and return it in the postage-paid envelope that was provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and title or capacity.

If you submit a proxy to Dana before the Annual Meeting, the persons named as proxies will vote your shares as you directed. If no instructions are specified, the proxy will be voted: i) “FOR” all of the listed director nominees; ii) “FOR” approval of the advisory vote on executive compensation; iii) “FOR” ratification of PricewaterhouseCoopers LLP as the independent registered public accounting firm; and iv) “FOR” approval of the Dana Incorporated 2021 Omnibus Incentive Plan.
You may revoke a proxy at any time before the proxy is exercised by:
(1)	delivering written notice of revocation to the Corporate Secretary of Dana at the Dana Law Department, 3939 Technology Drive, Maumee, Ohio 43537;
(2)	submitting another properly completed proxy card that is later dated;
(3)	voting by telephone at a subsequent time; or
(4)	voting by internet at a subsequent time.
If you hold your shares in “street name,” you must provide voting instructions for your shares in the manner prescribed by your brokerage firm, bank or other nominee. Your brokerage firm, bank or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing the brokerage firm, bank or other nominee how to vote your shares.
What is a quorum?
There were 145,065,001 shares of Dana's common stock issued and outstanding on the Record Date. A majority of the issued and outstanding shares or 72,532,501 shares, present or represented by proxy, constitutes a quorum. A quorum must exist to conduct business at the Annual Meeting.
Will my shares be voted if I do not provide my proxy?
For shareholders of record: If you are the shareholder of record and you do not vote by proxy card, by telephone or via the Internet, your shares will not be voted at the Annual Meeting.
For holders in street name: If your shares are held in street name, your shares may be voted even if you do not provide the brokerage firm with voting instructions. Under New York Stock Exchange (NYSE) rules, your broker may vote shares held in street name on certain “routine” matters. The NYSE rules consider the ratification of the appointment of our independent registered public accounting firm to be a routine matter. As a result, your broker is permitted to vote your shares on this matter at its discretion without instruction from you.
When a proposal is not a routine matter, such as the election of directors, the advisory vote on executive compensation, and approval of the Dana Incorporated 2021 Omnibus Incentive Plan, and you have not provided voting instructions to the brokerage firm with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. The missing votes for these non-routine matters are called “broker non-votes.” Broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but not as shares present and voting on a specific proposal.
What vote is required?
Proposal I - Election of Directors: If a quorum exists, the election requires a plurality vote of the shares present online or represented by proxy at the Annual Meeting and entitled to vote, meaning that the director nominees with the most affirmative votes are elected to fill the available seats. As outlined in our Bylaws, regardless of this plurality vote any director who receives more “withheld” votes than “for” votes in an uncontested election is required to tender his or her resignation to the Board for consideration in accordance with the procedures set forth in the Bylaws. Our Nominating and Corporate Governance Committee will then evaluate the best interests of Dana and its shareholders and will recommend to the Board the action to be taken with respect to the tendered resignation. Following the Board’s determination, Dana will promptly publicly disclose the Board’s decision of whether or not to accept the resignation and an explanation of how the decision was reached, including, if applicable, the reasons for rejecting the resignation. Broker non-votes will not be counted as eligible to vote and, therefore, will have no effect on the outcome of the voting.
Proposal II - Advisory Vote on Executive Compensation: The proposal represents an advisory vote and the results will not be binding on the Board or Dana. If a quorum exists, the affirmative vote of a majority of the shares present online or represented by proxy at the Annual Meeting and entitled to vote on the matter will constitute the shareholders’ non-binding approval with respect to our executive compensation programs. Therefore, abstentions will have the same effect as voting against the proposal. Broker non-votes will not be counted as eligible to vote on the proposal and, therefore, will have no effect on the outcome of the voting on the proposal. The Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.
Proposal III - Ratification of the Appointment of the Independent Registered Public Accounting Firm: If a quorum exists, the proposal to ratify the appointment of the independent registered public accounting firm must receive the affirmative vote of a majority of the shares present online or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Therefore, abstentions will have the same effect as voting against the proposal. Brokers will have discretionary voting power to vote this proposal so we do not anticipate any broker non-votes (described above).
Proposal IV – Approval of the Dana Incorporated 2021 Omnibus Incentive Plan: If a quorum exists, the affirmative vote of a majority of the shares present online or represented by proxy at the Annual Meeting and entitled to vote on the matter will constitute the shareholders’ non-binding approval with respect to our executive compensation programs. Therefore, abstentions will have the same effect as voting against the proposal. Broker non-votes will not be counted as eligible to vote on the proposal and, therefore, will have no effect on the outcome of the voting on the proposal.
Dana will vote properly completed proxies it receives prior to the Annual Meeting in the way you direct. If you do not specify how you want your shares voted, they will be voted in accordance with the Board’s recommendations. If you hold shares in more than one account, you must vote each proxy and/or voting instruction card you receive to ensure that all shares you own are voted. No other matters are currently scheduled to be presented at the Annual Meeting. An independent third party, Broadridge Financial Services, will act as the inspector of the Annual Meeting and the tabulator of votes.
How do I participate in the virtual annual meeting?
All shareholders as of the Record Date, or their duly appointed proxies, may participate in the virtual Annual Meeting. Shareholders will be able to log into the virtual annual meeting platform beginning at 8:00 a.m. Eastern Time on Wednesday, April 21, 2021. To participate in the virtual Annual Meeting visit www.virtualshareholdermeeting.com/DAN2021 and enter your 16-digit control number as indicated. Shareholders may submit questions either before or during the meeting.
Who pays for the costs of the Annual Meeting?
Dana pays the cost of preparing and printing the proxy statement and soliciting proxies. Dana will solicit proxies primarily by mail, but may also solicit proxies personally and by telephone, the Internet, facsimile or other means. Dana will use the services of D.F. King & Co., Inc., a proxy solicitation firm, at a cost of approximately $12,500 plus out-of-pocket expenses and fees for any special services. Officers and regular employees of Dana and its subsidiaries may also solicit proxies, but they will not receive additional compensation for soliciting proxies. Dana also will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses for forwarding solicitation materials to beneficial owners of Dana's common stock.
How can shareholders propose business (other than nominations) for consideration by shareholders at the 2022 Annual Meeting of Shareholders?
Proposals to be Considered for Inclusion in Dana’s Proxy Materials – Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the Exchange Act), we must receive shareholder proposals by November 11, 2021 to consider them for inclusion in our proxy materials for the 2022 Annual Meeting of Shareholders. A shareholder submitting a proposal for inclusion in our proxy materials must comply with Rule 14a-8.
Other Proposals for Consideration at the 2022 Annual Meeting – A shareholder who intends to propose an item of business at the 2021 Annual Meeting of Shareholders (not for inclusion in our proxy materials) must comply with the requirements set forth in our Bylaws. Under Dana's Bylaws, our shareholders must provide advance notice to Dana in such cases. For the 2022 Annual Meeting of Shareholders, notice must be received by Dana's Corporate Secretary no later than the close of business on January 21, 2022 and no earlier than the open of business on December 22, 2021.

If Dana moves the 2022 Annual Meeting of Shareholders to a date that is more than 25 days before or after the date which is the one-year anniversary of this year's Annual Meeting date (i.e., April 21, 2022), Dana must receive your notice no later than the close of business on the 10th day following the day on which notice of the meeting date is first distributed to shareholders or Dana makes a public announcement of the meeting date, whichever occurs first.
Under Dana’s Bylaws, the notice of proposed business must include a description of the business and the reasons for bringing the proposed business to the meeting, any material interest of the shareholder in the business and certain other information about the shareholder. Dana's Bylaws specifying the advance notice and additional requirements for submission of shareholder proposals are available on Dana's website at www.dana.com.
How can shareholders nominate individuals for election as directors for consideration by shareholders at the 2022 Annual Meeting of Shareholders?
Director Nominations for Inclusion in Dana’s Proxy Materials (Proxy Access) – Pursuant to Dana’s Bylaws, a shareholder (or a group of up to 20 shareholders) who has continuously owned at least 3% of our shares for at least three years and has complied with the other requirements of our Bylaws may nominate and include in Dana’s proxy materials director nominees constituting up to 25% of Dana’s Board. Notice of a proxy access nomination for consideration at the 2022 Annual Meeting must be received no later than the close of business on November 11, 2021 and no earlier than the open of business on October 12, 2021.
Other Nominations for Consideration at the 2022 Annual Meeting – A shareholder who intends to nominate a person for election as a director at the 2022 Annual Meeting of Shareholders (other than under proxy access) must comply with the requirements set forth in our Bylaws. Under Dana's Bylaws, our shareholders must provide advance notice to Dana in such cases. For the 2022 Annual Meeting of Shareholders, notice must be received by Dana's Corporate Secretary no later than the close of business on January 21, 2022 and no earlier than the open of business on December 22, 2021.
If Dana moves the 2022 Annual Meeting of Shareholders to a date that is more than 25 days before or after the date which is the one-year anniversary of this year's Annual Meeting date (i.e., April 21, 2022), Dana must receive your notice no later than the close of business on the 10th day following the day on which notice of the meeting date is first distributed to shareholders or Dana makes a public announcement of the meeting date, whichever occurs first.
In All Cases – Whether a nomination is made under our proxy access bylaw or under our advance notice bylaw, a shareholder’s notice to nominate individuals for election to the Board of Directors must provide information about the shareholder and the nominee, as well as the written consent of the proposed nominee to being named in the proxy statement and to serve as a director if elected. Dana's Bylaws specifying the proxy access, advance notice and additional requirements for submission of nominations are available on Dana's website at www.dana.com.
Where should shareholders send proposals for business and director nominations for consideration at the 2022 Annual Meeting of Shareholders?
All shareholder nominations of individuals for election as directors or proposals of other items of business to be considered by shareholders at the 2022 Annual Meeting of Shareholders must be submitted in writing to our Corporate Secretary, Dana Incorporated, 3939 Technology Drive, Maumee, Ohio 43537.
How many of Dana's directors are independent?
Dana's Board of Directors has determined that eight of Dana's nine directors are independent. For a discussion of the Board of Directors' basis for this determination, see the section of this proxy statement entitled “Director Independence and Transactions of Directors with Dana.”
Does Dana have a Code of Ethics?
Yes, Dana has Standards of Business Conduct for Employees, which applies to employees and agents of Dana and its subsidiaries and affiliates, as well as Standards of Business Conduct for Members of the Board of Directors. The Standards of Business Conduct for Employees and Standards of Business Conduct for Members of the Board of Directors are available on Dana's website at www.dana.com.
Is this year's proxy statement available electronically?
Yes. You may view this proxy statement and the proxy card, as well as the 2020 Annual Report, electronically by going to our website at www.dana.com/proxy and clicking on the document you wish to view, either the proxy statement and proxy card or annual report.

How can I find the results of the Annual Meeting?
Preliminary results will be announced at the Annual Meeting. Final results will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.
A copy of Dana's Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC, may be obtained without charge upon written request to the Corporate Secretary, Dana Incorporated, 3939 Technology Drive, Maumee, Ohio 43537.
The proxy statement and Dana’s annual report to shareholders are available on our website at www.dana.com/proxy.

EXECUTIVE OFFICERS
Following are the names and ages of the executive officers of Dana, their positions with Dana and summaries of their backgrounds and business experience. Our executive officers serve on Dana’s Executive Leadership Team. All executive officers are elected or appointed by the Board of Directors and hold office until the annual meeting of the Board of Directors following the annual meeting of shareholders in each year.
Name	Age as of February 22, 2021	Principal Occupation and Business Experience During Past 5 Years	Executive Officer
Aziz S. Aghili	62
Executive Vice President and President, Off-Highway Drive and Motion Systems (since February 2020), Executive Vice President, President of Off-Highway Drive and Motion Systems (August 2018 to February 2020), President of Off-Highway Drive and Motion Systems (July 2011 to August 2018), Dana Incorporated.
			2011 - Present
Jonathan M. Collins	41
Executive Vice President and Chief Financial Officer (since January 2017), Senior Vice President and Chief Financial Officer (March 2016 to January 2017), Dana Incorporated; Senior Vice President and Chief Financial Officer (April 2013 to March 2016), ProQuest (a global information, content and technology company).
			2016 - Present
James K. Kamsickas	54
Mr. Kamsickas, 54, has served as Chairman of the Board of Directors since December 2019 and President and Chief Executive Officer of Dana Incorporated since August 2015. Prior to joining Dana, Mr. Kamsickas served as President and Chief Executive Officer of International Automotive Components (IAC) Group S.A., a leading global supplier of automotive interior components and systems. He also served as a member of IAC’s Board of Directors from 2007-2015. Prior to that, he spent 18 years at Lear Corporation in numerous domestic and international positions, ultimately as leader of its Interior Systems Division.
			2015 - Present
Ryan W. Laskey	45
Senior Vice President, Commercial Vehicle Drive and Motion Systems (since April 2020), Vice President, Engineering and Strategy Commercial Vehicle Drive and Motion Systems (January 2020 to April 2020), Vice President, Engineering Commercial Vehicle Drive and Motion Systems and Corporate Engineering (January 2017 to December 2019), Vice President, Engineering and Quality Commercial Vehicle Drive and Motion Systems and Corporate Engineering (February 2015 to December 2016), Director of Driveline Product Engineering (May 2013 to January 2015), Dana Incorporated.
			2020 - Present

Name	Age as of February 22, 2021	Principal Occupation and Business Experience During Past 5 Years	Executive Officer
Douglas H. Liedberg	53
Senior Vice President, General Counsel and Secretary, Chief Compliance and Sustainability Officer (since January 2020), Senior Vice President, General Counsel and Secretary, Chief Compliance Officer (since May 2017), Associate General Counsel (November 2008 to April 2017), Dana Incorporated.
			2017 - Present
Robert D. Pyle	54	Executive Vice President and President, Light Vehicle Drive Systems (since January 2020), President, Light Vehicle Driveline Technologies (January 2014 to February 2020), Dana Incorporated.	2014 - Present
Antonio Valencia	55	President, Power Technologies and Senior Vice President, Global Electrification, (since April 2020), Senior Vice President, China and India (January 2016 to April 2020), Dana Incorporated.	2016 - Present

Executive Compensation
Compensation Discussion and Analysis
Introduction
Our Compensation Discussion and Analysis (CD&A) provides information about the executive compensation philosophy, key principles and approaches the Company uses to determine the elements of compensation awarded to, earned by and paid to each of our named executive officers (NEOs) during 2020. This discussion offers context to the compensation disclosures included in the accompanying compensation tables and corresponding narrative discussion and footnotes below, and it should be read in conjunction with those disclosures.
Our NEOs for 2020 whose compensation is discussed in this CD&A and is included in the related tables are:
Name	Title
James K. Kamsickas	Chairman of the Board and Chief Executive Officer
Jonathan M. Collins	Executive Vice President and Chief Financial Officer
Aziz S. Aghili	Executive Vice President and President, Off-Highway Drive and Motion Systems
Robert D. Pyle	Executive Vice President and President, Light Vehicle Drive Systems
Douglas H. Liedberg*	Senior Vice President, General Counsel and Secretary, Chief Compliance and Sustainability Officer
*Mr. Liedberg was appointed Chief Compliance and Sustainability Officer effective January 2021.
Executive Overview
Pandemic Response and Business Performance
COVID-19 Response
In response to the global COVID-19 pandemic declared in March 2020, Dana along with many of its customers and suppliers closed a significant number of its production sites which remained closed through the second quarter. The severe impact on our employees and our financial performance prompted the enactment of critical measures to ensure the health and safety of our employees and stabilize and secure the financial health of the Company, including actions to enhance liquidity, reduce costs and preserve cash. Throughout 2020, the Company took significant cost-flexing actions such as the aggressive elimination of discretionary spending and the intense flexing of conversion costs across our global manufacturing facilities. These measures were taken in addition to the compensation reductions enacted in April for all salaried associates and our Board of Directors from 20% up to a 50% reduction in our Chairman and Chief Executive Officer's compensation. Except where required by statute or bargained agreement, we canceled merit-based salary increases for 2020, including those of our senior executives and NEOs.
Health and Wellbeing
In 2020, Dana continued to prioritize the safety of our employees and service to our customers. In a year of global plant shutdowns and startups, we implemented strong protocols to ensure the physical and mental wellbeing of our people. The organization again experienced top quartile safety performance with across-the-board improvements in lost time and recordable incidents and severity rates.
Environmental Stewardship
We remain committed to the wellbeing of our employees, customers, shareholders and the communities in which we work and live. We were recognized as one of “America’s Most Responsible Companies 2021” by Newsweek Magazine for our commitment to sustainability and social responsibility. In July, Dana’s Board of Directors established a Technology and Sustainability Committee focused on technological and environmental stewardship, and we have committed to reducing our annual output of greenhouse gas emissions by at least 50 percent before the end of 2035.

Our People
Our people and our culture are the foundation of our success. We continued to see an increase in employee engagement and belonging across the globe, with recognition as a top workplace including awards from Forbes World’s Best Employers and Europe Top Workplaces, as well as other top employer awards in North America and across Asia. Our vision is to create a diverse, worldly organization that attracts and fosters great people whose perspectives are heard and valued. We are continuously building upon our diverse strengths to further cultivate a strong, inclusive work environment. It is our goal to embrace diversity and inclusion while enhancing the cultural competence of the global workforce.
Technology and Innovation
Despite the challenges caused by the global pandemic, we continued our strong track record of successfully integrating strategic acquisitions and investments, including Ashwoods Innovations Ltd., Rational Motion GmbH and Pi Innovo Holdings Limited, remaining focused on innovation, further strengthening our ePropulsion portfolio and supporting our electrification objectives.
2020 marks the ninth consecutive year that the Company has had technologies named as finalists for the prestigious PACE Award which recognizes suppliers for game-changing technologies that deliver superior innovation, technological advancement, and business performance. Dana was one of two companies to receive multiple finalist nominations.
Dana’s Compensation Philosophy
The objective of our executive compensation program is to retain, attract, motivate and reward our senior leaders in the successful execution of our strategy. Our long-range enterprise strategy builds on our strong foundation of innovation and technology and leverages our operating model driven by cross functional resource sharing while maintaining a customer centric focus. Our strategy furthers the expansion of our global markets and accelerates the commercialization of new technology, enabling us to sustain our profitable growth trajectory while capitalizing on our position as a leader in electrified mobility. The program is designed to balance short-term performance with long-term growth, offering compensation and benefits that are competitive with executive compensation arrangements provided to executive officers at similar levels at comparably sized companies with whom we compete for talent. Dana’s executive compensation philosophy is reviewed annually by the Compensation Committee, with focus on the following key goals:
✓
Reward performance – A substantial percentage of executive pay is performance-based and therefore at risk. Our pay programs reflect our “pay-for-performance” culture that aligns incentives with shareholder interests.
	✓	Drive ownership mentality – We require executives to personally invest in Dana’s success through stock ownership guidelines that require executives to own a significant amount of our stock.
✓
Emphasize long-term incentive compensation – We share a portion of the value created for shareholders with those responsible for the results through our performance-based long-term incentive compensation plans. Performance Shares reward executives for delivering long-term profitability and cash flow performance.
✓
Retain, reward and attract the best talent to achieve superior results – To consistently outperform our competitors, we need to retain and recruit superior talent capable of driving superior results. We have structured our compensation program to motivate and reward these results.

Dana’s Executive Compensation Practices
Dana’s executive compensation program features many best practices that serve shareholder interests.
	What We Do		What We Don’t Do
►	Base half of our long-term compensation on the achievement of objective, pre-established goals tied to financial, operational, and strategic measures.	►	No excise tax gross ups.
►	Award incentive compensation based on objective measures.	►	No excessive perquisites.
►	Apply leading practice stock ownership guidelines.	►	No hedging or pledging of Dana stock.
►	Maintain a clawback policy to recapture unearned incentive payments in the event of a restatement of our financial results.	►	No excessive change-in-control or executive severance provisions.
►	Retain an independent compensation consultant.
►	Include double-trigger vesting of equity awards and severance payments upon a change in control.

Say on Pay and Shareholder Engagement
Last year’s advisory vote on executive compensation (Say on Pay) was again strongly supported by our shareholders. More than 94% of votes were cast in favor of our pay practices, which we continue to believe demonstrates that our shareholders understand that our executive compensation program is appropriately aligned with their interests. We value feedback from our shareholders and throughout 2020 we remained actively engaged through participation in numerous investor meetings and conferences. We solicited additional feedback from a number of investors to clearly understand their concerns around the impact of the global pandemic on executive compensation.
The Compensation Committee considers the favorable Say on Pay vote and other factors explained in our CD&A in evaluating the executive compensation program, and approved changes and other refinements to elements of our program to ensure the continued alignment of Dana’s strategy and business goals with shareholders’ long-term interests. Notable enhancements include the increased focus on free cash flow and value creation in incentive compensation, the elimination of cash perquisite allowances for our NEOs, expanding the scope of senior executive compensation in the Compensation Committee’s charter, augmenting executive share ownership requirements and incorporating relative performance metrics such as Relative TSR into future incentive programs. Changes to the executive compensation program are outlined in further detail later in this discussion and analysis.
Relationship Between Dana’s Pay and Performance
Compensation Peer Group
One of the factors our Compensation Committee uses in setting executive compensation is an evaluation of how our target compensation and benefits levels compare with those of similarly situated executives at companies that comprise our executive compensation peer group (Peer Group). Dana’s philosophy for senior executive pay, including NEO pay, is to target a range of +/-15% of the 50th percentile of our Peer Group and general industry market data as provided by the Compensation Committee’s independent compensation consultant. In addition to market data, other factors, such as an individual’s experience, responsibilities and long-term strategic value to Dana, are also considered when making recommendations and decisions on compensation.
The Peer Group used for benchmarking executive pay for all NEOs is made up of companies that are:
►
in similar industries where Dana competes for talent, customers and capital including auto components, high-tech industrial, construction and farm machinery, heavy trucks and other durable goods manufacturers,

►	of similar size (as measured by annual revenue), with a range of approximately 1/3rd to 3x Dana’s revenue that results in a median revenue close to Dana’s, and
►	of similar complexity to Dana (e.g., multi-country and multi-segment).
The Peer Group is reviewed annually by the Compensation Committee and modifications are made to ensure each company in the group meets the above comparison criteria. The companies shown in the table below comprise our Peer Group:
American Axle & Manufacturing Holdings, Inc.	Ingersoll-Rand plc
BorgWarner Inc.	Lear Corporation
Cooper-Standard Holdings Inc.	Meritor, Inc.
Cummins Inc.	Navistar International Corporation
Delphi Technologies PLC	OshKosh Corporation
Dover Corporation	Parker-Hannifin Corporation
Eaton Corporation plc	Tenneco Inc.
Emerson Electric Co.	Terex Corporation
Flowserve Corporation	The Timken Company
Fortive Corporation	Trane Technologies plc
Illinois Tool Works Inc.
The Compensation Committee, after review with its executive compensation consultant, determined that each company comprising the 2019 Peer Group continued to meet the comparison criteria. Trane Technologies was added as a member of the Peer Group due to the strategic transaction between Ingersoll-Rand and Gardner Denver completed in early 2020 that resulted in two separate companies. The Compensation Committee further determined that the composition of the group was appropriate for 2020 and elected not to make further changes.

Pay for Performance
We believe it is important to look at how NEO realizable pay compares to Dana’s performance as the pay that NEOs actually or could potentially receive is designed to link to such performance. The Compensation Committee and management analyzed the alignment between the pay of our NEOs and Dana’s three-year (2017-2019) performance relative to the Peer Group. The table below shows the characteristics that were used for the study.
Realizable Pay and Performance Measurement

Realizable Pay includes base salary, actual bonus payouts and theoretical gains of long-term incentive grants from 2017 through 2019 (“in-the-money” portion of options, all restricted stock awards/units granted and performance award payouts). Long-term incentives include the value at the end of the period of the awards granted, which is not necessarily the value at vesting or exercise.

Note that this differs from the summary compensation table pay, which represents the grant-date fair value of the long-term incentive awards.

For purposes of this analysis, the following financial metrics were used — free cash flow growth, EBITDA, ROIC and revenue growth.

The following graphs show the correlation between realizable pay and the financial performance measures indicated above over the three-year period from 2017 through 2019 for Dana’s CEO and other NEOs, and the CEOs and other NEOs in our Peer Group. Performance is indicated across the horizontal axis (stronger performance from left to right) and compensation is reflected on the vertical axis (higher pay from bottom to top) of each of the graphs. Peers lacking the full three years of data have been excluded from the analysis.

NEO Pay Mix
To align pay levels for our NEOs with Dana’s performance, our pay mix places the greatest emphasis on performance-based incentives. A significant majority (87% of our Chairman and CEO’s target compensation and 76% of the average target compensation of our other NEOs) is performance-based.

Elements of the 2020 Executive Compensation Program
Our annual executive compensation program has three primary pay components: base salary, annual performance-based cash bonuses and long-term equity incentives. We also offer retirement and additional benefits.
COST TO DANA	ELEMENT	KEY CHARACTERISTICS		WHY WE PAY THIS ELEMENT		DETERMINING FACTORS
FIXED	Base salary	►	Fixed compensation payable in cash. Reviewed annually and adjusted when appropriate.	►	Provide base level of competitive cash compensation for retaining and attracting executive talent.	►	Experience, job scope, market data and individual performance.
VARIABLE	Annual cash incentive award	►	Variable compensation payable in cash based on performance-related financial and individual goals.	►	Motivate high performance and reward short-term Dana-wide, business unit and individual performance.	►	Corporate funding pool is based on financial performance metrics (Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Free Cash Flow) and individual performance goals.
	Performance share awards	►	PSAs vest after a three-year performance period based on achieving financial metrics.	►	Align the interests of senior executives with those of shareholders around long-term value creation and executive talent retention.	►	Target awards based on job scope, market data and individual performance.
				►	Minimize short-term risk-taking behaviors in the interest of positive long-term results.	►	Payouts are based on our performance on financial metrics (Adjusted EBITDA Margin and Adjusted Free Cash Flow) over a three-year period.
	Restricted stock units	►	RSUs vest on the third anniversary of the grant date.	►	Increase long-term equity ownership and focus executives on providing shareholders with superior investment returns.	►	Target award based on job scope, market data and individual performance.
				►	Vesting terms and ownership guidelines promote retention and a strong linkage to the long-term interests of shareholders.
Base Salary
We provide base salaries to compensate our NEOs for their primary roles and responsibilities, and to provide a stable level of annual compensation. Actual NEO salary levels and increases vary based on the NEO’s role, level of responsibility, experience, individual performance, future potential and market value. In addition, salary increases may be warranted because of a promotion or change in responsibilities.
In response to the impact of the global COVID-19 pandemic, except where required by statute or bargained agreement, we canceled merit-based salary increases for 2020, including those of our senior executives and NEOs. Base salary adjustments approved by the Compensation Committee for Messrs. Kamsickas, Collins, Aghili and Liedberg were withdrawn and their annualized base salaries were unchanged for 2020. Mr. Pyle received an increase in base salary prior to the start of the pandemic resulting from his promotion to Executive Vice President effective January 1, 2020.
Additionally, the base salary of each of our NEOs was temporarily reduced for the duration of the second quarter of 2020 in further response to the pandemic. Messrs. Collins, Aghili, Pyle and Liedberg received a 20% reduction in base salary during the second quarter. Mr. Kamsickas elected to take a 50% reduction. Base salaries were reinstated to their previous levels on July 1, 2020.

Effective January 1, 2020, our NEOs no longer receive an executive perquisite allowance. The perquisite plan had provided an annual fixed cash allowance instead of individual executive perquisites. Mr. Kamsickas previously received an annual allowance of $50,000 and our other NEOs received an annual allowance of $35,000. In lieu of the perquisite allowance, each NEO, including Mr. Kamsickas, was provided an increase in base salary of $25,000.
The table below shows the annualized base salaries for our NEOs for 2019 and 2020:
NEO	2019 Salary	In Lieu of Perquisite	2020 Salary
James K. Kamsickas	$1,175,000	$25,000	$1,200,000
Jonathan M. Collins	$658,000	$25,000	$683,000
Aziz S. Aghili	$565,000	$25,000	$590,000
Robert D. Pyle	$546,000	$25,000	$600,000
Douglas H. Liedberg	$500,000	$25,000	$525,000
Annual Performance-Based Cash Incentive
Our performance-based annual bonus program, the Dana Annual Incentive Plan (AIP), is a cash-based plan intended to motivate and reward employees based on Dana-wide, business unit and individual performance that drives shareholder value.
The AIP covers approximately 3,500 employees, including our NEOs. At the beginning of each year, the Compensation Committee reviews and approves an annual cash bonus target for each NEO as a percentage of base salary for the upcoming performance period. The NEOs may earn from 0% to 200% of their target incentive opportunity. 80% of the incentive opportunity is based on actual consolidated and business unit financial performance compared to targets, and 20% is based on individual performance goals focused on driving strategic, operational and other priorities of the business. All performance-related goals are approved by the Compensation Committee.
The 2020 AIP target payout opportunities and results weightings with respect to our NEOs are shown in the table below:
NEO	AIP Target Opportunity (% of Base Salary)	Consolidated and Business Unit Performance Results Weighting	Individual Performance Goals Results Weighting
James K. Kamsickas	125%	80% Consolidated	20% Individual
Jonathan M. Collins	80%	80% Consolidated	20% Individual
Aziz S. Aghili	75%	40% Consolidated 40% Business Unit	20% Individual
Robert D. Pyle	75%	40% Consolidated 40% Business Unit	20% Individual
Douglas H. Liedberg	65%	80% Consolidated	20% Individual
Following the Peer Group compensation benchmarking review, the Compensation Committee approved an increase to Mr. Collins’ AIP target opportunity from 75% to 80% effective with the 2020 plan year to more closely align with annual incentive opportunities of chief financial officers within Dana’s Peer Group. Mr. Pyle’s target opportunity increased from 70% to 75% as a result of his promotion to Executive Vice President at the start of the year. No other changes were made to the target AIP opportunities for our other NEOs as the target opportunity levels were determined to be appropriately positioned. The results weightings for Messrs. Aghili and Pyle remained at 40% business unit and 40% consolidated results to continue to motivate and reward the combination of business unit and consolidated performance by leveraging core capabilities, resources and knowledge-sharing across the Company.
2020 AIP performance was based on four key metrics shown in the table below and was designed to reward the achievement of performance goals at the consolidated, business unit and individual levels. Each of the financial performance metrics maintained an equal weighting in the 2020 plan, designed to provide an appropriate level of motivation around profitability, margins and free cash flow, which are key value drivers of our business.
Annual Incentive Plan Metrics	2020 Weighting
Financial Performance Metrics
Adjusted EBITDA	1/3rd	}	80%
Adjusted EBITDA Margin	1/3rd
Adjusted Free Cash Flow	1/3rd
Individual Performance Goals			20%

The Adjusted EBITDA and Adjusted Free Cash Flow measures used in our publicly reported financial results form the basis of the performance metrics that are components of our annual incentive plan. Adjustments to EBITDA generally include equity grant expense, restructuring expense, non-service cost components of pension and other postretirement benefits costs and other adjustments not related to our core operations (e.g., gains or losses on debt extinguishment, pension settlements, divestitures and impairments, etc.). Adjustments to Free Cash Flow include discretionary pension contributions. For the purpose of calculating the annual incentive award, an additional adjustment is made to remove the effects of currency exchange rate fluctuations on Adjusted EBITDA and Adjusted EBITDA Margin, which may have a significant impact on our financial results given our international footprint, and which is not within management’s control.
Company Financial Metrics
Dana’s financial performance makes up 80% of the overall AIP awards for the NEOs and is measured by three equally weighted financial metrics: Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Free Cash Flow. We believe these metrics are appropriate measures of our underlying earnings, align with our business enterprise strategy and our external financial reporting commitments, and drive shareholder value.

To determine whether annual incentive awards are paid, performance for the year is measured against specified target levels for each financial and individual performance goal. The target for 100% annual incentive achievement was based on achieving the levels of the three financial metrics from Dana’s (and each business unit’s) annual operating plan reflecting a level of performance which, at the time, was anticipated to be challenging but achievable. The threshold level was set to be reflective of performance at which the Compensation Committee believed a portion of the award opportunity should be earned. The maximum level was set well above the target, requiring significant achievements and reflecting performance at which the Compensation Committee believed a 200% target award was warranted.
The consolidated weighting and target performance for the 2020 AIP metrics are shown in the table below.
AIP Performance Metrics	Weight	Threshold	Target	Maximum	Actual
Adjusted EBITDA	1/3rd	$850M	$1,000M	$1,150M	$593
Adjusted EBITDA Margin	1/3rd	11.2%	11.8%	12.4%	8.3%
Adjusted Free Cash Flow	1/3rd	$319M	$375M	$431M	$60
Individual Performance Goals
The NEOs’ individual performance makes up 20% of the overall AIP award. For 2020, the NEOs’ individual goals were focused on driving specific priorities such as, but not limited to, safety commitments, quality performance, sales growth, financial performance, operational efficiencies and execution of our overall business strategy. To ensure leadership maintains a strong focus on inclusion and diversity, each executive leader, including our NEOs, has individual performance goals tied to inclusion and diversity outcomes.

The Compensation Committee reviews the strategic, operational and other individual performance goals for the Chairman and CEO and other NEOs. The Chairman and CEO sets forth each of the other NEO’s individual goals (and the weighting of each goal), subject to approval by the Compensation Committee. The Compensation Committee sets the individual goals and weighting of each goal for the Chairman and CEO.

2nd Half 2020 Bonus Plan
When the significance of the pandemic’s impact became clear early in the 2nd quarter of 2020, the focus of the management team pivoted toward the ongoing health and safety of our employees and the communities in which we operate and securing the fiscal health of the Company, followed closely by recovery and an anticipated return to normal operations. The Compensation Committee recognized the severity of the dislocation and critical shift in priorities caused by COVID-19 and also determined that the original AIP performance metrics were no longer attainable having been based on the 2020 annual operating plan that was set before COVID-19 was declared a global pandemic. Accordingly, no AIP awards would be earned by or paid to the NEOs for 2020.
With the original AIP goals unattainable due to the pandemic, to recognize the importance of the management team’s focus on health and safety and to further motivate the broader team to achieve a strong second half finish to 2020, the Compensation Committee determined in July that the Annual Incentive Plan should be canceled and approved a 2nd Half 2020 Bonus Plan. The 2nd Half Bonus Plan was designed to reward the approximately 3,500 participants across the globe who had been eligible for an AIP award, including the NEOs, upon the attainment of an Adjusted Free Cash Flow target of $250 million over the months of July through December 2020. The Compensation Committee determined that Adjusted Free Cash Flow performance was the critical driver in determining the Company’s ability to effectively respond to the immediate financial threat caused by the global pandemic. Under the 2nd Half 2020 Bonus Plan, every participant could earn an award equal to 50% of their original AIP target opportunity. No payout would be earned in the event the 2nd Half 2020 Bonus Plan target was not achieved, nor would payouts be earned by NEOs based on the achievement of their individual performance goals.
The following table summarizes the target and actual performance associated with the 2nd Half 2020 Bonus Plan:
	Weight	Threshold	Target	Maximum	Actual
Adjusted Free Cash Flow (July through December)	100%	$250M	$250M	$250M	$307M
Based on the results of 2nd Half 2020 Bonus Plan, payouts for the NEOs are shown in the table below:
NEO	2020 Award
James K. Kamsickas	$750,000
Jonathan M. Collins	$273,200
Aziz S. Aghili	$221,250
Robert D. Pyle	$225,000
Douglas H. Liedberg	$170,625
The performance and payout range (threshold, target and maximum incentive opportunity) of annual cash incentives for each of our NEOs is provided in the table titled “Grants of Plan-Based Awards.” The actual award paid, as shown in the table above, is also provided in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” below.
Long-Term Incentive Program
We believe that Dana’s long-term performance is driven through an ownership culture that rewards executives for creating and maximizing shareholder value. Our Long-Term Incentive Program (LTIP) provides participants, including our NEOs, with incentive awards that serve an important role by balancing short-term goals with long-term shareholder value creation while minimizing risk-taking behaviors that could negatively affect long-term results.
The Compensation Committee approves the amount of the long-term incentive award, which is based on a percentage of the NEO’s base salary. Each NEO’s award opportunity is based on a target dollar value (determined prior to the beginning of the performance period) assigned to his or her position based on market comparisons for similar positions, using both Peer Group and general industry market data. For 2020, following its market data review, the Compensation Committee approved an increase in Mr. Kamsickas’ LTIP target opportunity to better align with long-term compensation opportunities afforded chief executive officers of the companies in Dana’s Peer Group. Similarly, the Compensation Committee approved increases to Mr. Collins’ and Mr. Liedberg’s LTIP target opportunities. Mr. Pyle’s target opportunity increased as a result of his promotion to Executive Vice President at the start of the year.
50% of the total value of the target long-term incentive opportunity is delivered through performance share awards (PSAs) and the other 50% through restricted stock units (RSUs). We believe both PSAs and RSUs are forms of performance-based incentive compensation because PSAs provide direct alignment with shareholder interests and the value of RSUs fluctuates based on stock price performance.
In addition to requiring achievement of performance criteria in respect of the performance shares, PSAs and RSUs require the NEO to remain employed with Dana for three years from the grant date, unless the NEO departs and is retirement eligible (retirement is defined as age 60 with at least 10 years of service, or age 65 regardless of service) whereby a prorated award is paid. The value of PSAs and RSUs granted to each of our NEOs in 2020 is shown in the “Summary Compensation Table”.

Performance Shares
The LTIP is designed to provide PSAs for a select group of senior executives, including our NEOs. PSAs are tied to the achievement of two performance measures of equal weight, Adjusted EBITDA Margin and Adjusted Free Cash Flow. Each metric is measured over a three-year performance period (2020-2022) with a performance range that can result in PSAs from 0% to 200% of the target opportunity. Adjusted EBITDA Margin drives our long-term expansion commitments with an emphasis on shareholder return. It also drives profitable sales growth and the optimization of our cost structure. Adjusted Free Cash Flow is commonly considered by investors as a critical indicator of overall financial performance and we believe is a key long-term value driver for our business. The value of performance shares is also tied to Dana’s stock price performance, which aligns the executives’ interests with those of shareholders.
The target opportunities of PSAs for the NEOs are shown in the table below:
NEO	PSA 2020 Target Award Opportunity (# shares)
James K. Kamsickas	221,459
Jonathan M. Collins	59,641
Aziz S. Aghili	43,887
Robert D. Pyle	44,631
Douglas H. Liedberg	33,959
Restricted Stock Units
The other 50% of the LTIP design consists of RSU awards. We use RSUs to motivate and reward executives for improving long-term stock value and to serve as a retention tool. RSUs are generally granted in February to approximately 175 senior management employees, including our NEOs, and cliff vest on the third anniversary of the grant, provided the recipient remains employed by Dana. The RSUs awarded in 2020 to the NEOs are shown in the table below:
NEO	Number of RSUs Awarded in 2020
James K. Kamsickas	221,458
Jonathan M. Collins	59,641
Aziz S. Aghili	43,887
Robert D. Pyle	44,631
Douglas H. Liedberg	33,958
Equity awards granted to each of our NEOs are shown in the “Grants of Plan-Based Awards” table and “Summary Compensation Table” below.
2018 LTIP Performance (Three-year performance period ending December 31, 2020)
December 31, 2020 marked the end of the three-year performance period for the 2018 LTIP awards. The performance metrics, targets and performance payout ranges for these awards were set and approved by the Compensation Committee in February 2018.
Consistent with the 2017 LTIP, PSAs could be earned by the NEOs based on performance associated with two equally weighted metrics, Adjusted EBITDA Margin and Pre-Tax ROIC, both measured as an average over the three-year performance period. The target levels of achievement for the Adjusted EBITDA Margin metric and the Pre-Tax ROIC metric were established to align with aggressive financial goals set at the beginning of the three-year performance period for each year through 2020.
As we entered 2020, the third year of the performance period, early estimates of potential awards under the 2018 LTIP indicated that a payout would likely be earned based on Company performance for the first two years of the performance period. However, given the severe impact of the COVID-19 pandemic on 2020 financial results, it became apparent that neither of the metrics would meet threshold levels. Accordingly, no PSAs would be earned under the plan.
The Compensation Committee desired to reward senior executives, including the NEOs, for 1) demonstrated leadership through the pandemic including, but not limited to, immediately addressing the health and safety of our team members across the globe; 2) efforts undertaken to enact the critical measures necessary to secure liquidity and implement cost reduction and cash preservation actions to protect the fiscal health of the Company; 3) navigating the Company through the pandemic’s shutdown phase culminating in an historical restart of plant manufacturing operations and; 4) leading the subsequent recovery and a return to steady state operations. The Compensation Committee also considers recognition for strong financial results an important link to our executive compensation philosophy, namely pay for performance, with the Company having achieved record sales, record adjusted EBITDA and record adjusted EPS in the two years prior to the extraordinary events of 2020.
To reward senior executives, including the NEOs, for these financial and operational accomplishments over the full performance period, the Compensation Committee approved an adjustment to 2020 financial results with respect to the 2018 LTIP, adjusting for the loss of sales due to the global COVID-19 pandemic and providing for a profit contribution at a rate consistent with that experienced in the normal course of business. The resulting 2020 pro forma result was then included with the actual performance results of 2018 and 2019 to compute the three-year average and determine the actual award earned in accordance with the 2018 plan design.
The table below summarizes the results of the 2018 LTIP performance period relative to target and the achievement level of the 2018 LTIP awards.
Performance Measures for PSAs Equal Weighting	2018-2020 Targets			2018-2020 Performance Adjusted	2020 Actual Award
	Threshold	Target	Maximum
Adjusted EBITDA Margin (3-year average)	11.4%	12.7%	14.0%	11.9%	54%
Pre-Tax ROIC (3-year average)	18.0%	22.5%	25.9%	22.4%	99%
Weighted Payout:					77%
The actual payout of PSAs to the NEOs, awarded as part of the 2018 LTIP and based on the results shown above for the three-year performance period ending December 31, 2020, is reflected in the table below. The realized value of the PSAs granted in 2018 can be found in footnote 3 of the Summary Compensation Table.
NEO	2018 LTIP Performance Shares Target Award	2018 Performance Share Payout
James K. Kamsickas	94,464	72,736
Jonathan M. Collins	25,299	19,479
Aziz S. Aghili	18,655	14,363
Robert D. Pyle	17,951	13,821
Douglas H. Liedberg	10,031	7,723
Other Elements of Compensation
To remain competitive with other companies and to retain, attract and motivate highly talented executives, we provided certain other benefits to our NEOs in 2020, including health, wellness and retirement benefits.
Executive Perquisites Plan
Prior to 2020, we administered an Executive Perquisites Plan that provided an annual fixed cash allowance to eligible employees that included our NEOs, instead of individual executive perquisites. We did not offer individual perquisites to our NEOs such as car allowances, club memberships, and tax and financial planning. Effective January 1, 2020, our NEOs no longer receive a cash perquisite allowance, nor are individual perquisites offered to our NEOs. In lieu of the perquisite allowance, each NEO, including Mr. Kamsickas, was provided an increase in base salary of $25,000.
International Assignment Benefits
We maintain an International Assignment Policy for certain employees who accept an international assignment at the request of Dana. The benefits under this program generally include some or all of the following benefits as needed: cost of living allowance, location premium, relocation allowance, housing allowance, transportation allowance, tax preparation, assignment completion payment, repatriation allowance and annual home leave. Mr. Aghili received benefits under this program in 2020.
For more information on the benefits provided to Mr. Aghili, see the “Summary Compensation Table” and related footnotes.

Health and Welfare – Wellness Benefits
We provide other benefits such as medical, dental, life insurance, accidental disability and dismemberment insurance, short-term disability and long-term disability to our NEOs, which are also provided to all eligible U.S.-based salaried employees. Eligible employees can purchase additional life, dependent life and accidental death and dismemberment coverage as part of their employee benefits package. Our NEOs and certain other manager-level employees may also purchase supplemental long-term disability insurance.
As part of our employee health and wellness benefit initiatives, we provide to certain executives, including Messrs. Kamsickas, Collins, Aghili, Pyle and Liedberg an executive physical program in which we strongly encourage participation. The benefit provides an annual routine wellness examination and physical at a cost to Dana of approximately $2,600 per executive with a slightly higher cost for initial participation.
Retirement Benefits
We maintain a tax-qualified, “safe harbor” 401(k) plan for our employees, including the NEOs. Eligible participants may make voluntary contributions to the plan up to Internal Revenue Code limits. Dana makes both matching contributions and a fixed contribution to each eligible employee’s 401(k) plan account. We match 100% of the employee’s contributions up to 3% of compensation and 50% of the employee’s contributions from 3% to 5% of compensation, providing a maximum employer match of 4% of compensation to an employee. We give a company fixed contribution equal to 3.5% of each eligible employee’s compensation.
We provide a non-qualified savings plan (restoration plan), to which we credit amounts to participants, including our NEOs, that we would have otherwise provided as matching and fixed contributions under the 401(k) plan if IRS statutory limits on 401(k) plan contributions had not been applicable.
We also administer a non-qualified defined contribution Supplemental Executive Retirement Plan (SERP) for certain executives, including our NEOs. We believe that the SERP enables us to provide our NEOs with a competitive retirement program in line with our peers. A portion of the SERP benefit is based on our performance.
We offer a non-qualified deferred compensation plan that allows eligible employees, including our NEOs, to defer base salary and/or incentive pay to be paid at a future date. For more information regarding our non-qualified retirement programs, see the narrative following the “Nonqualified Deferred Compensation” table.
How Compensation Decisions are Made
Role of the Compensation Committee and Chairman and CEO
The Compensation Committee of the Board of Directors assists the Board in fulfilling its obligations related to the compensation of Dana’s executive officers and, in general, with respect to compensation and benefits programs relating to all employees. Our current Compensation Committee consists of a chair and independent directors who are appointed annually by the Board. Under its Charter, the Compensation Committee must have a minimum of three members who meet the requirements for independence as set forth by the Securities and Exchange Commission (SEC), the New York Stock Exchange (NYSE) and our Standards of Director Independence. Members of the Committee must also qualify as “non-employee directors” within the meaning of Exchange Act Rule 16b-3.
Rachel A. Gonzalez served as Chair of the Compensation Committee during 2020. The other members of the Compensation Committee serving in 2020 included Michael J. Mack, R. Bruce McDonald and Diarmuid B. O’Connell.
The Compensation Committee’s responsibilities include, but are not limited to:
►	Reviewing our executive compensation philosophy and strategy;
►	Participating in the performance evaluation process for our Chairman and CEO;
►	Setting base salary and incentive opportunities for our Chairman and CEO and other senior executives;
►	Establishing the overarching pay philosophy for Dana’s management team;
►
Establishing incentive compensation and performance goals and objectives for our executive officers and other eligible executives and management, and determining whether performance objectives have been achieved; and

►	Recommending employment and severance agreements for our Chairman and CEO and other senior executives to the Board.
Executive sessions are held by the Compensation Committee without the participation of any member of executive management, including the NEOs, typically to discuss compensation matters pertaining to the Chairman and CEO. Each year, the Committee reviews the performance and total compensation package of our NEOs and reviews and establishes each NEO’s total target and actual compensation for the current year including base salary, annual bonus opportunities and long-term incentive awards.

Our Chairman and CEO is responsible for making recommendations to the Compensation Committee regarding base salary and incentive opportunities for the NEOs other than with respect to his own compensation.
Compensation decisions are made by the Compensation Committee using its sole judgment. The Compensation Committee focuses primarily on each NEO’s performance against his or her financial and strategic objectives, Dana’s overall performance, and a business unit’s performance where applicable, while reserving discretion to reflect overall business performance. In consideration of the significant impact of the global COVID-19 pandemic on our employees and financial results, and the subsequent measures taken by the Company in response, the Compensation Committee approved certain adjustments to executive compensation as described in detail in this CD&A.
Role of the Independent Compensation Consultant
The Compensation Committee’s charter states the Committee may retain outside compensation consultants, legal counsel or other advisors. The Committee retains an independent compensation consultant, Mercer (US) Inc. (Mercer), a wholly owned subsidiary of Marsh & McLennan Companies, Inc. (MMC), to advise it on certain compensation matters. The Committee has the sole authority to retain, compensate and terminate any independent compensation consultants of its choosing.
In connection with the Compensation Committee’s engagement of Mercer, the Committee considered factors relevant to Mercer’s independence, including six factors specified by NYSE rules, and determined that Mercer’s work does not raise any conflict of interest. The Committee requested Mercer’s advice on a variety of issues, including compensation strategy, market comparisons, review of our Peer Group, pay and performance alignment versus industry peers, executive pay trends, stock ownership guidelines, compensation best practices and potential compensation plan designs and modifications.
Mercer provided the Peer Group and general industry compensation data to management and the Compensation Committee, and it was used as a frame of reference for establishing compensation targets for base salary, annual bonus and long-term incentives for all of the NEOs at the beginning of 2020.
In addition to its services for the Compensation Committee, separate and distinct from executive and director compensation consulting services, Mercer provided select services for Dana in various other capacities in 2020. Those services included other global compensation consulting where Mercer data was most relevant in a given country. Mercer’s fees for executive compensation consulting in fiscal year 2020 were $178,890. During the fiscal year, Dana retained Mercer (and its MMC affiliates) to provide services unrelated to executive compensation. The aggregate fees paid for these other services were $16,205. These other services were not approved by our Board of Directors or the Compensation Committee because they relate to broad-based compensation and benefit plans. Our management used Pay Governance LLC (Pay Governance) for executive compensation advice.
Compensation Policies and Practices
Dana’s Stock Ownership Guidelines
Our NEOs must comply with stock ownership guidelines that require executives to own a significant number of shares of our common stock. The stock ownership guidelines are calculated based on a multiple of the executive’s annual base salary and the average stock price during the prior calendar year.
We require the NEOs to achieve the required percentage of the targeted stock ownership levels on a schedule from two to five years from the date of promotion or being named to the applicable executive position. In determining that our NEOs have satisfied the ownership requirements, we generally include RSUs that have been granted and any shares owned outright by the NEO. Stock options and unearned performance shares are not counted in determining stock ownership for this purpose.
The table below shows the schedule for attaining the targeted amount of stock ownership:
Title	Minimum Investment	Percentage of Ownership Guideline to Satisfy
		2 Years	4 Years	5 Years
Chairman and Chief Executive Officer	5x Base Salary	40%	80%	100%
Executive Vice President and Chief Financial Officer	3x Base Salary	40%	80%	100%
Other NEOs	3x Base Salary	40%	80%	100%
All NEOs met or exceeded the ownership requirements according to the above schedule as established under our guidelines.

To further strengthen our ownership culture and alignment with the interests of our shareholders, the Compensation Committee approved several changes to the stock ownership guidelines for senior executives, including the NEOs, to take effect January 1, 2021. Approved changes include:
►	Increasing the multiple applicable to the Chairman and Chief Executive Officer from 5x to 8x;
►	Increasing the multiple applicable to the Executive Vice President and Chief Financial Officer from 3x to 5x;
►	Extending ownership requirements to include all Company senior vice presidents;
►	Eliminating the scheduled approach to ownership achievement; and
►	Restricting the sale of shares acquired upon vesting of awards until ownership requirements have been met.
Clawback Provisions
To mitigate risk to Dana of paying either annual or long-term incentives based on faulty financial results, we have a policy (Clawback Policy) regarding adjustment of performance-based compensation in the event of a restatement of our financial results. It provides that the Compensation Committee will review all bonuses and other compensation paid or awarded to our executive officers based on the achievement of corporate performance goals during the period covered by a restatement. If the amount of such compensation paid or payable to any executive officer based on the originally reported financial results differs from the amount that would have been paid or payable based on the restated financial results, the Committee will make a recommendation to the independent members of the Board as to whether to seek recovery from the executive officer of any compensation exceeding that to which he or she would have been entitled based on the restated results. In the case of Mr. Kamsickas, his executive employment agreement sets forth clawback provisions in addition to the Clawback Policy described above. These additional clawback provisions are described below under “CEO Employment Agreement.”
Hedging and Pledging of Dana Stock
Under the terms of our “Insider Trading Policy,” no employee, officer or director is permitted to engage in securities transactions that would allow them either to insulate themselves from, or profit from, a decline in Dana’s stock price. Similarly, no employee, officer or director may enter into hedging transactions in Dana’s stock. Such transactions include, but are not limited to, short sales as well as any hedging transactions in derivative securities (i.e., puts, calls, options, swaps, forward contracts or collars) or other speculative transactions relating to Dana’s stock. Pledging of Dana’s stock is also prohibited.
Equity-Based Grant Practices
Under our equity-based grant practices, we make regular equity-based grants to eligible employees, including NEOs, in the first quarter of the calendar year at a regularly scheduled meeting of the Compensation Committee. Under our current practice, the exercise price, in the case of any stock options, is the closing price of our common stock on the NYSE on the date of the grant. We also may award equity-based grants during the year to newly hired executive officers as part of their compensation package or to executives based on a promotion during the year. In the case of equity-based grants to newly hired employees who may be officers subject to Section 16 of the Exchange Act, including NEOs, the grants are authorized by the Committee.
Mitigation of Potential Risk in Pay Programs
The Compensation Committee has reviewed our compensation policies and practices and determined that there are no risks arising from our compensation policies and practices that are reasonably likely to have a material adverse effect on Dana. To avoid excessive risk-taking behaviors, Dana has put in place several mechanisms, including, but not limited to:
►	Stock ownership guidelines;
►	Caps on annual incentive payouts;
►	Financial performance-based annual incentive program;
►	Long-term incentive awards (which are delivered primarily in the form of equity);
►	Mix of multiple types of awards and performance assessment periods;
►	Use of multiple metrics to determine annual and long-term incentive payouts; and
►	Clawback and anti-hedging and pledging policies.

CEO Employment Agreement
As Chairman and Chief Executive Officer, Mr. Kamsickas has an executive employment agreement with the Company. Terms of the employment agreement can be found in the “CEO Employment Agreement” section below. No other NEO has an employment agreement.
Severance Arrangements
We administer an executive severance plan (Executive Severance Plan) in which our current NEOs participate, except for Mr. Kamsickas, whose severance compensation, other than for a change in control, is governed by his employment agreement. We also provide a double-trigger change in control severance plan (Change in Control Severance Plan) in which all of our NEOs participate. The Change in Control Severance Plan provides severance benefits as a result of a qualifying termination of employment after a change in control. These arrangements provide certainty to both Dana and the former executive as to their rights and obligations to each other, including restrictive covenants and non-compete agreements.
Executive Severance Plan
The Executive Severance Plan provides severance compensation to eligible executives, including our NEOs whose employment is involuntarily terminated other than by reason of death, disability or cause prior to a change in control. Severance compensation for our Chairman and CEO is provided in his employment agreement.
Change in Control Severance Plan
The Change in Control Severance Plan provides severance benefits to eligible executives whose employment is involuntary terminated as a result of a change in control. Each of our current NEOs is eligible to participate in the plan. We believe that such a plan helps to both retain and attract executives by reducing the personal uncertainty that arises from the possibility of a future business combination or restructuring. Dana believes that the Change in Control Severance Plan helps to increase shareholder value by encouraging executives to consider change in control transactions that are in the best interest of Dana and its shareholders, even if the transaction may ultimately result in termination of their employment. The plan contains a double-trigger provision (i.e., termination of employment after a change in control) for the vesting of equity awards and for distributing severance payments in the event of any change in control. No excise tax gross-up is provided under this plan.
Additional information on the terms and conditions of these plans as they relate to our NEOs is described in the section entitled “Potential Payments and Benefits upon Termination or Change in Control” below.
Impact of Accounting and Tax Treatments
Internal Revenue Code Section 162(m)
The exemption from Section 162(m)’s deduction limit for performance-based compensation was repealed effective for taxable years beginning after December 31, 2017 such that compensation paid to our covered executive officers in excess of $1 million per year is no longer deductible with the exception of qualified transition relief applicable to certain arrangements entered prior to November 2, 2017 and which are not materially amended thereafter. Despite this change in the tax deductibility of executive compensation, Section 162(m) remains only one of a number of considerations by the Compensation Committee in evaluating the Company’s executive compensation program and its effectiveness in retaining, attracting, motivating and rewarding its senior leaders.
Accounting for Stock-Based Compensation
We account for stock-based payments under our equity-based plans in accordance with the requirements of FASB ASC 718, Compensation – Stock Compensation. Further information about this accounting treatment can be found in Notes 1 and 11 to the Consolidated Financial Statements in Dana’s Annual Report on Form 10-K for the year ended December 31, 2020.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (CD&A) with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K.
Compensation Committee
Rachel A. Gonzalez, Chair
Michael J. Mack, Jr.
R. Bruce McDonald
Diarmuid B. O‘Connell
February 9, 2021

EXECUTIVE COMPENSATION
The following table summarizes the compensation of our Chairman and CEO, Executive Vice President and CFO, and our three other most highly compensated executive officers serving at the end of the fiscal year ended December 31, 2020 (collectively, the named executive officers) for services rendered during the years stated in all capacities to Dana and our subsidiaries.
SUMMARY COMPENSATION TABLE
Name and Principal Position(1)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(5)	Total ($)
James K. Kamsickas Chairman and Chief Executive Officer	2020	1,050,000	0	8,282,900	0	750,000	0	453,532	10,536,432
	2019	1,169,400	0	5,940,761	0	1,045,750	0	498,789	8,654,700
	2018	1,146,950	0	7,299,357	0	1,339,898	0	563,735	10,349,940
Jonathan M. Collins Executive Vice President and Chief Financial Officer	2020	648,850	0	2,228,536	0	273,200	0	206,611	3,357,197
	2019	647,250	0	1,580,663	0	354,333	0	222,844	2,805,091
	2018	605,000	0	1,816,376	0	433,575	0	230,936	3,085,887
Aziz S. Aghili Executive Vice President and President, Off-Highway Drive and Motion Systems	2020	560,500	0	1,640,443	0	221,250	0	1,338,952	3,761,145
	2019	561,250	0	1,302,494	0	294,930	0	1,360,201	3,518,875
	2018	545,000	0	1,093,986	0	457,875	0	1,009,521	3,106,382
Robert D. Pyle Executive Vice President and President, Light Vehicle Drive Systems	2020	570,000	0	1,652,993	0	225,000	0	197,135	2,645,127
	2019	544,500	0	1,113,919	0	317,226	0	205,403	2,181,048
	2018	532,500	0	1,051,393	0	253,260	0	188,653	2,025,806
Douglas H. Liedberg Senior Vice President, General Counsel and Secretary, Chief Compliance Officer	2020	498,750	0	1,203,447	0	170,625	0	139,084	2,011,907
Footnotes:
(1)	The latest position held by the named executive officer as of December 31, 2020.
(2)
With respect to the 2020, 2019 and 2018 grants, this column shows the grant date value of the PSAs and RSUs computed in accordance with FASB ASC 718, Compensation – Stock Compensation. Also included in this column are dividend equivalent units earned in 2020. Additionally, included in this column are the incremental accounting costs arising from the discretionary adjustments made to the 2018 PSAs. Refer to the 2018 LTIP Performance portion of the “Compensation Discussion and Analysis” section above for additional information regarding these adjustments. For additional information regarding the assumptions used in determining fair value for share-based compensation, refer to Notes 1 and 11 of the Notes to the Consolidated Financial Statements in Dana’s Annual Report on Form 10-K for the year ended December 31, 2020. Refer to the “Grants of Plan-Based Awards” table below for information on awards made in 2020. Refer to the “Outstanding Equity Awards at Fiscal Year-End” table for the market value of awards not vested as of December 31, 2020. The values of the PSAs at the grant date if the highest level of performance conditions were to be achieved would be as follows: Mr. Kamsickas—$6,847,512; Mr. Collins - $1,844,100; Mr. Aghili—$1,356,986; Mr. Pyle—$1,379,991; Mr. Liedberg—$1,050,012.

(3)
Based upon the financial performance for the three-year period ending December 31, 2020, the PSAs that were granted in 2018 as part of the NEOs 2018 LTIP award resulted in aggregate payout of 77% as summarized below:

Name	Total 2018 LTIP Grant Value	Value of RSUs	Value of PSAs	Value of Actual Payout of PSAs
James K. Kamsickas	$5,539,666	$2,855,944	$2,683,722	$1,704,204
Jonathan M. Collins	$1,483,513	$764,769	$718,745	$456,393
Aziz S. Aghili	$1,093,870	$563,882	$529,989	$336,525
Robert D. Pyle	$1,052,619	$542,631	$509,988	$326,826
Douglas H. Liedberg	$588,115	$303,135	$284,981	$180,950

The 2018 LTIP was comprised of 50% RSUs and 50% PSAs. Pre-Tax Return on Invested Capital (ROIC) and Adjusted EBITDA Margin (Margin) are the performance metrics applicable to the 2018 PSAs. The weighted payout was 77%, resulting from a 102% ROIC result and a 52% Margin result.
(4)
This column shows the cash incentive awards earned for performance under our 2nd Half 2020 Bonus Plan. There were no payouts under the AIP. See Compensation Discussion and Analysis above for information on the terms of these awards. For years 2019 and 2018, the amount shown reflects cash incentive awards pursuant to the AIP payable in the reported year.

(5)	The total values shown for the individuals during 2020 include benefits set forth below.
a.
James K. Kamsickas: $21,375 for contributions to Dana Retirement Savings Plan (401(k)); $135,806 for credits to Dana Restoration Plan; $288,143 representing the change in value of the supplemental executive retirement plan; and $8,208 for life benefits (including AD&D and group variable universal life insurance).

b.
Jonathan M. Collins: $21,375 for contributions to Dana Retirement Savings Plan (401(k)); $53,864 for credits to Dana Restoration Plan; $130,629 representing the change in value of the supplemental executive retirement plan; and $743 for life benefits (including AD&D and group variable universal life insurance).

c.
Aziz S. Aghili: $21,375 for contributions to Dana Retirement Savings Plan (401(k)); $42,782 for credits to Dana Restoration Plan; $153,537 representing the change in value of the supplemental executive retirement plan; $3,145 for life benefits (including AD&D and group variable universal life insurance); and $1,118,113, for international assignment benefits, comprised primarily of assignment-related tax payments, and which includes tax gross-up payments totaling $258,017.

d.
Robert D. Pyle: $21,375 for contributions to Dana Retirement Savings Plan (401(k)); $45,167 for credits to Dana Restoration Plan; $129,007 representing the change in value of the supplemental executive retirement plan; and $1,586 for life benefits (including AD&D and group variable universal life insurance).

e.
Douglas H. Liedberg: $21,375 for contributions to Dana Retirement Savings Plan (401(k)); $33,923 for credits to Dana Restoration Plan; $82,452 representing the change in value of the supplemental executive retirement plan; and $1,335 for life benefits (including AD&D and group variable universal life insurance).

The following table contains information on grants of awards to named executive officers in the fiscal year ended December 31, 2020 under the 2017 Dana Incorporated Omnibus Incentive Plan (the “2017 Plan”).
Grants of Plan-Based Awards at Fiscal Year-End
Name	Type of Award	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
James K. Kamsickas	Performance Share Award	2/10/2020				55,365	221,459	442,918				3,423,756
	Restricted Stock Unit Award	2/10/2020							225,211			3,445,883
	2018 Performance Share Award Adjustment(5)	12/10/2020										1,413,260
	Annual Incentive Plan		375,000	1,500,000	3,000,000
	2nd Half 2020 Bonus Plan		750,000	750,000	750,000
Jonathan M. Collins	Performance Share Award	2/10/2020				14,910	59,641	119,282				922,050
	Restricted Stock Unit Award	2/10/2020							60,651			928,009
	2018 Performance Share Award Adjustment(5)	12/10/2020										378,477
	Annual Incentive Plan		136,600	546,400	1,092,800
	2nd Half 2020 Bonus Plan		273,200	273,200	273,200
Aziz S. Aghili	Performance Share Award	2/10/2020				10,972	43,887	87,774				678,493
	Restricted Stock Unit Award	2/10/2020							44,630			682,877
	2018 Performance Share Award Adjustment(5)	12/10/2020										279,073
	Annual Incentive Plan		110,625	442,500	885,000
	2nd Half 2020 Bonus Plan		221,250	221,250	221,250
Robert D. Pyle	Performance Share Award	2/10/2020				11,158	44,631	89,262				689,995
	Restricted Stock Unit Award	2/10/2020							45,387			694,456
	2018 Performance Share Award Adjustment(5)	12/10/2020										268,542
	Annual Incentive Plan		112,500	450,000	900,000
	2nd Half 2020 Bonus Plan		225,000	225,000	225,000
Douglas H. Liedberg	Performance Share Award	2/10/2020				8,490	33,959	67,918				525,006
	Restricted Stock Unit Award	2/10/2020							34,533			528,383
	2018 Performance Share Award Adjustment(5)	12/10/2020										150,058
	Annual Incentive Plan		85,313	341,250	682,500
	2nd Half 2020 Bonus Plan		170,625	170,625	170,625
Footnotes:
(1)
These columns reflect the potential payments for each of the named executive officers under our 2020 AIP and 2nd Half 2020 Bonus Plan. As discussed in the Annual Performance-Based Cash Incentive section of the “Compensation Discussion and Analysis” above, there were no AIP payouts for 2020. Refer to the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” for individual payouts under the 2nd Half 2020 Bonus Plan . Refer to the 2020 Annual Performance-Based Cash Incentive portion of the “Compensation Discussion and Analysis” section above for additional information on such program, including the performance targets that correspond to the potential payments listed.

(2)
These columns reflect the potential issuance of shares for each of the NEOs under the PSA component of the 2020 LTIP. As discussed in the LTIP awards section of the “Compensation Discussion and Analysis,” PSAs account for fifty percent (50%) of the 2020 LTIP and such awards cliff vest at the end of the three-year period based on performance against established metrics. Refer to the 2020 LTIP portion of the “Compensation Discussion and Analysis” section above for additional information on such program, including the performance targets that correspond to the potential payouts listed.

(3)
This amount represents the number of RSUs granted as a component of the 2020 LTIP and the dividend equivalent units granted in 2020. As discussed in the LTIP section of the “Compensation Discussion and Analysis,” RSUs accounted for fifty percent (50%) of the 2020 LTIP. The RSUs cliff vest three (3) years from the date of grant.

(4)
This column represents the fair value (at grant date) of PSAs, RSUs and dividend equivalents granted to each of the NEOs in 2020. The value of the PSAs and RSUs is calculated using the closing stock price on the date of grant. The value of PSAs assumes a target level of performance. The value of the dividend equivalents is calculated using the closing stock price the dividend payment date.

(5)
These rows represent the incremental accounting cost associated with the adjustments made to the 2018 PSAs in accordance with FASB ASC 718, Compensation – Stock Compensation. Refer to the 2018 LTIP Performance portion of the “Compensation Discussion and Analysis” section above for additional information on these adjustments.

The following table provides information on stock option, PSAs and RSUs awarded under the 2017 Plan for each named executive officer that were outstanding as of December 31, 2020.
Each outstanding award is shown separately. The market value of the stock awards is based on the closing market price of Dana common stock on December 31, 2020 of $19.52 per share.
Outstanding Equity Awards at Fiscal Year-End
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Exercise Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(7) ($)
James K. Kamsickas					225,211(1)	4,396,119	442,918(4)	8,645,759
					175,510(2)	3,425,955	336,622(5)	6,570,861
					100,526(3)	1,962,268	72,736(6)	1,419,807
Jonathan M. Collins					60,651(1)	1,183,908	119,282(4)	2,328,385
					46,822(2)	913,965	89,806(5)	1,753,013
					26,919(3)	525,459	19,479(6)	380,230
Aziz S. Aghili					44,630(1)	871,178	87,774(4)	1,713,348
					38,524(2)	751,988	73,890(5)	1,442,333
					19,848(3)	387,433	14,363(6)	280,366
Robert D. Pyle					45,387(1)	885,954	89,262(4)	1,742,394
					32,890(2)	642,013	63,084(5)	1,231,400
					19,100(3)	372,832	13,821(6)	269,786
Douglas H. Liedberg					34,533(1)	674,084	67,918(4)	1,325,759
					22,648(2)	442,089	43,442(5)	847,988
					10,670(3)	208,278	7,723(6)	150,753
Footnotes:
(1)	RSUs granted on February 10, 2020 cliff vest on February 10, 2023.
(2)	RSUs granted on February 12, 2019 cliff vest on February 12, 2022.
(3)	RSUs granted on February 15, 2018 cliff vest on February 15, 2021.
(4)	PSAs granted on February 10, 2020 cliff vest after three-year performance period.
(5)	PSAs granted on February 12, 2019 cliff vest after three-year performance period.
(6)	This reflects the shares earned from the PSA component of the LTIP award issued on February 15, 2018 based on weighted performance results of 77%.

(7)
For the PSAs granted in 2020, the amounts in this column reflect the market value of 200% of the PSAs granted (i.e., maximum performance) based on the closing stock price of $19.52 on December 31, 2020. For the PSAs granted in 2019, the amounts in this column reflect the market value of 200% of the PSAs granted (i.e., maximum performance) based on the closing stock price of $19.52 on December 31, 2020. For the PSAs granted in 2018, the amounts in this column reflect actual aggregate performance based on achievement of 77% of the PSAs granted for the performance period ended December 31, 2020.

The following table provides information concerning the vesting of PSAs and RSUs during the fiscal year ended December 31, 2020, for each of the named executive officers.
Options Exercised and Stock Vested During Fiscal Year
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
James K. Kamsickas			259,318	$4,290,295
Jonathan M. Collins			65,479	$1,083,315
Aziz S. Aghili			53,309	$883,307
Robert D. Pyle			50,496	$835,430
Douglas H. Liedberg			29,855	$493,932
Footnotes:
(1)	These values represent the vesting of RSUs and were determined by using the closing price of our common stock on the New York Stock Exchange on each vesting date.
The following table provides information on the nonqualified deferred compensation of the named executive officers with respect to the fiscal year ended December 31, 2020.
Nonqualified Deferred Compensation at Fiscal Year-End
Name	Dana Credits in 2020 ($)	Aggregate Earnings in 2020 ($)	Aggregate Withdrawals / Distributions in 2020 ($)	Aggregate Balance on 12/31/20 ($)
James K. Kamsickas	$292,987(1)	$306,290(2)	$0	$3,148,823(3)
Jonathan M. Collins	129,102(1)	99,195	0	728,416
Aziz S. Aghili	106,939(1)	204,780(2)	0	1,701,690(3)
Robert D. Pyle	111,709(1)	171,981(2)	0	1,444,713(3)
Douglas H. Liedberg	89,221(1)	68,129	0	531,788
Footnotes:
(1)
Includes credit for employer fixed and matching contributions that exceed the IRS limits for our qualified 401(k) plan and credit for the supplemental executive retirement plan described below. This credit is also reflected in Footnote 6 of the “Summary Compensation Table” above.

Restoration Plan Company Credits ($ value)		Supplemental Executive Retirement Plan Company Credits ($ value)
James K. Kamsickas	135,806	James K. Kamsickas	157,181
Jonathan M. Collins	53,864	Jonathan M. Collins	75,238
Aziz S. Aghili	42,782	Aziz S. Aghili	64,157
Robert D. Pyle	45,167	Robert D. Pyle	66,542
Douglas H. Liedberg	33,923	Douglas H. Liedberg	55,298
(2)	Includes earnings on employee deferrals in the deferred compensation plan.
(3)	Includes deferred compensation plan balance.

Retirement Plans
Dana maintains a non-qualified supplemental executive retirement plan for certain executives, including the named executive officers. Under the terms of the supplemental executive retirement plan, Dana established unfunded notional defined contribution accounts subject to the claims of Dana’s general creditors. Each participant account is credited on an annual basis as follows: (a) fixed employer credits – equal to 3.5% of compensation; and (b) discretionary employer credits – based on Dana’s sole discretion and Company performance not to exceed 4% of compensation. The earnings rate for each participant is based on the rates of return (positive or negative) earned by the measurement funds selected by the participant as offered for the purposes of the plan. Participants are fully vested after five (5) years of service or upon death, disability or Change in Control.
Dana also maintains a non-qualified deferred compensation plan that allows certain executives to defer base pay and/or incentive pay into unfunded notional accounts subject to the claims of Dana’s general creditors.
CEO EMPLOYMENT AGREEMENT
Mr. Kamsickas became President and Chief Executive Officer and a member of the Board of Directors of Dana effective August 11, 2015. Under the terms of his employment agreement, Mr. Kamsickas is entitled to the following:
►	Annual base salary;
►	Upon the achievement of target-level performance, an annual bonus;
►	Annual grants pursuant to the long-term incentive program under Dana’s 2017 Omnibus Incentive Plan; and
►	All of Dana’s benefit plans or arrangements in effect from time to time with respect generally to senior executives.
Pursuant to his employment agreement and in lieu of his participation in the Executive Severance Plan, if Dana involuntarily terminates Mr. Kamsickas’ employment without cause (as defined below) and not due to disability, or he voluntarily terminates his employment for good reason (as defined below), subject to his execution and non-revocation of a release of claims, he would be entitled to (i) severance in an amount equal to twenty-four (24) months of base salary, payable in regular payroll installments over the twenty-four (24) month period commencing on the date of termination, (ii) a bonus for the year of termination based on actual performance under the annual incentive program and a bonus for the calendar year after termination at the target amount, both payable when annual bonuses are paid to other senior executives, (iii) medical, dental, prescription drug, basic life insurance and employee assistance program benefits for twenty-four (24) months following the date of his termination subject to his payment of any required employee contributions consistent with those contributions required of active employees of Dana (and which benefits shall be coterminous with his entitlement to COBRA health benefits continuation), and (iv) outplacement benefits (having a cost not exceeding $50,000).
Pursuant to Mr. Kamsickas’ employment agreement, “cause” generally means (i) a willful and material misappropriation of any monies or assets or properties of Dana; (ii) a willful and material breach by him of the terms of his employment agreement that is demonstrably injurious to Dana and that, if capable of cure, has not been cured within thirty (30) days after written notice to him; or (iii) the conviction of, or plea of guilty or nolo contendere by him to, a felony or to any criminal offense involving his moral turpitude.
Pursuant to Mr. Kamsickas’ employment agreement, “good reason” generally means the occurrence of any of the following without his consent: (i) any material adverse change by Dana in his title, position, authority or reporting relationships with Dana; (ii) Dana’s requirement that he relocate to a location in excess of fifty (50) miles from Dana’s current office location or from any future office location acceptable to him; or (iii) any material breach by Dana of the employment agreement which is not cured within thirty (30) days after written notice by Mr. Kamsickas to Dana, which notice shall specify the breach and the nature of conduct necessary to cure such breach.
For a period of twenty-four (24) months following his termination of employment, Mr. Kamsickas is prohibited from competing against Dana, soliciting its customers or employees, and working for a competitor. Mr. Kamsickas has also agreed that he will not disclose Dana’s confidential information.

POTENTIAL PAYMENTS AND BENEFITS UPON TERMINATION OR CHANGE IN CONTROL
As discussed in the “Compensation Discussion and Analysis” section above, Dana maintains both an Executive Severance Plan and Change in Control Severance Plan that apply to certain senior executives, including our named executive officers.
Set forth below is a description of each plan (applicable to eligible executive officers, including named executive officers). This is followed by tables relating to Messrs. Kamsickas, Collins, Aghili, Pyle and Liedberg.
Executive Severance Plan
In the event any eligible executive officer, except our CEO (as he is entitled to payments under his employment agreement), is involuntarily terminated by Dana without cause (as defined below) and other than due to death or disability and such termination occurs prior to a Change in Control, Dana will pay the executive an amount equal to twelve (12) months of base salary, the cost of COBRA premiums for twelve (12) months, and an annual incentive plan (AIP) payment equal to a full year, subject to actual performance results. Additionally, the executive will receive payment or receive reimbursement for reasonable costs of outplacement services, subject to a maximum amount of $25,000.
Change in Control Severance Plan
The Change in Control Severance Plan (CIC Plan) is designed to provide severance benefits to all eligible executive officers whose employment is terminated as a result of a change in control of Dana. Dana’s current named executive officers are eligible to participate in the CIC Plan. Under the CIC Plan, any participant who incurs a qualifying termination (as defined below) will be entitled to receive two times the sum of the individual’s salary and target bonus (three times the sum of his or her salary and his or her target bonus, in the case of the CEO and CFO) for the year in which termination occurs. As of the termination date, each named executive officer will be entitled to: (i) the full amount of any earned but unpaid base salary through the date of termination plus a cash payment for all unused vacation time accrued; (ii) a pro rata portion of his or her annual target bonus for the year in which termination occurs; (iii) all equity awards vesting in full (with the target number of performance shares, if applicable) and becoming fully exercisable; (iv) a lump sum cash amount to allow, but not require, the employee to purchase additional coverage equal to a total of two years (three years for the CEO) of subsidized COBRA; and (v) reasonable costs of outplacement services not to exceed $25,000 ($50,000 for the CEO).
The CIC Plan does not provide for any excise tax gross-up payments to executive officers in connection with a change in control and instead includes provisions requiring a cutback of the benefits payable under the plan if it would result in the executive receiving a greater payment on an after-tax basis (after accounting for any excise taxes that would otherwise be triggered). Payments under the CIC Plan are payable in a lump-sum subject to execution of a release of claims against Dana.
For purposes of the CIC Plan, “qualifying termination” generally means (i) an executive’s involuntary termination of employment with Dana during the 24-month period following a change in control other than a termination by reason of death, disability or for cause or (ii) an executive’s resignation of employment with Dana during such period for good reason.
Equity Award Provisions
Pursuant to the award agreements for the RSUs, if the recipient’s employment is terminated without cause or by reason of death, disability or normal retirement, all outstanding RSU awards are prorated based on the number of full months of employment on the termination date within each vesting period. In the event of a change in control and the recipient is still employed with Dana, RSUs become nonforfeitable and payable to the recipient. Pursuant to the award agreements for performance shares, if the recipient’s employment is terminated without cause or by reason of death, disability or normal retirement, the outstanding performance awards shall remain eligible to vest, prorated based on the number of full months of employment from the grant date through the termination date, and based on actual performance during the performance period. If, during the performance period, a change in control occurs and the recipient is still employed with Dana, then the recipient shall automatically vest a prorated portion of the performance shares (based on the number of full months the recipient is employed by Dana from the grant date and ending on the date of the change in control), assuming target performance for such purpose, subject to eligibility for full vesting in accordance with the CIC Plan described above.

The following tables set forth the potential payments that would have been due to our named executive officers upon termination or a change of control as of December 31, 2020.
James K. Kamsickas
The following table describes the potential termination and change in control payments to Mr. Kamsickas, Dana’s Chairman and Chief Executive Officer, under a variety of circumstances.
Pay Element	Change in Control and Termination Without Cause or Voluntary Termination with Good Reason	Death / Disability	Termination Without Cause or Voluntary Termination with Good Reason (No Change in Control)
Cash Compensation
Separation Payment	$8,100,000(1)		$2,400,000(2)
Annual Incentive Award	$1,500,000(3)	$750,000	$2,250,000(4)
Long-Term Incentive
Performance Shares	$7,608,310(5)	$5,051,054(6)	$5,051,054(6)
Restricted Stock Units	$9,784,341(7)	$5,168,018(8)	$5,168,018(8)
Benefits and Perquisites
Health insurance, etc.	$50,630(9)		$33,753(10)
Restoration Plan(11)	$1,045,428	$1,045,428	$1,045,428
SERP(12)	$1,114,849	$1,114,849	$1,114,849
Accrued Vacation(13)	$100,000	$100,000	$100,000
Other
Outplacement	$50,000		$50,000
Total	$29,353,558	$13,229,348	$17,213,101
Footnotes:
(1)
Mr. Kamsickas would have been eligible for a separation payment equal to the sum of his annual base salary and the target bonus multiplied by three(3) pursuant to the terms of our Change in Control Plan. Under 280G and the best net approach, Mr. Kamsickas would be better off having amounts cutback to 280G limits than paying the excise tax.

(2)	Mr. Kamsickas is entitled to receive an amount equal to 24 months of his annual base salary pursuant to the terms of his executive employment agreement.
(3)	Mr. Kamsickas is entitled to receive an amount equal to his target bonus pursuant to the terms of our Change in Control Plan.
(4)
Upon a termination without cause or for good reason in the absence of a change in control, Mr. Kamsickas is entitled to receive an amount equal to his target bonus as well as a bonus for the year of termination based on actual results pursuant to his executive employment agreement.

(5)	Performance shares vest in full assuming target performance.
(6)	Performance shares vest on a pro rata basis assuming target performance for 2019 and 2020; actual performance for 2018.
(7)	Restricted stock units vest in full.
(8)	Restricted stock units vest on a pro rata basis.
(9)
Mr. Kamsickas would receive a lump sum cash payment in the amount of the difference of his employee premium share and COBRA costs as determined on his date of termination for a period of three (3) years.

(10)
Mr. Kamsickas would receive a lump sum cash payment in the amount of the difference of his employee premium share and COBRA costs as determined on his date of termination for a period of two (2) years.

(11)
Mr. Kamsickas is eligible to receive his Restoration Plan benefit effective December 31, 2020. The Restoration Plan benefit includes credit for fixed and matching contributions that exceed the IRS limits for our qualified 401(k) plan.

(12)	Mr. Kamsickas is eligible to receive his supplemental executive retirement plan benefit effective December 31, 2020.
(13)	For purposes of this table, we assumed Mr. Kamsickas did not take any vacation in 2020.

Jonathan M. Collins
The following table describes the potential termination and change in control payments to Mr. Collins, Dana’s Executive Vice President and Chief Financial Officer, under a variety of circumstances.
Pay Element	Change in Control and Termination Without Cause or Voluntary Termination with Good Reason	Death / Disability	Termination Without Cause (No Change in Control)
Cash Compensation
Separation Payment	$3,688,200(1)		$683,000(2)
Annual Incentive Award	$546,400(3)	$273,200	$273,200(4)
Long-Term Incentive
Performance Shares	$2,040,699(5)	$1,352,638(6)	$1,352,638(6)
Restricted Stock Units	$2,623,332(7)	$1,383,636(8)	$1,383,636(8)
Benefits and Perquisites
Health insurance, etc.	$33,756(9)		$16,878(10)
Restoration Plan(11)	$313,175	$313,175	$313,175
SERP(12)	$415,240	$415,240	$415,240
Accrued Vacation(13)	$56,917	$56,917	$56,917
Other
Outplacement	$25,000		$25,000
Total	$9,742,719	$3,794,806	$4,519,684
Footnotes:
(1)
Mr. Collins would have been eligible for a separation payment equal to the sum of his annual base salary and the target bonus multiplied by three (3) pursuant to the terms of our Change in Control Plan. Under 280G and the best net approach, Mr. Collins would be better off paying the excise tax than having amounts cutback to 280G limit.

(2)	Mr. Collins is entitled to receive an amount equal to 12 months of his annual base salary pursuant to the terms of our Executive Severance Plan.
(3)	Mr. Collins is entitled to receive an amount equal to his target bonus pursuant to the terms of our Change in Control Plan.
(4)
Upon a termination without cause in the absence of a change in control Mr. Collins is entitled to receive an amount equal to his bonus based on actual results pursuant to the terms of our Executive Severance Plan.

(5)	Performance shares vest in full assuming target performance.
(6)	Performance shares vest on a pro rata basis assuming target performance for 2019 and 2020; actual performance for 2018.
(7)	Restricted stock units vest in full.
(8)	Restricted stock units vest on a pro rata basis.
(9)	Mr. Collins would receive a lump sum cash payment in the amount of the difference of his employee premium share and COBRA costs as determined on his date of termination for a period of two (2) years.
(10)	Mr. Collins would receive a lump sum cash payment in the amount of the difference of his employee premium share and COBRA costs as determined on his date of termination for a period of one (1) year.
(11)
Mr. Collins is eligible to receive his Restoration Plan benefit effective December 31, 2020. The Restoration Plan benefit includes credit for fixed and matching contributions that exceed the IRS limits for our qualified 401(k) plan.

(12)	Mr. Collins is eligible to receive his supplemental executive retirement plan benefit effective December 31, 2020.
(13)	For purposes of this table, we assumed Mr. Collins did not take any vacation in 2020.

Aziz S. Aghili
The following table describes the potential termination and change in control payments to Mr. Aghili, Executive Vice President and President of Dana’s Off-Highway Drive and Motion Systems, under a variety of circumstances.
Pay Element	Change in Control and Termination Without Cause or Voluntary Termination with Good Reason	Death / Disability	Termination Without Cause (No Change in Control)
Cash Compensation
Separation Payment	$2,065,000(1)		$590,000(2)
Annual Incentive Award	$442,500(3)	$221,250	$221,250(4)
Long-Term Incentive
Performance Shares	$1,577,841(5)	$1,046,721(6)	$1,046,721(6)
Restricted Stock Units	$2,010,599(7)	$1,067,432(8)	$1,067,432(8)
Benefits and Perquisites
Health insurance, etc.	$24,331(9)		$12,472(10)
Restoration Plan(11)	$632,312	$632,312	$632,312
SERP(12)	$772,025	$772,025	$772,025
Accrued Vacation(13)	$49,167	$49,167	$46,197
Other
Outplacement	$25,000		$25,000
Total	$7,598,775	$3,788,907	$4,416,379
Footnotes:
(1)	Mr. Aghili would have been eligible for a separation payment equal to the sum of his annual base salary and the target bonus multiplied by two (2) pursuant to the terms of our Change in Control Plan.
(2)	Mr. Aghili is entitled to receive an amount equal to 12 months of his annual base salary pursuant to the terms of our Executive Severance Plan.
(3)	Mr. Aghili is entitled to receive an amount equal to his target bonus pursuant to the terms of our Change in Control Plan.
(4)
Upon a termination without cause in the absence of a change in control Mr. Aghili is entitled to receive an amount equal to his bonus based on actual results pursuant to the terms of our Executive Severance Plan.

(5)	Performance shares vest in full assuming target performance.
(6)	Performance shares vest on a pro rata basis assuming target performance for 2019 and 2020; actual performance for 2018.
(7)	Restricted stock units vest in full.
(8)	Restricted stock units vest on a pro rata basis.
(9)	Mr. Aghili would receive a lump sum cash payment in the amount of the difference of his employee premium share and COBRA costs as determined on the date of termination for a period of two (2) years.
(10)	Mr. Aghili would receive a lump sum cash payment in the amount of the difference of his employee premium share and COBRA costs as determined on the date of termination for a period of one (1) year.
(11)
Mr. Aghili is eligible to receive his Restoration Plan benefit effective December 31, 2020. The Restoration Plan benefit includes credit for fixed and matching contributions that exceed the IRS limits for our qualified 401(k) plan.

(12)	Mr. Aghili is eligible to receive his supplemental executive retirement plan benefit effective December 31, 2020.
(13)	For purposes of this table, we assumed Mr. Aghili did not take any vacation in 2020.

Robert D. Pyle
The following table describes potential termination and change in control payments to Mr. Pyle, Executive Vice President and President of Dana’s Light Vehicle Drive Systems, under a variety of circumstances.
Pay Element	Change in Control and Termination Without Cause or Voluntary Termination with Good Reason	Death / Disability	Termination Without Cause (No Change in Control)
Cash Compensation
Separation Payment	$2,100,000(1)		$600,000(2)
Annual Incentive Award	$450,000(3)	$225,000	225,000(4)
Long-Term Incentive
Performance Shares	$1,486,897(5)	$970,671(6)	$970,671(6)
Restricted Stock Units	$1,900,799(7)	$990,523(8)	$990,523(8)
Benefits and Perquisites
Health insurance, etc.	$33,753(9)		$16,877(10)
Restoration Plan(11)	$905,831	$905,831	$905,831
SERP(12)	$538,882	$538,882	$538,882
Accrued Vacation(13)	$50,000	$50,000	$50,000
Other
Outplacement	$25,000		$25,000
Total	$7,491,162	$3,680,907	$4,322,782
Footnotes:
(1)	Mr. Pyle would have been eligible for a separation payment equal to the sum of his annual base salary and the target bonus multiplied by two (2) pursuant to the terms of our Change in Control Plan.
(2)	Mr. Pyle is entitled to receive an amount equal to 12 months of his annual base salary pursuant to the terms of our Executive Severance Plan.
(3)	Mr. Pyle is entitled to receive an amount equal to his target bonus pursuant to the terms of our Change in Control Plan.
(4)
Upon a termination without cause in the absence of a change in control Mr. Pyle is entitled to receive an amount equal to his bonus based on actual results pursuant to the terms of our Executive Severance Plan.

(5)	Performance shares vest in full assuming target performance.
(6)	Performance shares vest on a pro rata basis assuming target performance for 2019 and 2020; actual performance for 2018.
(7)	Restricted stock units vest in full.
(8)	Restricted stock units vest on a pro rata basis.
(9)	Mr. Pyle would receive a lump sum cash payment in the amount of the difference of his employee premium share and COBRA costs as determined on the date of termination for a period of two (2) years.
(10)	Mr. Pyle would receive a lump sum cash payment in the amount of the difference of his employee premium share and COBRA costs as determined on the date of termination for a period of one (1) year.
(11)
Mr. Pyle is eligible to receive his Restoration Plan benefit effective December 31, 2020. The Restoration Plan benefit includes credit for fixed and matching contributions that exceed the IRS limits for our qualified 401(k) plan.

(12)	Mr. Pyle is eligible to receive his supplemental executive retirement plan benefit effective December 31, 2020.
(13)	For purposes of this table, we assumed Mr. Pyle did not take any vacation in 2020.

Douglas H. Liedberg
The following table describes the potential termination and change in control payments to Mr. Liedberg, Senior Vice President, General Counsel and Secretary, Chief Compliance and Sustainability Officer under a variety of circumstances.
Pay Element	Change in Control and Termination Without Cause or Voluntary Termination with Good Reason	Death / Disability	Termination Without Cause (No Change in Control)
Cash Compensation
Separation Payment	$1,732,500(1)		$525,000(2)
Annual Incentive Award.	$341,250(3)	$170,625	$170,625(4)
Long-Term Incentive
Performance Shares	$1,086,874(5)	$654,349(6)	$654,349(6)
Restricted Stock Units	$1,324,452(7)	$654,096(8)	$654,096(8)
Benefits and Perquisites
Health insurance, etc.	$33,756(9)		$16,878(10)
Restoration Plan(11)	$313,112	$313,112	$313,112
SERP(12)	$218,676	$218,676	$218,676
Accrued Vacation(13)	$43,750	$43,750	$43,750
Other
Outplacement	$25,000		$25,000
Total	$5,119,370	$2,054,609	$2,621,486
Footnotes:
(1)
Mr. Liedberg would have been eligible for a separation payment equal to the sum of his annual base salary and the target bonus multiplied by two (2) pursuant to the terms of our Change in Control Plan. Under 280G and the best net approach, Mr. Liedberg would be better off paying the excise tax than having amounts cutback to 280G limit.

(2)	Mr. Liedberg is entitled to receive an amount equal to 12 months of his annual base salary pursuant to the terms of our Executive Severance Plan.
(3)	Mr. Liedberg is entitled to receive an amount equal to his target bonus pursuant to the terms of our Change in Control Plan.
(4)
Upon a termination without cause in the absence of a change in control Mr. Liedberg is entitled to receive an amount equal to his bonus based on actual results pursuant to the terms of our Executive Severance Plan.

(5)	Performance shares vest in full assuming target performance.
(6)	Performance shares vest on a pro rata basis assuming target performance for 2019 and 2020; actual performance for 2018.
(7)	Restricted stock units vest in full.
(8)	Restricted stock units vest on a pro rata basis.
(9)	Mr. Liedberg would receive a lump sum cash payment in the amount of the difference of his employee premium share and COBRA costs as determined on the date of termination for a period of two (2) years.
(10)	Mr. Liedberg would receive a lump sum cash payment in the amount of the difference of his employee premium share and COBRA costs as determined on the date of termination for a period of one (1) year.
(11)
Mr. Liedberg is eligible to receive his Restoration Plan benefit effective December 31, 2020. The Restoration Plan benefit includes credit for fixed and matching contributions that exceed the IRS limits for our qualified 401(k) plan.

(12)	Mr. Liedberg is eligible to receive his supplemental executive retirement plan benefit effective December 31, 2020.
(13)	For purposes of this table, we assumed Mr. Liedberg did not take any vacation in 2020.

CEO PAY RATIO
In accordance with the Dodd-Frank Act (“the Act”) disclosure requirement of the ratio of the CEO’s annual total compensation to that of Dana’s global median employee, Dana has determined that the pay ratio for 2020 is 266:1. The ratio is based on the annual total compensation (determined in accordance with the Summary Compensation Table definition) of $39,615 which, in 2020, Dana paid to its median employee, serving in a plant production line role in Lima, Ohio, and the CEO’s total compensation for 2020 of $10,536,432 (in accordance with the same definition).
Identification of the median employee was based on our global employee population of 31,269 as defined by Item 402(u) of Regulation S-K, of which 23,105 were employed outside of the U.S. We excluded non-U.S. locations reflecting 755 employees in Thailand, 589 in Argentina, and 199 employees in Taiwan, and such exclusions reflected 5% of our total employee population. Such employee population was evaluated as of October 31, 2020. We established a compensation measure inclusive of all cash earnings paid in the 12-month period preceding October 31, 2020. For new hires that did not provide services to Dana during the entire measurement period, compensation was annualized. All non-U.S. compensation was converted to U.S. dollars based on applicable exchange rates as of December 31, 2020.
This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Given the rule’s flexibility, the method Dana used to determine the median employee and compensation measure may be different from its peers such that the pay ratio of its peers may not be comparable.
TRANSACTIONS OF EXECUTIVE OFFICERS WITH DANA
None of the executive officers of Dana or members of their immediate families or entities with which they have a position or relationship had any transactions with Dana since January 1, 2020.
For information on procedures and policies for reviewing transactions between Dana and its executive officers, their immediate family members and entities with which they have a position or relationship, see “Director Independence and Transactions of Directors with Dana—Review of Transactions with Related Persons.”
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Ms. Gonzalez, as well as Messrs. Mack, McDonald and O’Connell, served as members of the Compensation Committee. No such member of the Compensation Committee is, or was during 2020, an officer or employee of Dana or any of its subsidiaries, nor was any such member formerly an officer of Dana or any of its subsidiaries. Moreover, no such member is an officer of a company in which an executive officer of Dana is a member of its compensation committee.

PROPOSAL I SUBMITTED FOR YOUR VOTE
ELECTION OF DIRECTORS
Under our Bylaws, each director will hold office on the Board until the election and qualification of a successor at an annual meeting of shareholders or until his or her earlier resignation, disqualification, removal, death or other cause.
The members of our Board are elected by the holders of shares of common stock at each meeting of shareholders held for the purpose of electing directors. Our Board currently consists of eight directors. Based on the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the following current Directors for election: Rachel A. Gonzalez, James K. Kamsickas, Virginia A. Kamsky, Bridget E. Karlin, Raymond E. Mabus, Jr., Michael J. Mack, Jr., R. Bruce McDonald, Diarmuid B. O’Connell, and Keith E. Wandell. Each of the nominees has consented to his or her nomination and has agreed to serve as a director of Dana, if elected.
The Board has adopted Director Selection and Retention Guidelines. Under these Guidelines, the Board identifies individuals qualified to become members of the Board and elects candidates to fill new or vacant positions. Potential candidates for Board positions are identified through a variety of means, including individuals identified by the Nominating and Corporate Governance Committee, the use of search firms, recommendations of Board members, recommendations of executive officers and properly submitted shareholder recommendations. Potential candidates for nomination as director candidates must provide written information about their qualifications and participate in interviews conducted by individual Board members. Candidates are evaluated using the guidelines described below to determine their qualifications based on the information supplied by the candidates and information obtained from other sources.
The Board will consider shareholder recommendations for directors that meet the criteria set forth below. The Board makes no distinctions in evaluating nominees for positions on the Board based on whether or not a nominee is recommended by a shareholder. Shareholders who wish Dana to consider their recommendations for nominees for the position of director should submit their recommendations in writing to Dana Incorporated, 3939 Technology Drive, Maumee, Ohio 43537, Attention: Corporate Secretary, using the same deadline for nominations under our advance notice bylaw set forth in the ‘Questions and Answers’ section above.
Dana has established criteria it considers when identifying nominees for director. Criteria for assessing nominees include a potential nominee's ability to represent the long-term interests of Dana. Minimum qualifications for a director nominee are experience in those areas that the Board determines are necessary and appropriate to meet the needs of Dana, including leadership positions in public companies, large or middle market businesses, or not-for-profit, governmental, professional or educational organizations. For those proposed director nominees who meet the minimum qualifications, the Board assesses the proposed nominee's specific qualifications, evaluates his or her independence (including, but not limited to, independence related to Dana, other Board members and shareholders), and considers other factors, including skills, business segment representation, geographic location, diversity, standards of integrity, memberships on other boards (with a special focus on director interlocks), and ability and willingness to commit to serving on the Board for an extended period of time and to dedicate adequate time and attention to the affairs of Dana as necessary to properly discharge his or her duties. Additionally, the Board considers whether each nominee would be considered a “financial expert” or “financially literate” as described in applicable listing standards, legislation and our Audit Committee guidelines.
Additionally, our Corporate Governance Guidelines, Standards of Business Conduct for Members of the Board of Directors, Related-Party Transactions Policy and the Director Independence Standards are considered prior to making a recommendation to the Board for approval of a nominee. Each of these documents is available on Dana’s website at www.dana.com.
DANA’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES FOR DIRECTOR.

INFORMATION ABOUT THE NOMINEES
Our Board currently has eight non-management directors and one management director. All of our directors are elected annually serving a one-year term expiring at the next annual meeting of shareholders. The following section provides information as of February 22, 2021 about each nominee for election as a Director. The information provided includes the age of each individual; the individual’s principal occupation and special qualifications; employment and business experience during the past five years, including employment with Dana; other public company or registered investment company directorships held during the past five years; and the year in which the director became a director of Dana.
NOMINEES FOR DIRECTOR
RACHEL A. GONZALEZ	Director since 2017

Ms. Gonzalez, 51, has been Executive Vice President, General Counsel and Secretary of Starbucks Coffee Company, a roaster and retailer of specialty coffee, since April 2018. From May 2017 to April 2018, she served as Chief Administrative Officer of Sabre, a leading technology solutions provider to the global travel and tourism industry. From September 2014 to May 2017, she served as Executive Vice President and General Counsel of Sabre. Prior to that she held executive positions with Dean Foods Company, Affiliated Computer Services, Inc. and was partner in the law firm of Morgan, Lewis & Bockius.

Ms. Gonzalez’s significant experience as a General Counsel and Corporate Secretary to three publicly traded companies provides in-depth experience to Dana in terms of corporate governance and Board of Director “best practices.” In addition, her international experience gives the Board an excellent resource as it evaluates Dana’s end markets. Also, Ms. Gonzalez’s extensive background in corporate finance and strategy provides a strong resource as Dana executes its own strategy and considers business opportunities. Finally, Ms. Gonzalez’s experience outside of the industrial sector provides the opportunity for a fresh perspective with respect to Dana’s strategy and operations.

JAMES K. KAMSICKAS	Director since 2015

Mr. Kamsickas, 54, has served as Chairman of the Board of Directors since December 2019 and President and Chief Executive Officer of Dana Incorporated since August 2015. Prior to joining Dana, Mr. Kamsickas served as President and Chief Executive Officer of International Automotive Components (IAC) Group S.A., a leading global supplier of automotive interior components and systems. He also served as a member of IAC’s Board of Directors from 2007-2015. Prior to that, he spent 18 years at Lear Corporation in numerous domestic and international positions, ultimately as leader of its Interior Systems Division. Mr. Kamsickas currently serves on the Board of Trustees of the United Way of Greater Toledo.

Mr. Kamsickas’ 14 years of experience as a CEO of global manufacturers of powertrains, interiors, acoustics, exteriors, seating, electrodynamics, sealing, thermal, industrial motion, aftermarket components, and systems provide him unique insight and strategic leadership capabilities to address Dana’s business challenges and opportunities.

VIRGINIA A. KAMSKY	Director since 2011

Ms. Kamsky, 67, has been Chairman and Chief Executive Officer of Kamsky Associates, Inc., a strategic advisory firm since 1980. She also served as an Executive Vice President of Foamex International, Inc., and in various leadership roles at then-Chase Manhattan Bank, including as a credit and lending officer and second vice president in charge of the Chase Corporate Division-China.

Ms. Kamsky has served on the Boards of the following public companies: Spectrum Brands Holdings, Inc., W.R. Grace and Company, Sealed Air Corporation, Shorewood Packing Corporation, Foamex International, Inc., Tecumseh Products Company, Tate & Lyle PLC, Ingram-Micro Inc. and Olin Corporation. Ms. Kamsky has a strong background in strategy as well as a vast knowledge of the Asia-Pacific market that provides Dana’s Board with a unique perspective into one of Dana’s growth markets. In addition, she has served as a board member of several other publicly traded companies giving Dana’s Board a great resource to assist in evaluating best practices.

BRIDGET E. KARLIN	Director since 2019

Ms. Karlin. 64, is the Global Managing Director, Chief Technology Officer and VP of IBM Corporation, a global technology company that creates, develops and manufactures technologies, including computer systems, software, networking systems, storage devices and microelectronics, enabling digital transformation leveraging a secure, open, hybrid multicloud IT environment powered by AI, since 2017. Prior to her current position, Ms. Karlin served as General Manager of Intel Corporation from 2011 to 2017.

Ms. Karlin has over thirty years of advanced technology experience, as well as executive management, financial and business operations experience which provide the Board with insights to strategic growth areas in guiding Dana to be successful in global markets.

RAYMOND E. MABUS, JR.	Director since 2017

Mr. Mabus, 72, is Founding Principal and CEO of The Mabus Group, a strategic advisory firm specializing in creating strategies for companies to grow their presence within the Federal market. He served as the 75th United States Secretary of the Navy from 2009 to 2017. He was the U.S. Ambassador to the Kingdom of Saudi Arabia from 1994 to 1996, the Governor of Mississippi from 1988 to 1992, and Auditor of the State of Mississippi from 1984 to 1988. During his career in the private sector, Mr. Mabus served as Chairman and Chief Executive Officer of Foamex International, Inc. and on the Board of Directors of Enersys. Mr. Mabus is currently a board member of Hilton Worldwide Holdings, Inc.

Mr. Mabus, over the last four decades, has served domestically and globally in a variety of high-level state and federal government roles. He has also held leadership positions in the private sector. This broad experience provides Dana with a strong source to draw upon as it enhances its leadership development capabilities. Further, Mr. Mabus’ recent global experiences as Secretary of the U.S. Navy provides “real time” perspective to Dana with respect to international strategy and business opportunities.

MICHAEL J. MACK, JR.	Director since 2018

Mr. Mack, 64, is retired. Most recently, Mr. Mack served as Group President, John Deere Financial Services, Global Human Resources and Public Affairs at Deere & Company, a manufacturer of agricultural, construction, and forestry machinery, diesel engines used in heavy equipment, and lawn care equipment, from October 2014 to November 2016. In addition, Mr. Mack served as the company’s President, Worldwide Construction & Forestry Division from June 2009 to October 2014. Mr. Mack also served as Senior Vice President and Chief Financial Officer of Deere from January 2006 to May 2009. He served as the company’s Vice President and Treasurer from June 2004 to January 2006. Also, Mr. Mack served as Senior Vice President, Marketing and Administration for the company's Worldwide Commercial & Consumer Equipment Division from 1999 to 2004. He held assignments in dealer systems, business development, treasury, engineering, purchasing, manufacturing and marketing during his career at Deere. Mr. Mack began his career at the John Deere Des Moines Works as a summer intern engineer.

Mr. Mack brings a strong background in executive management, serving in three different senior executive roles at a global corporation. In addition, Mr. Mack brings to the Board his expertise in corporate finance, financial reporting and accounting gained as the Chief Financial Officer of a large public company. The Board also benefits from Mr. Mack’s extensive knowledge related to the business operations of the off-highway vehicle market.

R. BRUCE MCDONALD	Director since 2014

Mr. McDonald, 60, is retired. Most recently, Mr. McDonald served as Chairman and Chief Executive Officer of Adient plc, a global automotive supplier from October 2016 to June 2018. He previously served as Executive Vice President and Vice Chairman of Johnson Controls, Inc., a global manufacturer of automotive, power and building solutions, from September 2014 to October 2016. Mr. McDonald also served as Executive Vice President and Chief Financial Officer from 2005 to September 2014.

Mr. McDonald joined Johnson Controls in November 2001 as Vice President and Corporate Controller and was promoted to Assistant Chief Financial Officer in 2004. Mr. McDonald’s extensive experience as Chairman and CEO of a global automotive parts supplier as well as his former roles as Vice Chairman and Chief Financial Officer of a global manufacturer provides him with an informed understanding of the financial issues and risks that affect Dana. Additionally, Mr. McDonald’s international experience provides the Board with a global perspective helping our Board identify opportunities and minimize risks.

DIARMUID B. O’CONNELL	Director since 2018

Mr. O’Connell, 57, is the former Vice President of Business Development and was a member of the executive team at Tesla, Inc., a global designer, developer, manufacturer and seller of fully electric vehicles. He served in this role from July 2006 to September 2017. Mr. O’Connell served as Chief Strategy Officer, Global Head of Business Development and Partnerships of Fair, a vehicle leasing subscription service, from January 2018 to April 2019. Mr. O’Connell previously served as Chief of Staff for Political Military Affairs at the United States State Department, where he was involved in policy and operational support to the United States military in various theaters of operation. Before his tenure in Washington, Mr. O’Connell worked in corporate strategy as a management consultant for Accenture, as a founder of educational software developer, Real Time Learning, and as a senior executive with both McCann Erickson Worldwide and Young and Rubicam. Mr. O’Connell is currently a board member of Albemarle Corporation and The Mobility House GmbH.

Mr. O’Connell’s strong background as a senior executive of a global automotive manufacturer such as Tesla provides the Board of Directors a valuable resource in the areas of automotive electrification and technology. Mr. O’Connell also has an extensive background in corporate strategy that the Board will be able to leverage as a part of Dana’s overall enterprise strategy. Additionally, Mr. O’Connell provides the Board a unique perspective as a former executive of a global original equipment manufacturer.

KEITH E. WANDELL	Director since 2008

Mr. Wandell, 71, is retired and has served as Lead Independent Director since December 2019. Prior to his current position, he served as Chairman of the Board of Directors from September 2016 to December 2019. Mr. Wandell served as President and Chief Executive Officer of Harley-Davidson, Inc., a global motorcycle manufacturer, from May 2009 to May 2015 as well as its Chairman from 2012 to May 2015. Mr. Wandell served as President and Chief Operating Officer of Johnson Controls, Inc. from July 2006 until May 2009. He was Executive Vice President of Johnson Controls from August 2003 to July 2006 and President of its Automotive and Battery Division from August 2003 to July 2006. Mr. Wandell was a board member of Harley-Davidson, Inc. and is currently a board member of Dover Corporation. He is a past chairman of the board of directors of Exide Technologies and prior member of the board of directors of Constellation Brands, Inc.

Mr. Wandell is the former Chairman and Chief Executive Officer of one of the world’s largest motorcycle manufacturers, bringing to our Board the perspective of a leader facing a set of external economic, social, and governance issues similar to those faced by Dana.

CORPORATE GOVERNANCE
Our Board of Directors has established guidelines that it follows in matters of corporate governance. Our Corporate Governance Guidelines describe our corporate governance practices and address corporate governance issues such as Board composition and responsibilities, compensation of directors and executive succession planning. The following summary provides highlights of those guidelines. A complete copy of our Corporate Governance Guidelines is available online at http://www.dana.com.
Role of Board
The business of Dana is conducted by its employees, managers and corporate officers led by our CEO, with oversight from the Board. The Board selects the CEO and works with the CEO to elect/appoint other corporate officers who are charged with managing the business of Dana. The Board has the responsibility of overseeing, counseling and directing the corporate officers to ensure that the long-term interests of Dana and its shareholders are being served. The Board and the corporate officers recognize that the long-term interests of Dana and its shareholders are advanced when they take into account the concerns of employees, customers, suppliers and communities.
Responsibilities of the Board
The basic responsibility of our directors is to exercise their reasonable business judgment on behalf of Dana. In discharging this obligation, directors rely on, among other things, Dana’s corporate officers, outside advisors and auditors.
Pursuant to the Board’s general oversight responsibilities, among other things, the Board:
►	Evaluates the CEO’s performance and reviews Dana’s succession plan for the CEO and other officers;
►	Reviews the long-range business plans of Dana and monitors performance relative to achievement of those plans;
►	Considers long-range strategic issues and risks to Dana; and
►	Approves policies of corporate conduct that continue to promote and maintain the integrity of Dana.
Executive Sessions of the Board
Executive sessions of our non-management directors are held, without Dana management, in conjunction with each regularly scheduled Board meeting and between such Board meetings as requested, from time to time, by our Lead Independent Director or other non-management directors. These sessions are chaired by our Lead Independent Director.
Access to Management and the Independent Registered Public Accounting Firm
Our non-management directors may meet with senior management, other employees and the independent registered public accounting firm at any time, either separately or jointly, as they deem appropriate. Senior personnel of Dana and of the registered public accounting firm regularly attend portions of our Board and Committee meetings, and other personnel may be invited to attend particular meetings where appropriate.
Board Performance Assessment
The Board conducts an annual self-evaluation to determine whether it and its committees are functioning effectively. Our Nominating and Corporate Governance Committee reviews the self-evaluation process. An annual report is made to the Board on the assessment of the performance of the Board and its committees. The assessment evaluates the contribution of the Board and its committees to Dana and specifically focuses on areas in which the Board believes it or its committees could improve.
Board Leadership Structure
Under Dana’s Bylaws, the positions of Chairman of the Board and the CEO may each be held separately, or together by one person. The Board’s analysis as to whether the two positions should be combined or held separately takes into account many factors including the specific needs of Dana and the Board, the strong role of the Lead Independent Director, the specific needs of Dana, and the best interests of Dana’s shareholders. While the Board had maintained a separation of the Chairman and CEO positions since 2011, in 2019 the Board determined, after careful consideration during its annual evaluation of its leadership structure, that combining the two positions would enhance Dana’s governance structure and best serve Dana’s strategic objectives.

In addition to serving as Dana’s President and CEO since August 2015, Mr. Kamsickas was also appointed to the Chairman position in December 2019, which reflects the Board’s confidence in his ability to provide oversight and to most effectively drive Dana to achieve its strategic objectives through unified leadership. The Board determined that combining the two positions provides Dana with distinct advantages, including:
►	Leveraging Mr. Kamsickas’s deep institutional knowledge and industry experience from his service as CEO;
►	Providing critical leadership, organizational stability, and a strong bridge between the Board and the management team; and
►	Driving efficient decision making and enhanced accountability.
Importantly, the Board also determined that having Mr. Wandell, serve as Lead Independent Director, establishes an effective balance to the combined role of Chairman and CEO.
Dana’s Bylaws and Corporate Governance Guidelines provide that when the Board determines that the Chairman and CEO positions should be combined, the Board should also have a Lead Independent Director to complement the Chairman’s role, and to serve as the principal liaison between the Chairman and the independent Directors. The duties and responsibilities of the Lead Independent Director include: (i) presiding at all meetings of the Board at which the Chairman is not present, including any executive sessions of the independent directors; (ii) serving as the liaison between the Chairman and the independent directors; (iii) coordinating the activities of the independent directors; (iv) developing the agenda for the executive sessions and other meetings of the independent directors; (v) advising the Chairman regarding the timing, scheduling, structuring, and the agenda of Board meetings; (vi) consulting with and providing feedback to the Chairman regarding matters discussed in executive sessions and regarding other Board matters as appropriate; and (vii) advising the Chairman regarding the flow of information from management to the Board. The duties of the Lead Independent Director help ensure the effective and independent leadership of our Board. Dana’s Bylaws and Corporate Governance Guidelines require that the Lead Independent Director be elected annually, which helps to ensure that the Board evaluates Dana’s Board leadership structure at least annually.
Succession Planning
A key responsibility of our Board is ensuring that an effective process is in place to provide continuity of leadership over the long term at all levels of Dana. Each year, succession planning reviews are held at every significant organizational level of Dana, culminating in a full review of senior leadership talent. During this review, the Board discusses future candidates for senior leadership positions, succession timing for those positions and development plans for the highest-potential candidates. This process ensures continuity of leadership over the long term, and it forms the basis on which Dana makes ongoing leadership assignments.
RISK OVERSIGHT
Dana maintains a risk management program overseen by our Executive Leadership Team. In particular, our Executive Vice President and Chief Financial Officer as well as Senior Vice President, General Counsel and Secretary have responsibility for this area. In addition, our Business Unit Presidents and functional leads oversee strategic and operational risks. Risks are identified and prioritized by our management, and each of these risks is reviewed by the Audit Committee or the entire Board. For example, strategic risks are overseen by the entire Board and financial risks are overseen by our Audit Committee. Management regularly reports on each such risk to our entire Board or Audit Committee. Additional review or reporting on risks is conducted as needed or as requested by the Board or any committee. Also, our Compensation Committee periodically reviews the most important risks to ensure that compensation programs do not encourage excessive risk-taking and has implemented several mechanisms to avoid such risk-taking behavior, as detailed in the “Mitigation of Potential Risk in Pay Programs” and “Clawback Provisions” sections above.

BOARD DIVERSITY, INDEPENDENCE AND TENURE
Name	Director Since	Independent	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee	Technology & Sustainability Committee
Rachel A. Gonzalez	2017	Yes		►(1)	►
James K. Kamsickas	2015	No
Virginia A. Kamsky	2011	Yes	►		►(1)
Bridget E. Karlin	2019	Yes			►	►
Raymond E. Mabus, Jr.	2017	Yes	►			►
Michael J. Mack, Jr.	2018	Yes	►	►
R. Bruce McDonald	2014	Yes	►(1)	►
Diarmuid B. O’Connell	2018	Yes		►		►(1)
Keith E. Wandell	2008	Yes			►
(1)	Chair

COMMITTEES AND MEETINGS OF DIRECTORS
The Board has several committees, as set forth in the following chart and described below. The names of the directors serving on the committees and the committee chairs are also set forth in the chart. The current terms of the various committee members expire at the 2021 Annual Meeting.
Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Technology and Sustainability Committee
R. Bruce McDonald(1)	Rachel A. Gonzalez(1)	Virginia A. Kamsky(1)	Diarmuid B. O’Connell(1)
Virginia A. Kamsky	Michael J. Mack, Jr.	Rachel A. Gonzalez	Bridget E. Karlin
Raymond E. Mabus, Jr.	R. Bruce McDonald	Bridget E. Karlin	Raymond E. Mabus, Jr.
Michael J. Mack, Jr.	Diarmuid B. O’Connell	Keith E. Wandell
(1)	Chair
Audit Committee. As provided in its Board-adopted written charter, this committee consists solely of members who are outside directors and who meet the independence and experience requirements of applicable rules of the NYSE and the SEC with respect to audit committee members. This committee is responsible, among other things, for providing assistance to the Board by overseeing: (i) the integrity of Dana's financial statements; (ii) Dana's compliance with legal and regulatory requirements; (iii) the independent registered public accounting firm's qualifications and independence; (iv) the performance of Dana's internal audit function and independent registered public accounting firm; and (v) the preparation of the “Audit Committee Report” found in this proxy statement. The Board of Directors has determined that all of the members of the Audit Committee are independent within the meaning of those independence requirements established from time to time by the Board and the SEC and the listing standards of the NYSE (see “Director Independence and Transactions of Directors with Dana” section in this proxy statement). Our Board has determined that Messrs. Mack and McDonald are each an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K under the Exchange Act. A current copy of the charter of the Audit Committee is available to security holders on Dana's website at www.dana.com. The Audit Committee met five (5) times in 2020.
Compensation Committee. This committee establishes and evaluates Dana's executive compensation policies and programs, administers Dana's 401(k), stock, incentive and retirement plans and monitors compliance with laws and regulations applicable to the documentation and administration of Dana's employee benefit plans, among other things. The Board of Directors has determined that all of the members of the Compensation Committee are independent, pursuant to independence requirements established from time to time by the Board and the listing standards of the NYSE (see the “Director Independence and Transactions of Directors with Dana” section in this proxy statement). A current copy of the charter of the Compensation Committee is available to security holders on Dana's website at www.dana.com. The Compensation Committee met six (6) times in 2020. See the “Compensation Discussion and Analysis” section above for more information.
Nominating and Corporate Governance Committee. This committee monitors the effectiveness of the Board and oversees corporate governance issues. Among its various other duties, this committee reviews and recommends to the full Board candidates to become Board members, develops and administers performance criteria for members of the Board, and oversees matters relating to the size of the Board, its committee structure and assignments and the conduct and frequency of Board meetings. The Board of Directors has determined that all of the members of the Nominating and Corporate Governance Committee are independent, pursuant to independence requirements established from time to time by the Board and the listing standards of the NYSE (see the “Director Independence and Transactions of Directors with Dana” section in this proxy statement). A current copy of the charter of the Nominating and Corporate Governance Committee is available to security holders on Dana's website at www.dana.com. The Nominating and Corporate Governance Committee met five (5) times in 2020.
Technology and Sustainability Committee. This committee is responsible for assisting the Board with its oversight relating to innovation, new technologies, sustainability, and social responsibility matters. The Board of Directors has determined that all of the members of the Technology and Sustainability Committee are independent, pursuant to independence requirements established from time to time by the Board and the listing standards of the NYSE (see the “Director Independence and Transactions of Directors with Dana” section in this proxy statement). A current copy of the charter of the Technology and Sustainability Committee is available to security holders on Dana's website at www.dana.com. The Technology and Sustainability Committee met two (2) times in 2020.
Board and Committee Meetings. There were eight (8) meetings of the Board and eighteen (18) meetings of the various committees of the Board. All directors attended each of the meetings held by the Board and all the committees of the Board on which the respective directors served. Dana expects all of its directors to attend the virtual Annual Meeting except in cases of illness, emergency or other reasonable grounds for non-attendance. All members of our Board of Directors attended our Annual Meeting last year.
NON-MANAGEMENT DIRECTORS AND COMMUNICATION WITH THE BOARD
The non-management directors meet at regularly scheduled executive sessions without management. Mr. Wandell is the Lead Independent Director at such sessions. Interested parties may communicate directly with Mr. Wandell or with the non-management directors as a group by sending written correspondence, delivered via United States mail or courier service, to: Corporate Secretary, Dana Incorporated, 3939 Technology Drive, Maumee, Ohio, 43537, Attn: Non-Management Directors. Alternatively, shareholders may send communications to the full Board by sending written correspondence, delivered via United States mail or courier service, to: Corporate Secretary, Dana Incorporated, 3939 Technology Drive, Maumee, Ohio, 43537, Attn: Full Board of Directors. The Board of Directors’ current practice is that the Corporate Secretary may relay proper communications received to the Chairman of the Board.
DIRECTOR INDEPENDENCE AND TRANSACTIONS OF DIRECTORS WITH DANA
Independence and Transactions of Directors
The Board of Directors has determined that the eight non-management directors are independent within the meaning of the listing standards of the NYSE. Our Board determines whether each director qualifies as an “independent director” when first elected to the Board and annually thereafter. To assist in making these determinations of independence, Dana adopted categorical standards set forth in our Director Independence Standards, a current copy of which is available to security holders on Dana's website at www.dana.com.

Under our Director Independence Standards, if a director has a relationship with Dana (either directly or as a partner, shareholder, or officer of an organization that has a relationship with Dana), the Board considers all relevant facts and circumstances in determining whether the relationship will interfere with the exercise of the director’s independence from Dana and our management, taking into account, among other things, the significance of the relationship to Dana, to the director, and to the persons or organizations with which the director is affiliated.
The Board has affirmatively determined that the following directors, constituting a majority of our Board of Directors, meet the categorical standards for independence and that such directors have no material relationship with Dana (either directly or as a partner, shareholder or officer of an organization that has a relationship with Dana) other than as a director: Rachel A. Gonzalez, Virginia A. Kamsky, Bridget E. Karlin, Raymond E. Mabus, Jr., Michael J. Mack, Jr., R. Bruce McDonald, Diarmuid B. O’Connell, and Keith E. Wandell.
Review of Transactions with Related Persons
Dana has procedures and policies for reviewing transactions between Dana and its directors and executive officers, their immediate family members and entities with which they have a position or relationship. These procedures are intended to determine whether any such transaction impairs the independence of a director or presents a conflict of interest on the part of a director or executive officer.
Annually, each director and executive officer is required to complete a director, director nominee and executive officer questionnaire, and each non-management director is required to complete an independence certification. Both of these documents elicit information about related person transactions. The Nominating and Corporate Governance Committee and the Board of Directors annually review the transactions and relationships disclosed in the questionnaire and certification, prior to the Board of Directors making a formal determination regarding the directors' independence. To assist them in their review, the Nominating and Corporate Governance Committee and the Board of Directors use the categorical standards found in Dana's Director Independence Standards, as discussed above.
In order to monitor transactions that occur between the annual reviews, the independence certification also obligates the directors to immediately notify our General Counsel in writing if they discover that any statement in the certification was untrue or incomplete when made, or if any statement in the certification becomes subsequently untrue or incomplete. Likewise, under our Standards of Business Conduct for the Board of Directors, any situation that involves, or may involve, a conflict of interest with Dana is required to be promptly disclosed to the Chairman of the Board, who will consult with the Chairman of the Nominating and Corporate Governance Committee. Executive officers are bound by the Standards of Business Conduct for Employees.
Our Board has adopted a Related-Party Transactions Policy that sets forth standards with respect to related party transactions with Dana or our subsidiaries. A current copy of this policy is available to shareholders on Dana’s website at www.dana.com.
Under the Related-Party Transactions Policy, (i) a director, nominee for director or executive officer of Dana (since the beginning of the last fiscal year), (ii) any beneficial holder of greater than five percent (5%) of Dana’s voting securities or (iii) any immediate family member of any of the foregoing, are required to seek the prior approval of the Audit Committee of any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (i) the aggregate amount involved will or may reasonably be expected to exceed $120,000 in any calendar year, (ii) Dana, or any of its subsidiaries is a participant, and (iii) any related party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity).
In making its determination, the Audit Committee considers such factors as (i) the extent of the related party’s interest in the interested transaction, (ii) if applicable, the availability of other sources of comparable products or services, (iii) whether the terms of the interested transaction are fair to Dana and no less favorable than terms generally available in unaffiliated third-party transactions under like circumstances, (iv) whether the interested transaction would impair the independence of an outside director, (v) the benefit to Dana, and (vi) whether the interested transaction is material, taking into account: (a) the importance of the interest to the related party, (b) the relationship of the related party to the interested transaction and of the related parties to each other, (c) the dollar amount involved, and (d) the significance of the transaction to Dana’s investors in light of all the circumstances.
Notwithstanding the foregoing, our Board may determine certain interested transactions deemed to be pre-approved, even if the aggregate amount involved will exceed $120,000. Those pre-approved transactions are described in the Related-Party Transactions Policy.
All interested transactions, except certain pre-approved transactions, must be disclosed in Dana’s applicable SEC filings as, and to the extent, required by applicable SEC rules and regulations.
The questionnaire, certification, Director Independence Standards, Standards of Business Conduct for the Board of Directors, Standards of Business Conduct for Employees, and Related-Party Transactions Policy are all in writing.

COMPENSATION OF DIRECTORS
Our Compensation Committee is responsible for making recommendations to our Board of Directors regarding the form and amount of non-employee director compensation. In determining the recommendation for director compensation, the Compensation Committee considers the recommendations of our Chairman and CEO and Senior Vice President, Human Resources, as well as information provided by Mercer.
The table below illustrates the compensation structure for non-employee directors in 2020. To align more closely with our Peer Group, the annual retainer for directors was increased from $100,000 to $110,000 and the annual equity grant from $120,000 to $135,000. The Lead Independent Director role was established upon Mr. Kamsickas’ appointment to Chairman of the Board, with an annual Lead Independent Director premium set at $50,000.
In response to the impact of the COVID-19 pandemic, a 20% reduction was applied to the annual retainer paid to non-employee directors beginning April 1, 2020. The annual retainer was restored in full effective July 1, 2020.
Employee directors receive no additional compensation for their Board service. In addition to the compensation described below, each director is reimbursed for reasonable out-of-pocket expenses incurred for travel and attendance related to meetings of the Board of Directors or its committees.
Non-Employee Directors Annual Retainer Compensation (cash)
Director	$110,000
Lead Independent Director (premium)	$50,000
Audit Committee Chair	$25,000
Audit Committee Member	$10,000
Compensation Committee Chair	$20,000
Compensation Committee Member	$10,000
Governance Committee Chair	$20,000
Governance Committee Member	$10,000
Technology and Sustainability Committee Chair	$20,000
Technology and Sustainability Committee Member	$10,000

Restricted Stock Units(1)	$135,000
Footnotes:
(1)
This annual grant of RSUs was made pursuant to the Plan on February 11, 2020 and vested in full on February 11, 2021. This grant was equivalent to 8,312 RSUs. Each grant is subject to accelerated vesting on death, disability, reaching mandatory retirement age (age 73) or change in control.

Deferred Compensation. Each non-employee director has the opportunity to elect to defer a percentage of the annual cash retainer into restricted stock units. The RSUs are credited as of the last day of each quarter based on the quotient obtained by dividing (i) the dollar amount of the retainer for that quarter which is being deferred by (ii) the closing price per share on the last trading day of that quarter (with the result being rounded down to the nearest whole number of RSUs). The RSUs are fully vested on the date of grant and each RSU represents the right to receive one share of our common stock (or, at our election, an equivalent cash amount) on the earlier of (i) the first business day of the calendar month coincident with or next following the date that the director terminates service as a non-employee director or (ii) the date on which a change in control occurs.

The following table provides information on the compensation of our non-employee directors for 2020.
Director Compensation
Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Total ($)
Rachel A. Gonzalez	134,500	135,813	270,313
Virginia A. Kamsky	134,500	135,813	270,313
Bridget E. Karlin	124,500	135,813	260,313
Raymond E. Mabus, Jr.	124,500	135,813	260,313
Michael J. Mack, Jr.	124,500	135,813	260,313
R. Bruce McDonald	139,500	135,813	275,313
Diarmuid O’Connell	128,766	135,813	264,579
Keith E. Wandell	158,766	135,813	294,579
Footnotes:
(1)	Employee directors do not receive any compensation with respect to their service on the Board; accordingly, Mr. Kamsickas is not included in this table.
(2)
This column reports the amount of cash compensation earned in 2020 for Board and Committee service. As noted above, directors may elect to defer a portion of their annual cash retainer into restricted stock units. Mr. Mabus elected to defer a portion of his annual retainer in 2020. Amounts deferred are included in this column. The annual retainers are paid at the beginning of each quarter in arrears for service and meetings attended in the prior quarter.

(3)
This column reflects the full grant date fair values determined in accordance with FASB ASC Topic 718 (and dividend equivalent units earned in 2020). The aggregate number of outstanding stock awards (including dividend equivalent units) corresponding to the values listed at December 31, 2020 is shown below.

Name(1)	Outstanding Stock Awards (#)
Rachel A. Gonzalez	8,452
Virginia A. Kamsky	8,452
Bridget E. Karlin	8,452
Raymond E. Mabus, Jr.	8,452
Michael J. Mack, Jr.	8,452
R. Bruce McDonald	8,452
Diarmuid O’Connell	8,452
Keith E. Wandell	8,452
For additional information regarding Dana’s equity compensation plan, please refer to Note 1 and Note 11 to our audited financial statements in Dana’s Annual Report on Form 10-K for the year ended December 31, 2020.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table shows information about beneficial ownership of our securities as of February 22, 2021, by persons who have either filed reports with the SEC indicating that they beneficially own more than 5% of our securities and/or a review of our shareholder records as of February 22, 2021. Unless otherwise stated, to report this information Dana relied solely on reports filed with the SEC.
Name and Address of Beneficial Owner	Title of Class	Number of Shares Beneficially Owned	Percent of Class
BlackRock, Inc.(1) 55 East 52nd Street New York, NY 10055	Common	16,557,492	11.44%
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	Common	12,958,129	8.97%
Icahn Capital LP(3) 16690 Collins Avenue, PH Sunny Isles Beach, FL 33160	Common	10,758,079	7.45%
Dimensional Fund Advisors LP(4) 6300 Bee Cave Road, Building One Austin, TX 78746	Common	7,402,812	5.12%
Footnotes:
(1)
BlackRock, Inc. and related entities (collectively, BlackRock) reported on a Form 13G/A filed with the SEC on January 27, 2021 holdings of common stock. It has sole voting power with respect to 16,240,033 shares of common stock and sole dispositive power with respect to 16,557,492 shares of common stock.

(2)
The Vanguard Group reported on a Form 13G/A filed with the SEC on February 10, 2021 holdings of common stock. It has sole dispositive power with respect to 12,686,678 shares of common stock and shared dispositive power with respect to 271,451 shares of common stock.

(3)
Carl C. Icahn and related entities (collectively, Icahn) reported on a Form 13G/A filed with the SEC on February 4, 2021 holdings of common stock. Icahn has shared voting power with respect to 10,758,079 shares of common stock and shared dispositive power with respect to 10,758,079 shares of common stock.

(4)
Dimensional Fund Advisors LP (Dimensional) reported on a Form 13G filed with the SEC on February 12, 2021 holdings of common stock. It has sole voting power with respect to 7,152,550 shares of common stock and sole dispositive power with respect to 7,402,812 shares of common stock.

The following tables show the amount of Dana common stock beneficially owned as of February 22, 2021 by our current Directors and named executive officers and by our Directors and executive officers as a group.
Name of Beneficial Owner	Shares(1)	Restricted Stock Units(2)	Shares Acquirable within 60 Days	Percent of Class
Aziz S. Aghili	119,504		0	*
Jonathan M. Collins	26,047		0	*
Rachel A. Gonzalez	26,031		0	*
James K. Kamsickas	603,561		0	*
Virginia A. Kamsky	36,829		0	*
Bridget E. Karlin	8,452		0	*
Douglas H. Liedberg	35,126		0	*
Raymond E. Mabus, Jr.	26,031	2,241	0	*
Michael J. Mack, Jr.	20,032		0	*
R. Bruce McDonald	46,656		0	*
Diarmuid B. O’Connell	20,032		0	*
Robert D. Pyle	51,660		0	*
Keith E. Wandell	53,919		0	*
All Directors and executive officers as a group (16 persons)	1,081,023	2,241	0	*%
*	Represents holdings of less than one percent of Dana’s common stock
Footnotes:
(1)
The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority. None of the persons listed above has pledged his or her shares of common stock.

(2)
Reflects the number of restricted stock units (RSUs) credited as of February 22, 2021 to the accounts of certain non-employee Directors who elected to defer a percentage of their annual retainer into restricted stock units under our 2017 Dana Incorporated Omnibus Incentive Plan. RSUs are payable in shares of Dana common stock or, at the election of Dana, cash equal to the market value per share as described under the caption “Compensation of Directors” above. RSUs do not have current voting or investment power. Excludes RSUs awarded to Non-employee Directors and certain executive officers that have not vested under their vesting schedules.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires that Dana's directors, executive officers and persons who own more than ten percent (10%) of a registered class of Dana's equity securities file reports of stock ownership and any subsequent changes in stock ownership with the SEC and the NYSE not later than specified deadlines. Based solely on its review of the copies of such reports received by it, or written representations from certain reporting persons (except for a late Form 4 related to Mr. Mabus, which was due to an administrative error by Dana), Dana believes that, during the year ended December 31, 2020, each of its executive officers, directors and greater than ten percent (10%) shareholders complied with all such applicable filing requirements.

PROPOSAL II SUBMITTED FOR YOUR VOTE

ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables our shareholders to vote on an advisory (non-binding) basis on our compensation policies and practices and the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. Since 2011, our Board of Directors, upon the recommendation of Dana’s shareholders, has elected to hold an annual advisory vote on Dana’s executive compensation practices.
As discussed in Compensation Discussion and Analysis (CD&A) above, the overall objectives of Dana’s executive compensation program are to attract, motivate, reward and retain talent. We believe that in order to achieve our objectives, our compensation and benefits must be competitive with executive compensation arrangements generally provided to other executive officers at similar levels at other companies where we compete for talent. The various components of Dana’s executive compensation program are designed to:
►	Align management incentives and shareholder interests;
►	Motivate executive management and employees to focus on business goals over short and long-term horizons; and
►	Attract and retain executive talent.
We believe that Dana’s executive compensation programs have been effective at incentivizing the achievement of positive results, appropriately aligning pay and performance and in enabling Dana to attract and retain very talented executives within our industry. We encourage you to read our CD&A contained within this proxy statement for more detailed discussion of our compensation policies, practices and procedures.
As required by Section 14A of the Exchange Act, we are asking our shareholders to indicate their support for our executive compensation policies and practices as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives you as a shareholder the opportunity to express your views on our fiscal year 2020 executive compensation policies and procedures for our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and procedures described in this proxy statement. Accordingly, we ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:
RESOLVED, that the shareholders of Dana Incorporated (Dana) approve, on an advisory basis, the compensation of Dana’s named executive officers, as disclosed in Dana’s Proxy Statement for the 2021 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission as set forth in Item 402 of Regulation S-K (including the Compensation Discussion & Analysis, the compensation tables and narrative discussion).
Although this is an advisory vote which will not be binding on the Compensation Committee or the Board, we will carefully review the results of the vote. The Compensation Committee will consider our shareholders’ concerns and take them into account when designing future executive compensation programs.
DANA'S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS ADVISORY VOTE ON EXECUTIVE COMPENSATION.

PROPOSAL III SUBMITTED FOR YOUR VOTE

RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of Dana has selected PricewaterhouseCoopers LLP (PwC), an independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2021 and recommends that the shareholders vote for ratification of such appointment. PwC has served as our independent registered public accounting firm since 1915.
As a matter of good corporate governance, the selection of PwC is being submitted to the shareholders for ratification. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Even if PwC is ratified as the independent registered public accounting firm by the shareholders, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Dana and its shareholders. Representatives of PwC are expected to be present at the Annual Meeting of Shareholders and will have the opportunity to make a statement if they so desire. The representatives also are expected to be available to respond to appropriate questions from shareholders.
DANA'S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL TO RATIFY THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Fees
PwC’s aggregate fees for professional services rendered to Dana worldwide were approximately $9.3 million and $11.2 million in the fiscal years ended December 31, 2020 and 2019, respectively. The following table shows details of these fees (in millions), all of which were pre-approved by our Audit Committee.
Service	2020 Fees	2019 Fees
Audit Fees
Audit and review of consolidated financial statements and statutory financial statements of international subsidiaries.	$9.0	$10.5

Total Audit Fees	$9.0	$10.5

Audit-Related Fees
Other audit services relating to statutory attestation services, acquisition due diligence, and new accounting standards.	$0.1	$0.3

Total Audit-Related Fees	$0.1	$0.3

Tax Fees
Assistance with tax compliance, tax audits, and tax advice.	$0.2	$0.4

Total All Other Fees	$0.2	$0.4
Audit Committee Pre-Approval Policy
Our Audit Committee pre-approves the audit and non-audit services performed by our independent registered public accounting firm, PwC, in order to assure that the provision of such services does not impair PwC’s independence. The Audit Committee annually determines which audit services, audit-related services, tax services and other permissible non-audit services to pre-approve and creates a list of the pre-approved services and pre-approved cost levels. Unless a type of service to be provided by PwC has received general pre-approval, it requires specific pre-approval by the Audit Committee or the Audit Committee Chairman or a member whom he or she has designated. Any services exceeding pre-approved cost levels also require specific pre-approval by the Audit Committee. Management monitors the services rendered by PwC and the fees paid for the audit, audit-related, tax and other pre-approved services and reports to the Audit Committee on these matters at least quarterly. We did not approve the incurrence of any fees pursuant to the exceptions to the pre-approval requirements set forth in applicable SEC disclosure rules.
The information contained in the Audit Committee Report is not deemed to be soliciting material or to be filed for purposes of the Exchange Act, will not be deemed incorporated by reference by any general statement incorporating the document by reference into any filing under the Securities Act of 1933 or the Exchange Act except to the extent that Dana specifically incorporates such information by reference, and will not be otherwise deemed filed under such acts.

AUDIT COMMITTEE REPORT
The Audit Committee oversees Dana's financial reporting process on behalf of the Board of Directors and is comprised of all outside directors who are independent within the meaning of, and meet the experience requirements of, the applicable rules of the NYSE and the SEC. In addition to its duties regarding oversight of Dana's financial reporting process, including as it relates to the integrity of the financial statements, the independent auditors' qualifications and independence and the performance of the independent auditors and Dana's internal audit function, the Audit Committee also has sole authority to appoint or replace the independent auditors and is directly responsible for the compensation and oversight of the work of the independent auditors as provided in Rule 10A-3 under the Exchange Act. In conducting its annual evaluation of the independent auditors and deciding to re-appoint the independent auditors, the Audit Committee considered, in addition to the firm’s independence and integrity:
►	The independent auditors’ competence and its compliance with regulations;
►	The business acumen, value-added benefit, continuity and consistency, and technical and core competency provided by the engagement team;
►	The effectiveness of the independent auditors’ processes, including its quality control, timeliness and responsiveness, and communication and interaction with management; and
►	The firm’s efforts toward efficiency, including with respect to process improvements and fees.
The Audit Committee periodically considers whether an independent auditor change would be advisable. Pursuant to this review, the Audit Committee believes that PwC’s continuous relationship with Dana provides PwC with valuable institutional knowledge about Dana’s operations, policies, and practices and that changing audit firms would require significant time commitments and potentially distract Dana’s management from its focus on financial reporting and internal controls. Because of PwC’s lead audit partner rotating every five years, as presently required, along with other customary auditor staffing changes, the Audit Committee believes that PwC provides fresh audit perspective without the incremental costs associated with a change in audit firms.
The Audit Committee is involved in the selection of the independent auditor’s lead audit partner every five years, including in identification of candidates, review of qualifications, candidate interviews and review of plans for successor partner transition.
The Audit Committee Charter, which was adopted and approved by the Board, specifies the scope of the Audit Committee's responsibilities and the manner in which it carries out those responsibilities. Management has primary responsibility for the financial statements, reporting processes, and system of internal controls. In fulfilling its oversight responsibilities, among other things, the Audit Committee reviewed the audited financial statements included in Dana's annual report on Form 10-K with management and the independent auditors, including a discussion of the quality, not just the acceptability, of the accounting principles, reasonableness of significant judgments, and clarity of disclosures in the financial statements and a discussion of related controls, procedures, compliance, and other matters.
Audit Committee discussions with the independent auditors included those required under auditing standards generally accepted in the United States, including Statement on Auditing Standards No. 1301, Communications With Audit Committees. Further, the Audit Committee has received and reviewed the written disclosures and the letter from the independent accountants required by applicable requirements of the PCAOB for independent auditor communications with Audit Committees concerning independence. The Audit Committee discussed with the independent auditors their independence from management and Dana, and reviewed and considered whether the provision of non-audit services and receipt of certain compensation by the independent auditors are compatible with maintaining the auditors' independence. In addition, the Audit Committee reviewed with the independent auditors all critical accounting policies and practices to be used.
In reliance on the reviews and discussions referred to above and such other considerations as the Audit Committee determined to be appropriate, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in Dana's annual report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.
The Audit Committee
R. Bruce McDonald, Chairman
Virginia A. Kamsky
Raymond E. Mabus, Jr.
Michael J. Mack, Jr.
February 9, 2021

PROPOSAL IV SUBMITTED FOR YOUR VOTE

APPROVAL OF DANA INCORPORATED’S 2021 OMNIBUS INCENTIVE PLAN
Background
In February 2021, our Compensation Committee and the Board of Directors (Board) approved the Dana Incorporated 2021 Omnibus Incentive Plan (2021 Omnibus Plan), substantially in the form of the Dana Incorporated 2017 Omnibus Incentive Plan (Prior Plan) and subject to shareholder approval. The 2021 Omnibus Plan provides for the grant to i) employees, ii) non-employee directors, and iii) service providers of Dana or its subsidiaries of options to purchase shares of common stock and other awards, which awards may be stock options (both incentive stock options (ISOs) and non-qualified stock options (NQSOs) (collectively, Options)), appreciation rights (ARs), restricted stock (Restricted Stock), restricted stock units (RSUs) and performance shares (Performance Shares) and performance units (Performance Units) (collectively, Performance Awards) and other awards that are stock-based, cash-based or a combination of both (Other Awards) (collectively, Awards). The 2021 Omnibus Plan is designed to replace the Prior Plan. Existing Awards previously granted under the Prior Plan will continue to remain outstanding in accordance with their terms; however, if the 2021 Omnibus Plan is approved by shareholders, all future Awards will be made under the 2021 Omnibus Plan. If the 2021 Omnibus Plan is not approved by our shareholders, it will not be adopted, and we will continue to operate under the Prior Plan until its expiration.
The Board is asking our shareholders to approve the 2021 Omnibus Plan in order to (i) comply with NYSE rules requiring stockholder approval of equity compensation plans and (ii) allow us to continue to utilize equity-based awards, including performance-based awards, to retain, attract, and motivate employees and to further align the interests of our employees with those of our shareholders.
Current Equity Compensation Plan Information
The following table contains information at December 31, 2020 about shares of stock which may be issued under our equity compensation plans, all of which have been approved by our shareholders.
(Shares in millions)	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	Weighted Average Exercise Price of Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by security holders	3.8	$16.27	3.1
Equity compensation plans not approved by security holders
Total	3.8	$16.27	3.1
Notes:
1.	In addition to stock options, restricted stock units and performance shares have been awarded under Dana’s equity compensation plans and were outstanding at December 31, 2020.
2.
Calculated without taking into account the 3.2 shares of common stock subject to outstanding restricted stock and performance share units that become issuable as those units vest since they have no exercise price and no cash consideration or other payment is required for such shares.

Shareholder Approval; Best Practices
If the 2021 Omnibus Plan is adopted by our shareholders, we will not make any new grants of awards under the Prior Plan. The 2021 Omnibus Plan submitted for approval reflects current practices in equity incentive plans that we consider best practices such as:
►	No Evergreen Feature. The 2021 Omnibus Plan does not include an “evergreen” feature that would cause the number of authorized shares to automatically increase in future years.
►
Conservative Share Reuse Provision. Shares subject to an award under the 2021 Omnibus Plan will not be available for reuse if such shares are tendered in payment of a stock option, delivered or withheld to satisfy any tax withholding obligation.

►
Minimum Vesting Period. Awards granted after April 21, 2021 must have a vesting period of at least twelve months, with the exception that up to 5% of the share reserve may have a shorter vesting period.

►	Repricings and Exchanges Prohibited. The 2021 Omnibus Plan prohibits the repurchase, cancellation and exchange of out-of-the-money outstanding Options or ARs for consideration.
►	Discount Options and ARs Prohibited. All Options and ARs must have an exercise price equal to or greater than the fair market value of our common stock on the date the Option or AR is granted.
►
Double-Trigger Change-in-Control Provisions. The change-in-control provisions under the 2021 Omnibus Plan provide for acceleration of vesting the event of a change in control only if the 2021 Omnibus Plan does not become an obligation of the successor entity or the participant incurs a termination of service without cause or for good reason following the change in control.

►	No Dividends on Unearned Awards. The 2021 Omnibus Plan prohibits the current payment of dividends or dividend equivalents on unearned Awards subject to performance conditions.
A summary of the 2021 Omnibus Plan is set forth below. This summary is qualified in its entirety by reference to the full text of the 2021 Omnibus Plan, which is attached as Appendix A to this proxy statement.
General Plan Information. The 2021 Omnibus Plan is intended to permit the grant of Options (both ISOs, NQSOs or a combination of both), ARs, Restricted Stock, RSUs, Performance Awards and Other Awards. All Awards granted under the 2021 Omnibus Plan will be governed by separate written or electronic agreements or other evidence of award between Dana and each participant. The evidence of award will specify the terms and conditions of the Award. No right or interest of a participant in any Award will be subject to any lien, obligation or liability of the participant. The laws of the State of Delaware govern the 2021 Omnibus Plan and any Awards granted thereunder.
Administration. We will bear all expenses of administering the 2021 Omnibus Plan. Our Compensation Committee will administer the 2021 Omnibus Plan and has the authority to grant Awards to participants upon such terms and conditions (not inconsistent with the provisions of the 2021 Omnibus Plan) as it may consider appropriate. The interpretation and construction by the Compensation Committee of any provision of the 2021 Omnibus Plan or of any evidence of award, and any determination by the Compensation Committee pursuant to any provision of the 2021 Omnibus Plan or of any evidence of award, are considered final and conclusive. To the extent permitted by law as well as limits under the 2021 Omnibus Plan, the Board or the Compensation Committee, as applicable, may, from time to time, delegate to one or more of its members or to one or more officers of Dana, or to one or more agents or advisors, administrative duties or powers as it may deem advisable, and the Board, the Compensation Committee or any person to whom duties or powers have been delegated, may utilize third parties to provide advice with respect to any responsibility the Board or the Compensation Committee or such person may have under the 2021 Omnibus Plan. In addition, the Compensation Committee may authorize one or more of our executive officers, including our CEO, to do one or both of the following on the same basis as the Compensation Committee: (i) designate participants to be recipients of Awards and (ii) determine the size of any such Awards. The authorized officer(s) are required to report periodically to the Compensation Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated. This authority may not be delegated with respect to Awards to any executive officer, director or owner of more than 10% of Dana’s equity securities.
Eligibility for Participation. Any of our employees or service providers, employees or service providers of our subsidiaries and non-employee members of our Board are eligible to receive an Award under the 2021 Omnibus Plan. However, ISOs may only be granted to employees of Dana or its majority-owned subsidiaries. Because the 2021 Omnibus Plan provides for broad discretion in selecting participants and in making Awards, the total number of persons who will participate in the 2021 Omnibus Plan and the benefits that will be provided to the participants cannot be determined at this time.
Shares Available for Issuance Under the 2021 Omnibus Plan. Subject to adjustment as provided in the 2021 Omnibus Plan, the number of shares of our common stock reserved for issuance under the 2021 Omnibus Plan is 3,500,000 plus (i) any shares of common stock available for future awards under the Prior Plan; and (ii) any shares of common stock that are represented by awards granted under the Prior Plan which are forfeited, expire or are cancelled without delivery of the shares or which result in the forfeiture of shares back to Dana. Any shares related to awards under the 2021 Omnibus Plan that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, or are settled in cash in lieu of shares, will be available again for grant under the 2021 Omnibus Plan. Notwithstanding the foregoing, (x) upon the exercise of a stock-settled stock appreciation right or net-settled option granted under the 2021 Omnibus Plan, the number of shares subject to the Award (or portion of the Award) that is then being exercised will be counted against the maximum aggregate number of shares that may be issued under the 2021 Omnibus Plan as provided above, on the basis of one share for every share, regardless of the actual number of shares issued upon exercise and (y) any shares withheld (or, with respect to restricted stock, returned) in satisfaction of tax withholding obligations will be counted as shares issued.
The number of shares of common stock actually issued or transferred by Dana upon the exercise of ISOs will not exceed 4,000,000. In addition, during any calendar year no participant will be granted Options and ARs and other Awards with rights which are substantially similar to Options or ARs, in the aggregate, for more than 2,000,000 shares of common stock. Further, during any calendar year no participant will be granted performance vesting Restricted Stock or RSUs or stock-denominated Performance Shares or Other Awards with rights which are substantially similar to Performance Shares for more than 1,500,000 shares of common stock. During any calendar year no participant will be granted Performance Units or cash-denominated Other Awards with rights which are substantially similar to Performance Units pursuant to which the Participant can receive, in the aggregate, more than $15,000,000. Any Awards granted by Dana in substitution for Awards granted by companies acquired by Dana (Substitute Awards) will not reduce the shares of common stock available for Awards under the 2021 Omnibus Plan.
Description of Awards Under the 2021 Omnibus Plan.
Stock Options. Our Compensation Committee may award ISOs, which are intended to comply with Section 422 of the Code, NQSOs, which are not intended to comply with Section 422 of the Code, or a combination of both. An evidence of award will be given to a participant who receives a grant and will set forth i) the number of shares granted; ii) the exercise price, which may not be less than the fair market value of the underlying shares of common stock on the date the Option is granted; iii) the method by which the exercise price is payable; iv) the conditions to become exercisable (including without limitation the attainment of performance objectives) and the period(s) for which they will remain exercisable and v) such other terms as the Compensation Committee or an authorized officer may approve, including without limitation provisions under which some portion or all of the Options or proceeds attributable to them may be subject to recoupment in circumstances of conduct deemed detrimental to Dana.
Successive grants may be made to the same participant whether or not any previous grants remain unexercised. Options granted after April 21, 2021 must provide for a minimum vesting period of twelve months from the date of grant, with the exception that up to 5% of the share reserve may have a shorter vesting period. Any grant may provide for the earlier exercise or other modifications in the event of specified terminations of the participant’s employment or service, a change in control, an unforeseeable emergency, the grant of a Substitute Award or other special circumstances. The exercise of an Option will result in the cancellation on a share-for-share basis of any related tandem appreciation right authorized. No Option granted will be exercisable for more than ten years from the date it was granted. Except as provided in an evidence of award, in the event of a participant’s termination of employment or service, any Options that have not vested as of the termination date will be cancelled and immediately forfeited, without further action on the part of Dana or the Compensation Committee, and the participant will have no further rights in respect of such grant. In no event may an Option be repurchased or cancelled in exchange for cash or other consideration at a time when the exercise price exceeds the fair market value of the shares of common stock.
Appreciation Rights. The Compensation Committee may grant i) tandem ARs with Options or ii) freestanding ARs unrelated to Options. A tandem AR gives the participant holding an associated Option a right, exercisable by the surrender of the Option, to receive an amount determined by the Compensation Committee or an authorized officer, which is a percentage of the spread on the related Option (not exceeding 100%) at the time of exercise. Tandem ARs may be granted at any time prior to the exercise or termination of the related Option, although a tandem AR awarded in relation to an ISO must be granted concurrently with the ISO. Free-standing ARs grant the participant the right to receive an amount determined by the Compensation Committee or an authorized officer, which is a percentage of the spread (not exceeding 100%) at the time of exercise.
An evidence of award will be given to a participant who receives a grant and will set forth: i) the number of shares of common stock to which it pertains; ii) the percentage of the spread (not exceeding 100%) payable at the time of exercise and whether such amount will be paid in cash, in shares of common stock or a combination; iii) the conditions to become exercisable (including without limitation the attainment of performance objectives) and the exercise period; and iv) such other terms as the Compensation Committee or authorized officer may approve, including without limitation provisions under which some portion or all of the ARs or proceeds attributable to them may be subject to recoupment in circumstances of conduct deemed detrimental to Dana.
ARs granted after April 21, 2021 must provide for a minimum vesting period of twelve months from the date of grant, with the exception that up to 5% of the share reserve may have a shorter vesting period. A grant may provide for an earlier exercise or other modifications in the event of specified terminations of the participant’s employment or service, a change in control, an unforeseeable emergency, the grant of a Substitute Award or other special circumstances. Except as provided in an evidence of award, in the event of a participant’s termination of employment or service, any ARs that have not vested as of the participant’s termination date will be cancelled and immediately forfeited, without further action on the part of Dana or the Compensation Committee, and the participant will have no further rights in respect of such grant.
A grant of tandem ARs will provide that such grant may be exercised only at a time when the related Option is also exercisable and at a time when the spread is positive, and by surrender of the related option for cancellation. Successive grants of tandem ARs may be made to the same participant regardless of whether any previous grants remain unexercised.
With respect to free-standing ARs only i) each grant will specify a base price which may not be less than the market value per share on the grant date; ii) successive grants may be made regardless of whether any previous grant(s) remain unexercised; and iii) no grant may be exercised more than ten years from the grant date. In no event may an AR be repurchased or cancelled in exchange for cash or other consideration at a time when the exercise price exceeds the fair market value of the shares of common stock.
Restricted Stock. The Compensation Committee or an authorized officer may grant Restricted Stock. Each grant constitutes an immediate transfer of ownership of shares of Dana common stock entitling the participant to voting, dividend and other ownership rights, subject to a substantial risk of forfeiture and restrictions on transfer pending lapse of the forfeiture risk.

An evidence of award will be given to a participant who receives a grant and will set forth: i) the number of shares of common stock to which it pertains; ii) any restrictions on transfer and forfeitability provisions; iii) the conditions under which restrictions on transfer and forfeitability provisions will lapse, including without limitation upon the attainment of performance objectives; and (iv) such other terms the Compensation Committee or an authorized officer may approve, including without limitation provisions under which some portion or all of the Restricted Stock or proceeds attributable to it may be subject to recoupment in circumstances of conduct deemed detrimental to Dana.
Restricted Stock granted after April 21, 2021 must provide for a minimum vesting period of twelve months from the date of grant, with the exception that up to 5% of the share reserve may have a shorter vesting period. A grant may provide for the earlier lapse of restrictions or other modifications in the event of terminations of employment or service, a change in control, an unforeseeable emergency, the grant of a Substitute Award or other special circumstances. Except as otherwise provided in an evidence of award, in the event of a participant’s termination of employment or service, any Restricted Stock that has not yet become free of restrictions will be immediately forfeited, without further action on the part of Dana or the Compensation Committee, and the participant will have no further rights in respect of such grant. A grant may require that any or all dividends or other distributions paid during the period of such restrictions be automatically deferred and/or reinvested in additional shares of Restricted Stock (which may be subject to the same restrictions as the underlying Award) or be paid in cash on a deferred or contingent basis.
Restricted Stock Units. The Compensation Committee or an authorized officer may grant RSUs. A grant will constitute the agreement by Dana to deliver shares of its common stock or cash to the participant in the future in consideration of the performance of services. An evidence of award will be given to a participant who receives a grant and will set forth: i) the number of shares of common stock to which it pertains; ii) the conditions for the RSUs or installments to vest (including without limitation the attainment of performance objectives); iii) form of payment and time(s) payable; and iv) such other terms as the Compensation Committee or authorized officer may approve, including without limitation provisions under which some portion or all of an RSU or proceeds attributable to it may be subject to recoupment in circumstances of conduct deemed detrimental to Dana.
During the restriction period, no participant will have the rights of a shareholder of any shares of common stock, but the Compensation Committee or an authorized officer may authorize the payment of dividend equivalents on such RSUs on either a current, deferred or contingent basis, either in cash or in additional shares of common stock. RSUs granted after April 21, 2021 must provide for a minimum vesting period of twelve months from the date of grant, with the exception that up to 5% of the share reserve may have a shorter vesting period. A grant of RSUs may provide for the earlier lapse of restrictions or other modifications in the event of specified terminations of the participant’s employment or service, a change in control, an unforeseeable emergency, the grant of a Substitute Award or other special circumstances. Except as otherwise provided in an evidence of award, in the event of a participant’s termination of employment or service, any RSU that has not yet become vested will be immediately forfeited without further action on the part of Dana or the Compensation Committee, and the participant will have no further rights in respect of such grant.
Performance Shares and Performance Units. The Compensation Committee or an authorized officer may grant Performance Shares and Performance Units that will become payable upon achievement of specified performance objectives during performance periods. An evidence of award will be given to a participant who receives a grant and will set forth: i) the number of units or shares of common stock to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; ii) the conditions for the Performance Awards or installments to vest; iii) form of payment and iv) such other terms as the Compensation Committee or authorized officer may approve, including without limitation provisions under which some portion or all of the Performance Awards or proceeds attributable thereto may be subject to recoupment in circumstances of conduct deemed detrimental to Dana.
Performance Awards granted after April 21, 2021 must provide for a minimum vesting period of twelve months from the date of grant, with the exception that up to 5% of the share reserve may have a shorter vesting period. A grant of Performance Awards may provide for the earlier lapse of restrictions or other modifications in the event of specified terminations of employment or service, a change in control, an unforeseeable emergency, the grant of a Substitute Award or other special circumstances. Except as provided in an evidence of award, in the event of a termination of employment or service, any Performance Award that has not yet become vested will be immediately forfeited, without further action, and the participant will have no further rights in respect of such grant. During the performance period, the participant will have none of the rights of a shareholder with respect to Performance Shares, but the Compensation Committee or authorized officer may authorize the payment of dividend equivalents on Performance Shares on either a current, deferred or contingent basis, either in cash or in additional shares of common stock.
Other Awards. The Compensation Committee or an authorized officer may authorize grants of other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to: i) shares of Dana common stock or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of common stock, purchase rights for shares of common stock, awards with value and payment contingent upon performance of Dana or any other factors designated by the Compensation Committee or authorized officer, and awards valued by reference to the book value of shares of common stock or the value of securities of, or the performance of specified subsidiaries or affiliates or other business units of, Dana, ii) cash, or iii) any combination of the foregoing, including without limitation grants of cash or shares of common stock as a bonus or in lieu of obligations of Dana to pay cash or deliver other property under the 2021 Omnibus Plan or under other plans or compensatory arrangements, all subject to such terms determined by the Compensation Committee or authorized officer.

An evidence of award will be given to a participant who receives a grant and will set forth: i) the number of shares of common stock and/or the amount of cash to which it pertains; ii) the conditions for the Other Award or installments to vest (including without limitation the attainment of performance objectives); iii) the form of payment; and iv) such other terms as the Compensation Committee or authorized officer may approve, including without limitation provisions under which some portion or all of the Other Award or proceeds attributable thereto may be subject to recoupment in circumstances of conduct deemed detrimental to Dana. Other Awards granted after April 21, 2021 must provide for a minimum vesting period of twelve months from the date of grant, with the exception that up to 5% of the share reserve may have a shorter vesting period. A grant of an Other Award may provide for the earlier lapse of restrictions or other modifications in the event of specified terminations of employment or service, a change in control, an unforeseeable emergency, the grant of a Substitute Award or other special circumstances. Except as provided in an evidence of award, in the event of termination of employment or service, any Other Award that has not yet become vested will be immediately forfeited, without further action on the part of Dana or the Compensation Committee, and the participant will have no further rights in respect of such grant.
Awards to Non-Employee Directors. The Board may from time to time grant Awards to Non-Employee Directors upon the terms and conditions otherwise applicable to the grants of Awards under the 2021 Omnibus Plan. If a Non-Employee Director subsequently becomes an employee of Dana while remaining a member of the Board, any Award held by such individual at the time will not be affected.
Performance Measures. The Compensation Committee may grant Awards under the 2021 Omnibus Plan subject to the attainment of measurable performance objectives. Performance objectives may be described in terms of Dana-wide objectives or objectives that are related to the performance of a joint venture, subsidiary, business unit, division, department, business segment, region or function and/or that are related to the performance of the individual participant. Performance objectives may be made relative to the performance of other companies or an index covering multiple companies. The performance objectives applicable to any performance-based Award will be based on specified levels of or growth in one or more of the following criteria: i) net sales; ii) revenue; iii) revenue growth or product revenue growth; iv) operating income (before or after taxes, including operating income before depreciation and amortization); v) income (before or after taxes and before or after allocation of corporate overhead and bonus); vi) net earnings; vii) earnings per share; viii) net income (before or after taxes); ix) return on equity; x) total stockholder return; xi) return on assets or net assets; xii) appreciation in and/or maintenance of share price; xiii) market share; xiv) gross profits; xv) earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); xvi) economic value-added models or equivalent metrics; xvii) reductions in costs; xviii) cash flow or cash flow per share (before or after dividends); xix) return on capital (including return on total capital or return on invested capital); xx) cash flow return on investment; xxi) improvement in or attainment of expense levels or working capital levels; xxii) operating, gross, or cash margins; xxiii) year-end cash; xxiv) debt reductions; xxv) stockholder equity; xxvi) regulatory achievements; xxvii) operating performance; xxviii) market expansion; xxix) customer satisfaction; xxx) employee satisfaction and engagement; xxxi) implementation, completion, or attainment of measurable objectives with respect to research, development, products or projects, recruiting and maintaining personnel, sustainability and social responsibility; or xxxii) a published or a special index deemed applicable by the Compensation Committee or any of the above criteria as compared to the performance of any such index.
In connection with the establishment of performance objectives, the Compensation Committee at any time may exclude the impact on performance of charges for restructuring, acquisitions, divestitures, discontinued operations, extraordinary items, and other unusual or non-recurring items and the cumulative effects of changes in tax law or accounting principles, as such are defined by generally accepted accounting principles or the SEC and as identified in Dana’s audited financial statements, notes to such financial statements or management’s discussion and analysis in Dana’s annual report or other filings with the SEC. With respect to any grant under the 2021 Omnibus Plan, if the Compensation Committee determines that a change in the business, operations, corporate structure or capital structure of Dana, or the manner in which it conducts its business, or other events or circumstances render the performance objectives unsuitable, the Compensation Committee may in its discretion modify such performance objectives or the related minimum acceptable level or levels of achievement, in whole or in part, as the Compensation Committee deems appropriate and equitable.
Subject to the individual and other 2021 Omnibus Plan limits described above, the number of performance-based Awards granted to any participant in any year is determined by the Compensation Committee in its sole discretion. The Compensation Committee may reduce, but not increase, the value of a performance-based Award.
Adjustments. The Board shall make or provide for adjustments in the numbers of shares of common stock covered by outstanding Options, ARs, RSUs, Performance Awards and Other Awards, in the option price and base price provided in outstanding Options and ARs, and in the kind of shares covered thereby, as equitably required to prevent dilution or enlargement of the rights of participant that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of Dana, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Compensation Committee, in its discretion, may provide in substitution for any or all outstanding Awards alternative consideration (including cash), if any, as it may determine, in good faith, to be equitable in the circumstances and may require the surrender of all Awards to be replaced. The Compensation Committee also will make or provide for adjustments in the numbers of shares as is appropriate to reflect any transaction or event described above.

Change in Control. In the event of a “Change in Control” (as defined in the 2021 Omnibus Plan), except as otherwise provided in an evidence of award or by the Compensation Committee on the grant date, to the extent outstanding Awards granted under the 2021 Omnibus Plan are not assumed, converted or replaced by the resulting entity or its direct or indirect parent, all outstanding Awards that may be exercised will become fully exercisable, all restrictions with respect to outstanding Awards will lapse and become vested and non-forfeitable, and any specified performance objectives with respect to outstanding Awards will be deemed to be satisfied at target.
Except as otherwise provided in an evidence of award or by the Compensation Committee, to the extent outstanding Awards granted are assumed, converted or replaced by the resulting entity or its direct or indirect parent in the event of a Change in Control, any outstanding Awards that are subject to performance objectives will be converted by the resulting entity or its direct or indirect parent, as if target performance had been achieved as of the date of the Change in Control, and each Award of: (i) Performance Shares or Performance Units will continue to vest during the remaining performance period, (ii) Restricted Stock will remain subject to the otherwise applicable vesting conditions during the remaining vesting period, (iii) RSUs will remain subject to the applicable vesting conditions during the restriction period, and (iv) all other Awards will remain subject to the applicable vesting conditions during the remaining vesting period, if any.
Except as otherwise provided in an evidence of award or by the Compensation Committee, to the extent outstanding Awards granted are either assumed, converted or replaced by the resulting entity or its direct or indirect parent in the event of a Change in Control, if a participant’s service is terminated without cause by Dana or the resulting entity or a participant resigns his or her employment for good reason (as those terms are defined in his or her employment agreement as applicable and otherwise in an evidence of award), in either case, all outstanding Awards held by the participant that may be exercised will become fully exercisable and all restrictions with respect to outstanding Awards will lapse and become vested and non-forfeitable.
The Board in its discretion, at or after a grant date, may (i) provide for the cancellation of each outstanding and unexercised Option or AR with an option or base price, less than the highest price per share of common stock paid for a share of common stock in the Change in Control (or, if less, the market value per share at the time of cancellation to the extent required to avoid imposition of a tax under Section 409A of the Code) (such amount the “Transaction Consideration”) in exchange for a cash payment to be made at the same time as payment is made to holders of common stock in connection with the Change in Control in an amount equal to the amount by which the Transaction Consideration exceeds the option or base price, as applicable, multiplied by the number of shares of common stock granted under the Option or AR, and (ii) provide for the cancellation of each outstanding and unexercised Option or AR with an option or base price, as applicable, equal to or more than the Transaction Consideration without any payment to the holder of such Option or AR, as applicable.
Non-U.S. Participants. The Board or the Compensation Committee may provide for special terms for Awards to participants who are foreign nationals or who are employed by Dana outside of the United States of America or who provide services to Dana under an agreement with a foreign nation or agency, as the Board or the Compensation Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Compensation Committee may approve supplements to or amendments, restatements or alternative versions of the 2021 Omnibus Plan as it may consider necessary or appropriate for such purposes. No special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of the 2021 Omnibus Plan as then in effect unless such revisions are permitted without further approval by the stockholders of the Corporation.
Transferability. Except as otherwise determined by the Board or the Compensation Committee, no Award or dividend equivalents paid may be transferable by a participant except by will or the laws of descent and distribution, and may be otherwise transferred in a manner that protects the interest of Dana as the Board or the Compensation Committee may determine. If approved by the Compensation Committee, each participant may, in a manner established by the Board or the Compensation Committee, designate a beneficiary to exercise the rights of the participant with respect to any Award upon the death of the participant and to receive shares of common stock or other property issued upon such exercise.
The Compensation Committee or an authorized officer may specify on the grant date that part or all of the shares of common stock that are (i) to be issued or transferred by Dana upon the exercise of an Option or ARs, upon the termination of the restriction period applicable to RSUs or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer, will be subject to further restrictions on transfer.
The Board or the Compensation Committee may determine that Awards (other than ISOs) may be transferable by a participant, without payment of consideration by the transferee, only to any one or more family members of the participant. No transfer will be effective unless reasonable prior notice is delivered to Dana and the transfer is effected in accordance with any terms and conditions that were made applicable. Any transferee will be subject to the same terms and conditions as the participant.
Section 162(m). Section 162(m) of the Code generally limits the federal income tax deduction for compensation paid in any one year to “covered employees” (i.e., the CEO, the CFO, and the three other most highly-compensated executive officers for the year at issue and all subsequent years) to $1,000,000. As a result, certain compensation attributable to awards may be nondeductible to Dana due to the application of Section 162(m) of the Code.

Federal Income Tax Consequences
The following discussion covers some of the United States federal income tax consequences with respect to Awards that may be granted under the 2021 Omnibus Plan. This summary does not describe state, local, or foreign tax consequences of an individual’s participation in the 2021 Omnibus Plan.
Options. A participant will not recognize income for federal income tax purposes when ISOs are granted, vested or timely exercised. If the shares acquired upon exercise are held for at least two years from the date of grant and at least one year from the date of exercise, the employee recognizes capital gain or loss upon a subsequent sale of the shares equal to the difference between the sale price and the exercise price. If the shares acquired upon exercise fail to meet these holding requirements, the participant will recognize in the year of disposition: (a) ordinary income, to the extent the lesser of either (1) the fair market value of the shares on the date of Option exercise, or (2) the amount realized on disposition, exceeds the Option exercise price; and (b) capital gain, to the extent the amount realized on disposition exceeds the sum of the exercise price paid and any ordinary income recognized by the participant.
Exercise of an ISO will be timely if made during its term and if the participant remains employed at all times during the period beginning on the date of grant of the ISO and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of a disabled participant). Exercise of an ISO will also be timely if made by the legal representative of a participant who dies while employed or within three months after termination of employment. The tax consequences of an untimely exercise of an ISO will be determined in accordance with the rules applicable to NQSOs discussed below.
The exercise of an ISO may result in alternative minimum tax liability. The excess of the fair market value of the shares purchased on exercise of an ISO over the exercise price paid for such shares is considered alternative minimum taxable income for alternative minimum tax purposes.
With respect to NQSOs, the participant will recognize no income upon grant of the Option, and, upon exercise, will recognize ordinary income to the extent of the excess of the fair market value of the shares on the date of Option exercise over the Option exercise price. Upon a subsequent disposition of the shares received from the exercise of an NQSO, the participant generally will recognize capital gain or loss to the extent of the difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition.
Appreciation Rights. The recipient of a grant of ARs will not realize taxable income on the date of the grant. Upon the exercise of ARs, the recipient will realize ordinary income equal to the amount of cash or the fair market value of stock received.
Restricted Stock. A participant holding Restricted Stock will, at the time the shares vest, realize ordinary income in an amount equal to the fair market value of the shares and any cash received at the time of vesting. Dividends paid to the participant on the Restricted Stock during the restriction period will generally be ordinary income to the participant.
Under Section 83(b) of the Code, a participant may elect (not later than 30 days after acquiring the Restricted Stock) to recognize ordinary income at the time the shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that the shares are subject to transferability restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by the participant at the time the restrictions lapse, the participant will have a tax basis in the shares equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. However, if the shares are later forfeited, no tax deduction is allowable to the participant, and Dana will recognize ordinary income equal to the amount of its deduction when the participant made the Section 83(b) election.
Restricted Stock Units and Performance Awards. A participant holding RSUs or Performance Awards will, at the time the RSUs or Performance Awards become payable, realize ordinary income in an amount equal to the fair market value of the shares and any cash received.
Other Awards. The tax consequences of Other Awards will depend upon the terms and conditions of such Awards as determined by the Compensation Committee. However, a participant holding Other Awards will generally realize ordinary income in an amount equal to the fair market value of the shares or cash received at the time of payment of shares or cash.
Federal Tax Consequences to Dana. In general, we will receive an income tax deduction at the same time and in the same amount as the amount which is taxable to the employee as ordinary income. To the extent a participant realizes capital gains, as described above, we will not be entitled to any corresponding deduction for federal income tax purposes.
Dividends and Dividend Equivalents. The Compensation Committee may provide the participant as part of an Award with dividends or dividend equivalents, payable in cash, shares of common stock, other securities, other Awards, or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee, provided that no dividends or dividend equivalents shall be payable in respect of outstanding (i) Options or ARs or (ii) unearned Performance Awards or other unearned Awards subject to performance conditions.
Award Deferral and Compliance with Section 409A of the Code. The Compensation Committee may permit participants to elect to defer the issuance of stock or the settlement of Awards in cash (other than with respect to Options or ARs) pursuant to such rules, procedures or programs as it may establish. The Compensation Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts, provided that no dividend equivalents shall be payable in respect of outstanding Options or unearned Performance Awards or other unearned Awards subject to performance conditions. However, it is intended that any grants made will be exempt from Section 409A of the Code or are structured in a manner that would not cause a participant to be subject to taxes and interest pursuant to Section 409A of the Code.
Effective Date. The 2021 Omnibus Plan will be effective as of the date it is approved by the shareholders. It will terminate on the tenth anniversary of that date unless earlier terminated in accordance with its provisions. Awards outstanding as of the date of termination of the 2021 Omnibus Plan will not be affected or impaired by the termination.
Amendments and Termination. The 2021 Omnibus Plan and any Award may be amended, suspended or terminated at any time by the Board, provided no amendment is permitted without shareholder approval if shareholder approval is required in order to comply with applicable law or the rules of the New York Stock Exchange or any other securities exchange on which our common stock is traded or quoted. Except as otherwise permitted, no termination, suspension or amendment of the 2021 Omnibus Plan or any Award will adversely affect the right of any participant with respect to any Award granted, as determined by the Compensation Committee, without a participant’s written consent.
Dana will obtain shareholder approval for: i) a reduction in the exercise price of an Award (or the cancellation and re-grant of an Award resulting in a lower exercise price) other than equitable adjustments in accordance with the 2021 Omnibus Plan; ii) any amendment to materially expand the group of individuals eligible for Awards under the 2021 Omnibus Plan; iii) an increase to the maximum number of shares of common stock available for issuance under the 2021 Omnibus Plan (other than equitable adjustments in accordance with the 2021 Omnibus Plan); or (iv) amendments that would materially increase the benefits accruing to participants.
Substitute Awards for Awards Granted by Other Entities. Substitute Awards may be granted for grants or awards held by employees of a company or entity who become Dana employees as a result of the acquisition, merger or consolidation of the employer company by or with Dana. Except as otherwise provided by applicable law and notwithstanding anything in the 2021 Omnibus Plan to the contrary, the terms, provisions and benefits of the Substitute Awards grant may vary from those set forth in or required or authorized by the 2021 Omnibus Plan to such extent as the Compensation Committee at the time of the grant may deem appropriate to conform, in whole or part, to the terms, provisions and benefits of grants or awards in substitution for which they are granted.
Additional Information Regarding New Plan Benefits. We do not have any current proposals, plans or arrangements, written or otherwise, to grant any specific Awards under the 2021 Omnibus Plan to any executive officers or other employees or service providers of Dana. Accordingly, future Awards under the 2021 Omnibus Plan to executive officers and other employees or service providers are not determinable at this time. Reference is made to the tables captioned “Summary Compensation Table,” “Grants of Plan-Based Awards at Fiscal Year-End”, “Outstanding Equity Awards at Fiscal Year-End,” and “Options Exercised and Stock Vested During Fiscal Year” in this Proxy Statement for detailed information on incentive awards granted and the exercise of stock options by certain executive officers under the Prior Plan during the three most recent fiscal years.
Market Price of the Common Stock. As of March 1, 2021, the fair market value of our common stock was $24.41 per share, based on the closing price of the common stock as reported by the NYSE.
DANA’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL TO APPROVE THE DANA INCORPORATED 2021 OMNIBUS INCENTIVE PLAN.

ANNUAL REPORT TO SHAREHOLDERS
We are pleased to take advantage of SEC rules that permit issuers to furnish their proxy materials to shareholders on the internet. Shareholders may request a paper copy of this proxy statement and the 2020 Annual Report by:
Internet www.proxyvote.com
Telephone 1-800-579-1639
Email sendmaterial@proxyvote.com
If requesting materials by e-mail, the control number found in the box marked by an arrow on the Notice and Access card will need to be provided in the e-mail request.
A copy of the Company’s Annual Report on Form 10-K for the year-ended December 31, 2020, including the consolidated financial statements, as filed with the Securities and Exchange Commission, may be obtained without charge by sending a written request to Dana Incorporated, Attention: Investor Relations, 3939 Technology Drive, Maumee, Ohio 43537.
OTHER MATTERS
The Board is not aware of any other additional matters to be presented at the 2021 Annual Meeting of Shareholders. The Board does not currently intend to submit any additional matters for a vote at the 2021 Annual Meeting of Shareholders, and no other shareholder has provided the required notice of the shareholder's intention to propose any matter at the 2021 Annual Meeting of Shareholders. However, under Dana's Bylaws, the Board may, without notice, properly submit additional matters for a vote at the 2021 Annual Meeting of Shareholders. If the Board does so, the shares represented by proxies in the accompanying form will be voted with respect to the matter in accordance with the judgment of the person or persons voting the shares.
By Order of the Board of Directors

Douglas H. Liedberg
Senior Vice President, General Counsel & Secretary Chief Compliance & Sustainability Officer
March 11, 2021

APPENDIX A

DANA INCORPORATED

2021 OMNIBUS INCENTIVE PLAN

(EFFECTIVE APRIL 21, 2021)

i

DANA INCORPORATED
2021 OMNIBUS INCENTIVE PLAN
1. Purpose. The purpose of this 2021 Omnibus Incentive Plan is to retain and attract directors, officers, other employees and consultants of Dana Incorporated and its Subsidiaries and to motivate and provide to such persons incentives and rewards for superior performance.
2. Definitions. As used in this Plan:
(a) “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified (provided that an entity shall be deemed an Affiliate of the Corporation for purposes of this Plan only for such periods as the requisite ownership or control relationship is maintained).
(b) “Appreciation Right” means a right granted pursuant to Section 5 of the Plan and will include both Free-Standing Appreciation Rights and Tandem Appreciation Rights.
(c) “Authorized Officer” has the meaning specified in Section 12(d) of the Plan.
(d)“Award” means a grant of Option Rights, Appreciation Rights, Performance Shares or Performance Units, or a grant of Restricted Stock, Restricted Stock Units or Other Awards.
(e) “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right or a Tandem Appreciation Right.
(f) “Board” means the Board of Directors of the Corporation and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to Section 12 of the Plan, such committee (or subcommittee).
(g) “Cause” shall have the meaning assigned such term in the employment agreement, if any, between a Participant and an Employer and, in the absence of such an agreement, the meaning specified in the applicable Evidence of Award.
(h) For purposes of the Plan, except as may be otherwise provided in an Evidence of Award, a “Change in Control” shall be deemed to have occurred upon the happening of any of the following events:
(i) any Person is or becomes (other than in connection with a transaction described in clause (A) or (B) of Paragraph (iii) below) the beneficial owner (within the meaning of Rule 13d-3 of the Securities and Exchange Commission promulgated under the Exchange Act), directly or indirectly, of securities of the Corporation (not including in the securities beneficially owned by such Person any securities acquired directly from the Corporation or any of its Affiliates) representing more than fifty percent (50%) of the combined voting power of the Corporation’s then outstanding securities;
(ii) individuals who on the Effective Date constitute the Board, and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including without limitation a consent solicitation, relating to the election of Directors of the Corporation) whose election by the Board or nomination for election by the Corporation’s shareholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;
(iii) consummation of a merger or consolidation of the Corporation or any direct or indirect parent or subsidiary of the Corporation with any other company, other than (A) a merger or consolidation which would result in (1) the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or direct or indirect parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its Affiliates, more than fifty percent (50%) of the combined voting power of the voting securities of the Corporation or such surviving entity or direct or indirect parent thereof outstanding immediately after such merger or consolidation, and (2) the individuals who comprise the Board immediately prior thereto constituting at least a majority of the board of directors of (I) any parent of the Corporation or the entity surviving such merger or consolidation or (II) if there is no such parent, of the
1

Corporation or such surviving entity, or (B) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person acquires more than fifty percent (50%) of the combined voting power of the Corporation’s then outstanding securities; or
(iv) the shareholders of the Corporation approve a plan of complete liquidation of the Corporation or there is consummated an agreement for the sale, disposition or long-term lease by the Corporation of all or substantially all of the Corporation’s assets.
Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred (1) by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in one or more entities which, singly or together, immediately following such transaction or series of transactions, own all or substantially all of the assets of the Corporation as constituted immediately prior to such transaction or series of transactions, or (2) with respect to any Award subject to Section 409A of the Code, unless the applicable event also constitutes a change in the ownership or effective control of the Corporation or in the ownership of a substantial portion of the assets of the Corporation under Section 409A(a)(2)(A)(v) of the Code.
(a) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including any rules and regulations promulgated thereunder, along with Treasury and IRS interpretations thereof. Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation that amends, supplements or replaces such section or subsection.
(b) “Common Stock” means the common stock, par value $0.01 per share, of the Corporation or any security into which such shares of Common Stock may be changed by reason of any transaction or event of the type referred to in Section 13 of the Plan.
(c) “Compensation Committee” means the Compensation Committee of the Board, or any other committee of the Board or subcommittee thereof authorized to administer this Plan in accordance with Section 12 of the Plan.
(d) “Corporation” means Dana Incorporated, a Delaware corporation, and its successors.
(e) “Date of Grant” means the date as of which an Award is determined to be effective and designated in a resolution by the Compensation Committee or an Authorized Officer and is granted pursuant to the Plan. The Date of Grant shall not be earlier than the date of the resolution and action therein by the Compensation Committee or an Authorized Officer.
(f) “Director” means a member of the Board.
(g) “Effective Date” means April 21, 2021.
(h) “Employee” means any employee of the Corporation or of any Subsidiary.
(i) “Employer” means the Corporation or any successor thereto or a Subsidiary.
(j) “Evidence of Award” means an agreement, certificate, resolution or other written evidence, whether or not in electronic form, that sets forth the terms and conditions of an Award. Each Evidence of Award shall be subject to this Plan and shall contain such terms and provisions, not inconsistent with this Plan, as the Compensation Committee or an Authorized Officer may approve. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Corporation and, unless determined otherwise by the Compensation Committee, need not be signed by a representative of the Corporation or a Participant.
(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder. Reference to any section or subsection of the Exchange Act includes reference to any comparable or succeeding provisions of any legislation that amends, supplements or replaces such section or subsection.
(l) “Executive Officer” means an officer of the Corporation who is subject to the liability provisions of Section 16 of the Exchange Act.
(m) “Executive Severance Plan” means the Dana Incorporated Executive Severance Plan, as it may be amended from time to time or any successor plan, program, agreement or arrangement.
(n) “Free-Standing Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of the Plan that is not granted in tandem with an Option Right.
(o) “Good Reason” shall have the meaning assigned such term in the employment agreement, if any, between a Participant and an Employer and, in the absence of such an agreement, the meaning specified in the applicable Evidence of Award.
2

(p) “Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code.
(q) “Performance Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Compensation Committee or an Authorized Officer, Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Awards or dividend credits pursuant to the Plan. Performance Objectives may be described in terms of Corporation-wide objectives or objectives that are related to the performance of a joint venture, Subsidiary, business unit, division, department, business segment, region or function and/or that are related to the performance of the individual Participant. The Performance Objectives may be made relative to the performance of other companies or an index covering multiple companies. The Performance Objectives applicable to any performance-based Award will be based on specified levels of or growth in one or more of the following criteria.
(i) net sales;
(ii) revenue;
(iii) revenue growth or product revenue growth;
(iv) operating income (before or after taxes, including operating income before depreciation and amortization);
(v) income (before or after taxes and before or after allocation of corporate overhead and bonus);
(vi) net earnings;
(vii) earnings per share;
(viii) net income (before or after taxes);
(ix) return on equity;
(x) total stockholder return;
(xi) return on assets or net assets;
(xii) appreciation in and/or maintenance of share price;
(xiii) market share;
(xiv) gross profits;
(xv) earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization);
(xvi) economic value-added models or equivalent metrics;
(xvii) reductions in costs;
(xviii) cash flow or cash flow per share (before or after dividends);
(xix) return on capital (including return on total capital or return on invested capital);
(xx) cash flow return on investment;
(xxi) improvement in or attainment of expense levels or working capital levels;
(xxii) operating, gross, or cash margins;
(xxiii) year-end cash;
(xxiv) debt reductions;
(xxv) stockholder equity;
(xxvi) regulatory achievements;
(xxvii) operating performance;
(xxviii) market expansion;
(xxix) customer satisfaction;
3

(xxx) employee satisfaction and engagement;
(xxxi) implementation, completion, or attainment of measurable objectives with respect to research, development, products or projects and recruiting and maintaining personnel, sustainability and social responsibility; or
(xxxii) a published or a special index deemed applicable by the Compensation Committee or any of the above criteria as compared to the performance of any such index.
In connection with the establishment of Performance Objectives, the Compensation Committee at any time may exclude the impact on performance of charges for restructuring, acquisitions, divestitures, discontinued operations, extraordinary items, and other unusual or non-recurring items and the cumulative effects of changes in tax law or accounting principles, as such are defined by generally accepted accounting principles or the Securities and Exchange Commission and as identified in the Corporation’s audited financial statements, notes to such financial statements or management’s discussion and analysis in the Corporation’s annual report or other filings with the Securities and Exchange Commission. With respect to any grant under the Plan, if the Compensation Committee determines that a change in the business, operations, corporate structure or capital structure of the Corporation, or the manner in which it conducts its business, or other events or circumstances render the Performance Objectives unsuitable, the Compensation Committee may in its discretion modify such Performance Objectives or the related minimum acceptable level or levels of achievement, in whole or in part, as the Compensation Committee deems appropriate and equitable.
(r) “Market Value Per Share” means, as of any particular date the closing sale price of the Common Stock as reported on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed. If the Common Stock is not traded as of any given date, the Market Value Per Share means the closing price for the Common Stock on the principal exchange on which the Common Stock is traded for the immediately preceding date on which the Common Stock was traded. If there is no regular public trading market for such Common Stock, the Market Value Per Share of the Common Stock shall be the fair market value of the Common Stock as determined in good faith by the Board. The Board is authorized to adopt another fair market value pricing method, provided such method is stated in the Evidence of Award, and, to the extent an Award is subject to Section 409A of the Code, is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.
(s) “Non-Employee Director” means a member of the Board who is not an Employee.
(t) “Non-Qualified Options” means Option Rights that are not intended to qualify as “incentive stock options” under Section 422 of the Code.
(u) “Optionee” means the Participant named in an Evidence of Award evidencing an outstanding Option Right.
(v) “Option Price” means the purchase price payable on exercise of an Option Right.
(w) “Option Right” means the right to purchase shares of Common Stock upon exercise of a Non-Qualified Option or an Incentive Stock Option granted pursuant to Section 4 of the Plan.
(x) “Other Award” means an Award granted pursuant to Section 9 of the Plan.
(y) “Participant” means a person who is selected by the Board, the Compensation Committee or an Authorized Officer to receive benefits under this Plan and who is at the time (i) an Employee or a Non-Employee Director, or (ii) providing services to the Corporation or a Subsidiary, including but not limited to, a consultant, an advisor, independent contractor, or other non-employee of the Corporation or any one or more of its Subsidiaries.
(z) “Performance Period” means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 8 of the Plan within which the Performance Objectives relating to such Performance Share or Performance Unit are to be achieved.
(aa) “Performance Share” means a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Section 8 of the Plan.
(bb) “Performance Unit” means a bookkeeping entry awarded pursuant to Section 8 of the Plan that records a unit equivalent to $1.00 or such other value as is determined by the Compensation Committee.
(cc) “Person” means shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Corporation or any director or indirect subsidiary thereof, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the
4

Corporation or any direct or indirect subsidiary thereof, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation.
(dd) “Plan” means this Dana Incorporated 2021 Omnibus Incentive Plan, as it may be amended from time to time.
(ee) “Prior Plan” means the Dana Holding Corporation 2017 Omnibus Incentive Plan.
(ff) “Restricted Stock” means shares of Common Stock granted pursuant to Section 6 of the Plan.
(gg) “Restricted Stock Unit” means an award granted pursuant to Section 7 of the Plan of the right to receive shares of Common Stock or cash at the end of the Restriction Period.
(hh) “Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 7 of the Plan.
(ii) “Spread” means the excess of the Market Value Per Share on the date when an (i) Option Right is exercised over the Option Price, or (ii) Appreciation Right is exercised over the Option Price or Base Price provided for in the related Option Right or Free-Standing Appreciation Right, respectively.
(jj) “Subsidiary” means a corporation, company or other entity (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50% of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Corporation, except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means a “subsidiary corporation” within the meaning of Section 424(f) of the Code.
(kk) “Substitute Awards” means Awards that are granted in assumption of, or in substitution or exchange for, outstanding awards previously granted by an entity acquired directly or indirectly by the Corporation or with which the Corporation directly or indirectly combines.
(ll) “Tandem Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of the Plan that is granted in tandem with an Option Right.
(mm) “Ten Percent Stockholder” means any Participant who owns more than 10% of the combined voting power of all classes of stock of the Corporation, within the meaning of Section 422 of the Code.
(nn) “Termination Date,” for purposes of the Plan, except as may be otherwise prescribed by the Compensation Committee or an Authorized Officer in an Evidence of Award, means (i) with respect to any Employee, the date on which the Employee ceases to be employed by an Employer, or (ii) with respect to any Participant who is not an Employee, the date on which such Participant’s provision of services to the Corporation or any one or more of its Subsidiaries ends.
3. Shares Subject to this Plan.
(a) Maximum Shares Available Under Plan.
(i) Subject to adjustment as provided in Section 13 of the Plan, the maximum aggregate number of shares of Common Stock that may be issued or delivered under the Plan is 3,500,000 shares of Common Stock plus the number of shares of Common Stock underlying Substitute Awards, plus the number of shares of Common Stock that remained available for new grants under the Prior Plan as of the Effective Date. From and after the Effective Date, no new grants shall be made under the Prior Plan. Any Award that by its terms can be settled only in cash shall not count against the number of shares of Common Stock available for award under the Plan. Common Stock to be issued or delivered pursuant to the Plan may be authorized and unissued shares of Common Stock, treasury shares or a combination of the foregoing.
(ii) In addition to the shares of Common Stock authorized in Section 3(a)(i) of the Plan, if and to the extent any (A) Option Right, Appreciation Right or other Award granted pursuant to this Plan or the Prior Plan terminates, expires or is forfeited without having been exercised or settled in full, or (B) Award granted pursuant to this Plan or the Prior Plan that may be settled in either cash or shares of Common Stock is settled in cash, then the underlying shares of Common Stock again shall be available for grant under this Plan and credited toward the Plan limit as set forth in Section 3(a)(i) of the Plan.
5

(iii) Shares of Common Stock that are tendered, whether by physical delivery or by attestation, to the Corporation by a Participant or withheld from the Award by the Corporation as full or partial payment of the exercise price of any Award or in payment of any applicable withholding for Federal, state, city, local or foreign taxes incurred in connection with the exercise, vesting or earning of any Award under the Plan will not become available for future grants under the Plan. With respect to an Appreciation Right, when such Appreciation Right is exercised and settled in shares of Common Stock, the shares of Common Stock subject to such Appreciation Right shall be counted against the shares of Common Stock available for issuance under the Plan as one share of Common Stock for every one share of Common Stock subject thereto, regardless of the number of shares of Common Stock used to settle the Appreciation Right upon exercise.
(b) Life-of-Plan Limits. Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment pursuant to Section 13 of the Plan, the aggregate number of shares of Common Stock actually issued or transferred by the Corporation upon the exercise of Incentive Stock Options shall not exceed 4,000,000.
(c) Individual Participant Limits. Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment pursuant to Section 13 of the Plan:
(i)During any calendar year no Participant shall be granted Option Rights or Appreciation Rights or Other Awards with rights which are substantially similar to Option Rights or Appreciation Rights, in the aggregate, for more than 2,000,000 shares of Common Stock.
(ii)During any calendar year no Participant shall be granted Restricted Stock, Restricted Stock Units or stock-denominated Performance Shares or Other Awards with rights which are substantially similar to Performance Shares, in the aggregate, for more than 1,500,000 shares of Common Stock.
(iii)During any calendar year no Participant shall be granted Performance Units or cash-denominated Other Awards with rights which are substantially similar to Performance Units pursuant to which the Participant can receive, in the aggregate, more than $15,000,000.
(iv)During any calendar year no Participant who is a Non-Employee Director shall be granted overall compensation (inclusive of cash compensation) in excess of $500,000; provided, that the foregoing limitation shall not apply in respect of any Award granted to a Non-Employee Director in lieu of payment of cash director compensation or board or committee fees or in respect of any one-time initial equity grant upon a Non-Employee director’s appointment to the Board.
(d) Substitute Awards. Any Substitute Awards granted by the Corporation shall not reduce the shares of Common Stock available for Awards under the Plan.
4. Option Rights.
(a) The Compensation Committee or, in accordance with Section 12(d) of the Plan, an Authorized Officer, may, from time to time and upon such terms and conditions as it or the Authorized Officer may determine, grant Option Rights to Participants. Option Rights granted under this Plan may be (i) Incentive Stock Options, (ii) Non-Qualified Options, or (iii) combinations of the foregoing. Incentive Stock Options may be granted only to Participants who at the time of grant meet the definition of “employee” under Section 3401(c) of the Code in respect of the Corporation or a Subsidiary.
(b) Each Option Right will be memorialized by an Evidence of Award that shall specify:
(i) the number of shares of Common Stock to which it pertains, subject to the limitations set forth in Section 3 of the Plan;
(ii) the Option Price per share of Common Stock, which may not be less than the Market Value Per Share on the Date of Grant (provided, however, that in the case of the grant of an Incentive Stock Option to a Ten Percent Stockholder the Option Price shall not be less than 110 percent of the Market Value Per Share on the Date of Grant);
(iii) whether the Option Price will be payable (A) in cash or by check or by wire transfer of immediately available funds, (B) by the actual or constructive transfer to the Corporation of whole shares of Common Stock owned by the Optionee (or other consideration authorized pursuant to Section 4(d) of the Plan) having a value
6

at the time of exercise equal to the total Option Price, (C) by means of a broker-assisted cashless exercise, (D) by the withholding of shares of Common Stock from delivery with a value equal to some portion or all of the Option Price, (E) by a combination of such methods of payment, or (F) by such other methods as may be approved by the Compensation Committee;
(iv) the conditions for the Option Rights or installments thereof to become exercisable (including without limitation the attainment of Performance Objectives) and the periods for which they will remain exercisable; and
(v) such other terms as the Compensation Committee or Authorized Officer may approve, including without limitation provisions under which some portion or all of the Option Right or proceeds attributable thereto may be subject to recoupment in circumstances of Optionee conduct deemed detrimental to the Corporation or its Affiliates.
(c) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.
(d) Except as provided in Section 11, each Award of Option Rights granted after April 21, 2021 shall provide for a minimum vesting period of twelve (12) months from the Date of Grant.
(e) Any grant of Option Rights may provide for the earlier exercise of such Option Rights or other modifications in the event of specified terminations of the Optionee’s employment or service, a Change in Control, an unforeseeable emergency, the grant of a Substitute Award or other special circumstances.
(f) The exercise of an Option Right will result in the cancellation on a share-for-share basis of any related Tandem Appreciation Right authorized under Section 5 of the Plan.
(g) No Option Right will be exercisable more than ten (10) years from the Date of Grant (five (5) years in the case of the grant of an Incentive Stock Option to Participant who is a Ten Percent Stockholder on the Date of Grant).
(h) Except as provided in an Evidence of Award, in the event of an Optionee’s termination of employment or service, any Option Rights that have not vested as of the Optionee’s Termination Date will be cancelled and immediately forfeited, without further action on the part of the Corporation or the Compensation Committee, and the Optionee will have no further rights in respect of such Option Rights.
(i) In no event may any Option Right be repurchased or cancelled in exchange for cash or other consideration at a time when the Option Price exceeds the Market Value Per Share subject to such Option Right.
5. Appreciation Rights.
(a) The Compensation Committee or, in accordance with Section 12(d) of the Plan, an Authorized Officer, may grant (i) to any Optionee, Tandem Appreciation Rights in respect of Option Rights granted hereunder, and (ii) to any Participant, Free-Standing Appreciation Rights.
(b) A Tandem Appreciation Right will be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Corporation an amount determined by the Compensation Committee or an Authorized Officer, which will be expressed as a percentage of the Spread on the related Option Right (not exceeding 100%) at the time of exercise. Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Option Rights; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option.
(c) A Free-Standing Appreciation Right will be a right of the Participant to receive from the Corporation an amount determined by the Compensation Committee or an Authorized Officer, which will be expressed as a percentage of the Spread (not exceeding one hundred percent (100%)) at the time of exercise.
(d) Each Appreciation Right will be memorialized by an Evidence of Award that shall specify:
(i) the number of shares of Common Stock to which it pertains, subject to the limitations set forth in Section 3 of the Plan;
(ii) the percentage of the Spread (not exceeding 100%) payable at the time of exercise and whether such amount shall be paid by the Corporation in cash, in shares of Common Stock or in any combination thereof (and whether such form may be determined in the discretion of the Compensation Committee or Authorized Officer or Participant);
7

(iii) the conditions for the Appreciation Rights or installments thereof to become exercisable (including without limitation the attainment of Performance Objectives) and the periods for which they will remain exercisable; and
(iv) such other terms as the Compensation Committee or Authorized Officer may approve, including without limitation provisions under which some portion or all of the Appreciation Right or proceeds attributable thereto may be subject to recoupment in circumstances of Participant conduct deemed detrimental to the Corporation or its Affiliates.
(e) Except as provided in Section 11, each Award of Appreciation Rights granted after April 21, 2021 shall provide for a minimum vesting period of twelve (12) months from the Date of Grant.
(f) Any grant of Appreciation Rights may provide for the earlier exercise of such Appreciation Rights or other modifications in the event of specified terminations of the Participant’s employment or service, a Change in Control, an unforeseeable emergency, the grant of a Substitute Award or other special circumstances.
(g) Except as provided in an Evidence of Award, in the event of a Participant’s termination of employment or service, any Appreciation Rights that have not vested as of the Participant’s Termination Date will be cancelled and immediately forfeited, without further action on the part of the Corporation or the Compensation Committee, and the Participant will have no further rights in respect of such Appreciation Rights.
(h) Any grant of Tandem Appreciation Rights will provide that such Tandem Appreciation Rights may be exercised only at a time when the related Option Right is also exercisable and at a time when the Spread is positive, and by surrender of the related Option Right for cancellation. Successive grants of Tandem Appreciation Rights may be made to the same Participant regardless of whether any Tandem Appreciation Rights previously granted to the Participant remain unexercised. In the case of a Tandem Appreciation Right granted in relation to an Incentive Stock Option to an employee who is a Ten Percent Stockholder on the Date of Grant, the amount payable with respect to each Tandem Appreciation Right shall be equal in value to the applicable percentage of the excess, if any, of the Market Value Per Share on the exercise date over the Base Price of the Tandem Appreciation Right, which Base Price shall not be less than 110 percent of the Market Value Per Share on the date the Tandem Appreciation Right is granted.
(i) Regarding Free-Standing Appreciation Rights only:
(i) Each grant will specify in respect of each Free-Standing Appreciation Right a Base Price, which may not be less than the Market Value Per Share on the Date of Grant;
(ii) Successive grants may be made to the same Participant regardless of whether any Free-Standing Appreciation Rights previously granted to the Participant remain unexercised; and
(iii) No Free-Standing Appreciation Right granted under this Plan may be exercised more than ten (10) years from the Date of Grant.
(j) In no event may any Appreciation Right be repurchased or cancelled in exchange for cash or other consideration at a time when the Base Price exceeds the Market Value Per Share subject to such Appreciation Right.
6. Restricted Stock.
(a) The Compensation Committee or, in accordance with Section 12(d) of the Plan, an Authorized Officer, may grant Restricted Stock to Participants.
(b) Each such grant will constitute an immediate transfer of the ownership of shares of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to and Section 22.
(c) Each grant of Restricted Stock will be memorialized by an Evidence of Award that shall specify:
(i) the number of shares of Common Stock to which it pertains, subject to the limitations set forth in Section 3 of the Plan;
(ii) any restrictions on transfer and forfeitability provisions applicable to the Restricted Stock (which restrictions may include, without limitation, subjecting the Restricted Stock to a substantial risk of forfeiture in the hands of any transferee);
8

(iii) the conditions under which restrictions on transfer and forfeitability provisions shall lapse, including without limitation upon the attainment of Performance Objectives; and
(iv) such other terms as the Compensation Committee or Authorized Officer may approve, including without limitation provisions under which some portion or all of the Restricted Stock or proceeds attributable thereto may be subject to recoupment in circumstances of Participant conduct deemed detrimental to the Corporation or its Affiliates.
(d) Except as provided in Section 11, each Award of Restricted Stock granted after April 21, 2021 shall provide for a minimum vesting period of twelve (12) months from the Date of Grant.
(e) Any grant of Restricted Stock may provide for the earlier lapse of restrictions or other modifications in the event of specified terminations of the Participant’s employment or service, a Change in Control, an unforeseeable emergency, the grant of a Substitute Award or other special circumstances.
(f) Except as provided in an Evidence of Award, in the event of a Participant’s termination of employment or service, any Restricted Stock that has not yet become free of restrictions will be immediately forfeited to the Corporation, without further action on the part of the Corporation or the Compensation Committee, and the Participant will have no further rights in respect of such Restricted Stock.
(g) Any grant of Restricted Stock may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and/or reinvested in additional shares of Restricted Stock (which may be subject to the same restrictions as the underlying Award) or be paid in cash on a deferred or contingent basis, subject to Section 22.
(h) Unless otherwise directed by the Compensation Committee, (i) all certificates representing shares of Restricted Stock will be held in custody by the Corporation until all restrictions thereon have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares of Common Stock, or (ii) all uncertificated shares of Restricted Stock will be held at the Corporation’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such shares of Restricted Stock.
7. Restricted Stock Units.
(a) The Compensation Committee or, in accordance with Section 12(d) of the Plan, an Authorized Officer, may grant Restricted Stock Units to Participants. Each such grant of Restricted Stock Units will constitute the agreement by the Corporation to deliver shares of Common Stock or cash to the Participant in the future in consideration of the performance of services.
(b) Each grant of Restricted Stock Units will be memorialized by an Evidence of Award that shall specify:
(i) the number of shares of Common Stock to which it pertains, subject to the limitations set forth in Section 3 of the Plan;
(ii) the conditions for the Restricted Stock Units or installments thereof to vest (including without limitation the attainment of Performance Objectives);
(iii) whether payment thereunder shall be made in Common Stock, cash or any combination thereof (and whether such form may be determined in the discretion of the Compensation Committee or Authorized Officer or Participant) and the time or times at which such amounts shall be payable; and
(iv) such other terms as the Compensation Committee or Authorized Officer may approve, including without limitation provisions under which some portion or all of the Restricted Stock Units or proceeds attributable thereto may be subject to recoupment in circumstances of Participant conduct deemed detrimental to the Corporation or its Affiliates.
(c) During the Restriction Period, the Participant will have none of the rights of a stockholder of any shares of Common Stock with respect to such Restricted Stock Units, but the Compensation Committee or Authorized Officer may authorize the payment of dividend equivalents on such Restricted Stock Units on either a current, deferred or contingent basis, either in cash or in additional shares of Common Stock, subject to Section 22.
(d) Except as provided in Section 11, each Award of Restricted Stock Units granted after April 21, 2021 shall provide for a minimum vesting period of twelve (12) months from the Date of Grant.
9

(e) Any grant of Restricted Stock Units may provide for the earlier lapse of restrictions or other modifications in the event of specified terminations of the Participant’s employment or service, a Change in Control, an unforeseeable emergency, the grant of a Substitute Award or other special circumstances.
(f) Except as provided in an Evidence of Award, in the event of a Participant’s termination of employment or service, any Restricted Stock Unit that has not yet become vested will be immediately forfeited to the Corporation, without further action on the part of the Corporation or the Compensation Committee, and the Participant will have no further rights in respect of such Restricted Stock Units.
8. Performance Shares and Performance Units.
(a) The Compensation Committee or, in accordance with Section 12(d) of the Plan, an Authorized Officer, may grant Performance Shares and Performance Units that will become payable to a Participant upon achievement of specified Performance Objectives during the Performance Period.
(b) Each grant of Performance Shares or Performance Units will be memorialized by an Evidence of Award that shall specify:
(i) the number of units or shares of Common Stock to which it pertains, subject to the limitations set forth in Section 3 of the Plan, which number may be subject to adjustment to reflect changes in compensation or other factors;
(ii) the conditions for the Performance Shares or Performance Units or installments thereof to vest;
(iii) whether payment under Performance Shares or Performance Units shall be made in Common Stock, cash or any combination thereof (and whether such form may be determined in the discretion of the Compensation Committee or Authorized Officer or Participant) and the time or times at which such amounts shall be payable; and
(iv) such other terms as the Compensation Committee or Authorized Officer may approve, including without limitation provisions under which some portion or all of the Performance Shares or Performance Units or proceeds attributable thereto may be subject to recoupment in circumstances of Participant conduct deemed detrimental to the Corporation or its Affiliates.
(c) Except as provided in Section 11, each Award of Performance Shares or Performance Units granted after April 21, 2021 shall provide for a minimum vesting period of twelve (12) months from the Date of Grant.
(d) Any grant of Performance Shares or Performance Units may provide for the earlier lapse of restrictions or other modifications in the event of specified terminations of the Participant’s employment or service, a Change in Control, an unforeseeable emergency, the grant of a Substitute Award or other special circumstances.
(e) Except as provided in an Evidence of Award, in the event of a Participant’s termination of employment or service, any Performance Share or Performance Unit that has not yet become vested will be immediately forfeited to the Corporation, without further action on the part of the Corporation or the Compensation Committee, and the Participant will have no further rights in respect of such Performance Shares or Performance Units.
(f) During the Performance Period, the Participant will have none of the rights of a stockholder of any shares of Common Stock with respect to Performance Shares, but the Compensation Committee or Authorized Officer may authorize the payment of dividend equivalents on Performance Shares on either a current, deferred or contingent basis, either in cash or in additional shares of Common Stock, subject to Section 22.
9. Other Awards.
(a) The Compensation Committee or, in accordance with Section 12(d) of the Plan, an Authorized Officer, may, subject to limitations under applicable law, authorize grants to any Participant other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to (i) shares of Common Stock or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Common Stock, purchase rights for shares of Common Stock, awards with value and payment contingent upon performance of the Corporation or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Compensation Committee or Authorized Officer, and awards valued by reference to the book value of shares of Common Stock or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of, the Corporation, (ii) cash, or (iii) any combination of the foregoing, including without limitation grants of cash or shares of
10

Common Stock as a bonus or in lieu of obligations of the Corporation or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, all subject to such terms as shall be determined by the Compensation Committee or Authorized Officer.
(b) Each grant of an Other Award will be memorialized by an Evidence of Award that shall specify:
(i) the number of shares of Common Stock and/or the amount of cash to which it pertains, subject to the limitations set forth in Section 3 of the Plan;
(ii) the conditions for the Other Award or installments thereof to vest (including without limitation the attainment of Performance Objectives);
(iii) whether payment thereunder shall be made in Common Stock, cash or any combination thereof (and whether such form may be determined in the discretion of the Compensation Committee or Authorized Officer or Participant) and the time or times at which such amounts shall be payable; and
(iv) such other terms as the Compensation Committee or Authorized Officer may approve, including without limitation provisions under which some portion or all of the Other Award or proceeds attributable thereto may be subject to recoupment in circumstances of Participant conduct deemed detrimental to the Corporation or its Affiliates.
(c) Except as provided in Section 11, each Other Award granted after April 21, 2021 shall provide for a minimum vesting period of twelve (12) months from the Date of Grant.
(d) Any grant of an Other Award may provide for the earlier lapse of restrictions or other modifications in the event of specified terminations of the Participant’s employment or service, a Change in Control, an unforeseeable emergency, the grant of a Substitute Award or other special circumstances.
(e) Except as provided in an Evidence of Award, in the event of a Participant’s termination of employment or service, any Other Award that has not yet become vested will be immediately forfeited to the Corporation, without further action on the part of the Corporation or the Compensation Committee, and the Participant will have no further rights in respect of such Other Award.
10. Awards to Non-Employee Directors. The Board may from time to time grant Awards to Non-Employee Directors upon the terms and conditions otherwise applicable to the grants of Awards under the Plan. If a Non-Employee Director subsequently becomes an employee of the Corporation or a Subsidiary while remaining a member of the Board, any Award held under this Plan by such individual at the time of such commencement of employment will not be affected thereby.
11. Minimum Vesting Period. Awards covering in the aggregate not more than 5% of the shares of Common Stock available for issuance under the Plan shall not be subject to the restrictions set forth Section 4(d), 5(e), 6(d), 7(d), 8(c) or 9(c).
12. Administration of the Plan.
(a) This Plan will be administered by the Compensation Committee. The Board or the Compensation Committee, as applicable, may from time to time delegate all or any part of its authority under this Plan to any other committee of the Board or subcommittee thereof consisting exclusively of not less than two or more members of the Board, each of whom shall be a “non-employee director” within the meaning of Rule 16b-3 of the Securities and Exchange Commission promulgated under the Exchange Act and an “independent director” within the meaning of the rules of the New York Stock Exchange, as constituted from time to time. To the extent of any such delegation, references in this Plan to the Board or the Compensation Committee, as applicable, will be deemed to be references to such committee or subcommittee. A majority of the committee (or subcommittee) will constitute a quorum, and the action of the members of the committee (or subcommittee) present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the committee (or subcommittee).
(b) The interpretation and construction by the Compensation Committee of any provision of the Plan or of any agreement, notification or document evidencing the grant of an Award, and any determination by the Compensation Committee pursuant to any provision of the Plan or of any such agreement, notification or document will be final and conclusive. No member of the Board will be liable for any such action or determination made in good faith.
(c) To the extent permitted by applicable law but subject to Section 12(d) of the Plan, the Board or the Compensation Committee, as applicable, may, from time to time, delegate to one or more of its members or to one or more officers of the Corporation, or to one or more agents or advisors, such administrative duties or powers as it may
11

deem advisable, and the Board, the Compensation Committee or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Board, the Compensation Committee or such person may have under this Plan.
(d) To the extent permitted by applicable law, the Compensation Committee may, by resolution, authorize one or more Executive Officers of the Corporation (each, an “Authorized Officer”), including the Chief Executive Officer of the Corporation, to do one or both of the following on the same basis as the Compensation Committee: (i) designate Participants to be recipients of Awards under this Plan and (ii) determine the size of any such Awards; provided, however, that (A) the Compensation Committee shall not delegate such responsibilities to any Executive Officer for Awards granted to a Participant who is an Executive Officer, a Director, or a more than 10% beneficial owner of any class of the Corporation’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act, and (B) the resolution providing for such authorization sets forth the total number of shares of Common Stock the Authorized Officer(s) may grant. The Authorized Officer(s) shall report periodically to the Compensation Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated. In no event shall such delegation of authority be permitted with respect to Awards to any Executive Officer.
13. Adjustments. The Board shall make or provide for such adjustments in the numbers of shares of Common Stock covered by outstanding Option Rights, Appreciation Rights, Restricted Stock Units, Performance Shares, Performance Units and Other Awards, in the Option Price and Base Price provided in outstanding Option Rights and Appreciation Rights, and in the kind of shares covered thereby, as is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event specified in this Section 13 of the Plan, the Compensation Committee, in its discretion, may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration (including cash), if any, as it may determine, in good faith, to be equitable in the circumstances and may require in connection therewith the surrender of all Awards so replaced. The Compensation Committee also shall make or provide for such adjustments in the numbers of shares specified in Section 3 of the Plan as is appropriate to reflect any transaction or event described in this Section 13.
14. Change in Control.
(a) Except as otherwise provided in an Evidence of Award or by the Compensation Committee at the Date of Grant, to the extent outstanding Awards granted under this Plan are not assumed, converted or replaced by the resulting entity or its direct or indirect parent in the event of a Change in Control, all outstanding Awards that may be exercised shall become fully exercisable, all restrictions with respect to outstanding Awards shall lapse and become vested and non-forfeitable, and any specified Performance Objectives with respect to outstanding Awards shall be deemed to be satisfied at target.
(b) Except as otherwise provided in an Evidence of Award or by the Compensation Committee, to the extent outstanding Awards granted under this Plan are assumed, converted or replaced by the resulting entity or its direct or indirect parent in the event of a Change in Control, any outstanding Awards that are subject to Performance Objectives shall be converted by the resulting entity or its direct or indirect parent, as if target performance had been achieved as of the date of the Change in Control, and each Award of: (i) Performance Shares or Performance Units shall continue to vest during the remaining Performance Period, (ii) Restricted Stock shall remain subject to the otherwise applicable vesting conditions during the remaining vesting period, (iii) Restricted Stock Units shall remain subject to the otherwise applicable vesting conditions during the Restriction Period, and (iv) all other Awards shall remain subject to the otherwise applicable vesting conditions during the remaining vesting period, if any.
(c) Except as otherwise provided in an Evidence of Award or by the Compensation Committee, to the extent outstanding Awards granted under this Plan are either assumed, converted or replaced by the resulting entity or its direct or indirect parent in the event of a Change in Control, if a Participant’s service is terminated without Cause by the Corporation, any of its Subsidiaries or the resulting entity or a Participant resigns his or her employment with an Employer for Good Reason, in either case, all outstanding Awards held by the Participant that may be exercised shall become fully exercisable and all restrictions with respect to outstanding Awards shall lapse and become vested and non-forfeitable.
12

(d) Notwithstanding any other provision of the Plan, in the event of a Change in Control, the Board in its discretion, at or after the Date of Grant, may (i) provide for the cancellation of each outstanding and unexercised Option Right or Appreciation Right with an Option Price or Base Price, as applicable, less than the highest price per share of Common Stock paid for a share of Common Stock in the Change in Control (or, if less, the Market Value Per Share at the time of cancellation to the extent required to avoid imposition of a tax under Section 409A of the Code) (such amount the “Transaction Consideration”) in exchange for a cash payment to be made at the same time as payment is made to holders of Common Stock in connection with the Change in Control in an amount equal to the amount by which the Transaction Consideration exceeds the Option Price or Base Price, as applicable, multiplied by the number of shares of Common Stock granted under the Option Right or Appreciation Right, and (ii) provide for the cancellation of each outstanding and unexercised Option Right or Appreciation Right with an Option Price or Base Price, as applicable, equal to or more than the Transaction Consideration without any payment to the holder of such Option Right or Appreciation Right, as applicable.
(e) Notwithstanding any provision of the Plan to the contrary, to the extent an Award constitutes a “deferral of compensation” for purposes of Section 409A of the Code, and such Award shall be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of a Change in Control and such Change in Control does not constitute a “change in the ownership or effective control” or a “change in the ownership or a substantial portion of the assets” of the Corporation within the meaning of Section 409A(a)(2)(A)(v) of the Code, then even though such Award may be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of the Change in Control or any other provision of the Plan, payment will be made, to the extent necessary to comply with the provisions of Section 409A of the Code, to the Participant on the earliest of: (i) the Participant’s “separation from service” with the Corporation (determined in accordance with Section 409A of the Code); provided, however, that if the Participant is a “specified employee” (within the meaning of Section 409A of the Code), the payment date shall be the date that is six (6) months after the date of the Participant’s separation from service with the Employer, (ii) the date payment otherwise would have been made in the absence of any provisions in this Plan to the contrary (provided such date is permissible under Section 409A of the Code), or (iii) the Participant’s death.
15. Non-U.S. Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Board or the Compensation Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Corporation or any Subsidiary outside of the United States of America or who provide services to the Corporation or any Subsidiary under an agreement with a foreign nation or agency, as the Board or the Compensation Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Compensation Committee may approve such supplements to or amendments, restatements or alternative versions of the Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose, and the Secretary of the Board or other appropriate officer of the Corporation may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of the Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Corporation.
16. Transferability.
(a) Except as otherwise determined by the Board or the Compensation Committee pursuant to the provisions of Section 16(c) of the Plan, no Award or dividend equivalents paid with respect to Awards made under this Plan shall be transferable by the Participant except by will or the laws of descent and distribution, and may be otherwise transferred in a manner that protects the interest of the Corporation as the Board or the Compensation Committee may determine; provided, however, that if so determined by the Compensation Committee, each Participant may, in a manner established by the Board or the Compensation Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant and to receive shares of Common Stock or other property issued upon such exercise.
(b) The Compensation Committee or an Authorized Officer may specify at the Date of Grant that part or all of the shares of Common Stock that are (i) to be issued or transferred by the Corporation upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of the Plan, will be subject to further restrictions on transfer.
(c) Notwithstanding Section 16(a) of the Plan, the Board or the Compensation Committee may determine that Awards (other than Incentive Stock Options) may be transferable by a Participant, without payment of consideration
13

therefor by the transferee, only to any one or more family members (as defined in the General Instructions to Form S-8 under the Securities Act of 1933) of the Participant; provided, however, that (i) no such transfer shall be effective unless reasonable prior notice thereof is delivered to the Corporation and such transfer is thereafter effected in accordance with any terms and conditions that shall have been made applicable thereto by the Board or the Compensation Committee, and (ii) any such transferee shall be subject to the same terms and conditions hereunder as the Participant.
17. Withholding Taxes. To the extent that an Employer is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Employer for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Corporation for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Compensation Committee) may include relinquishment of a portion of such benefit or the delivery to the Corporation of other shares of Common Stock held by such Participant. If a Participant’s benefit is to be received in the form of shares of Common Stock, and such Participant fails to make arrangements for the payment of tax, the Corporation may withhold such shares of Common Stock having a value equal to the amount required to be withheld. In no event shall the Market Value Per Share of the shares of Common Stock to be withheld pursuant to this section to satisfy applicable withholding taxes in connection with the benefit exceed the maximum statutory withholding amount permitted that will not result in a negative accounting impact.
18. Compliance with Section 409A of the Code. To the extent applicable, it is intended that this Plan and any grants made hereunder are exempt from Section 409A of the Code or are structured in a manner that would not cause a Participant to be subject to taxes and interest pursuant to Section 409A of the Code. This Plan and any grants made hereunder shall be administered in a manner consistent with this intent.
19. Effective Date and Term of Plan. This Plan will be effective as of the Effective Date. No grant will be made under this Plan more than ten (10) years after the Effective Date, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of the Plan.
20. Amendments and Termination.
(a) The Plan and any Award may be amended, suspended or terminated at any time by the Board, provided that no amendment shall be made without shareholder approval if such shareholder approval is required in order to comply with applicable law or the rules of the New York Stock Exchange or any other securities exchange on which Common Stock is traded or quoted. Except as otherwise provided in Section 14 of the Plan, no termination, suspension or amendment of the Plan or any Award shall adversely affect the right of any Participant with respect to any Award theretofore granted, as determined by the Compensation Committee, without such Participant’s written consent.
(b) Notwithstanding Section 20(a) of the Plan, the Corporation shall obtain shareholder approval for: (i) subject to Section 13 of the Plan, a reduction in the exercise price of an Award (or the cancellation and re-grant of an Award resulting in a lower exercise price); (ii) any amendment to materially expand the group of individuals eligible for Awards under the Plan; (iii) an increase to the maximum number of shares of Common Stock available for issuance under the Plan (other than adjustments in accordance with Section 13 of the Plan); or (iv) amendments that would materially increase the benefits accruing to Participants under this Plan.
21. Substitute Awards for Awards Granted by Other Entities. Substitute Awards may be granted under this Plan for grants or awards held by employees of a company or entity who become employees of the Corporation or a Subsidiary as a result of the acquisition, merger or consolidation of the employer company by or with the Corporation or a Subsidiary. Except as otherwise provided by applicable law and notwithstanding anything in the Plan to the contrary, the terms, provisions and benefits of the Substitute Awards so granted may vary from those set forth in or required or authorized by this Plan to such extent as the Compensation Committee at the time of the grant may deem appropriate to conform, in whole or part, to the terms, provisions and benefits of grants or awards in substitution for which they are granted.
22. Dividends and Dividend Equivalents. The Compensation Committee may provide the Participant as part of an Award with dividends or dividend equivalents, payable in cash, shares of Common Stock, other securities, other Awards, or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee, including, without limitation, payment directly to the Participant, withholding of such amounts by the Corporation subject to vesting of the Award, or reinvestment in additional shares of Common Stock or other Awards, provided, that no dividends or dividend equivalents shall be payable in respect of outstanding (i) Option Rights or Appreciation Rights or (ii) unearned Performance Shares or Performance Units or other unearned Awards subject to performance conditions (other than or in
14

addition to the passage of time); provided, further, that dividend equivalents may be accumulated in respect of unearned Awards and paid as soon as administratively practicable, but no more than 60 days, after such Awards are earned and become payable or distributable (and the right to any such accumulated dividends or dividend equivalents shall be forfeited upon the forfeiture of the Award to which such dividends or dividend equivalents relate).
23. Governing Law. This Plan and all grants and Awards and actions taken thereunder shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware.
24. Miscellaneous Provisions.
(a) The Corporation will not be required to issue any fractional shares of Common Stock pursuant to this Plan. The Board or the Compensation Committee may provide for the elimination of fractional shares or for the settlement of fractional shares in cash.
(b) This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Corporation or any Subsidiary, nor will it interfere in any way with any right the Corporation or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.
(c) No Award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Compensation Committee, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.
(d) No Participant shall have any rights as a stockholder with respect to any shares of Common Stock subject to Awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Corporation.
(e) The Compensation Committee may condition the grant of any Award or combination of Awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Corporation or a Subsidiary to the Participant.
(f) Except with respect to Option Rights and Appreciation Rights, the Compensation Committee may permit Participants to elect to defer the issuance of shares of Common Stock or the settlement of Awards in cash under this Plan pursuant to such rules, procedures or programs as it may establish for purposes of the Plan. The Compensation Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts, subject to Section 22.
(g) Any Award granted under the terms of the Plan may specify in the Evidence of Award that the Participant is subject to restrictive covenants including, but not limited to, covenants not to compete and covenants not to solicit, unless otherwise determined by the Compensation Committee.
(h) Participants shall provide the Corporation with a completed, written election form setting forth the name and contact information of the person who will have beneficial ownership rights of Awards made to the Participant under this Plan upon the death of the Participant.
(i) If any provision of the Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any Award under any law deemed applicable by the Board or the Compensation Committee, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Board or the Compensation Committee, it shall be stricken and the remainder of the Plan shall remain in full force and effect.
15

DANA INCORPORATED
3939 TECHNOLOGY DRIVE
MAUMEE, OH 43537

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 20, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/DAN2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 20, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D36769-P47812

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DANA INCORPORATED

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES FOR DIRECTOR IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4.

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of directors:

01) Rachel A. Gonzalez
02) James K. Kamsickas
03) Virginia A. Kamsky
04) Bridget E. Karlin
05) Raymond E. Mabus, Jr.
06) Michael J. Mack, Jr.
07) R. Bruce McDonald
08) Diarmuid B. O'Connell
09) Keith E. Wandell

	For	Against	Abstain
2. Approval of a non-binding advisory proposal approving executive compensation.	☐	☐	☐
3. Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm.	☐	☐	☐
4. Approval of the Dana Incorporated 2021 Omnibus Incentive Plan.	☐	☐	☐

Please sign exactly as your name(s) appear(s) on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide the full name of the corporation and title of the authorized officer signing the Proxy.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

DANA INCORPORATED

2021 ANNUAL MEETING OF SHAREHOLDERS

Wednesday, April 21, 2021
8:30 a.m., Eastern Time

Online at www.virtualshareholdermeeting.com/DAN2021

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and 10K Wrap are available at www.proxyvote.com

The Annual Meeting of Shareholders will be conducted in a virtual format and there will be no physical location for shareholders to attend. If you plan to participate in the Annual Meeting of Shareholders, you will be able to listen, vote, and submit questions from your home or from any remote location that has Internet connectivity. **Shareholders may only participate online by logging in at www.virtualshareholdermeeting.com/DAN2021.**

D36770-P47812

Dana Incorporated
3939 Technology Drive
Maumee, OH 43537

proxy

This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned appoints Douglas H. Liedberg and Joseph H. Heckendorn or either of them, as Proxies, each with the power to appoint his substitute, as the case may be, and authorizes them to represent and vote, as designated on the reverse side, all the shares of common stock of Dana Incorporated held of record by the undersigned on February 22, 2021, at the Annual Meeting of Shareholders to be held on April 21, 2021, and at any adjournments or postponements of the meeting. In their discretion, the Proxies are authorized to vote for the election of a person to the Board of Directors if any nominee named becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the meeting, and upon any other business that may properly come before the meeting.

IN THEIR DISCRETION, PROXIES ARE AUTHORIZED TO VOTE FOR THE ELECTION OF A PERSON TO THE BOARD OF DIRECTORS IF ANY NOMINEE NAMED BECOMES UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, UPON ALL MATTERS INCIDENT TO THE CONDUCT OF THE MEETING, AND UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE MEETING. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER SPECIFIED BY THE UNDERSIGNED SHAREHOLDER. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED WITH A VOTE FOR ALL OF THE NOMINEES FOR DIRECTOR IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4.